UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XFONE, INC.
(Name of small business issuer in its charter)

Nevada	7389	11-3618510
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS 39232, USA
Tel.:  601.983.3800
(Address and telephone number of principal executive offices)

2506 Lakeland Drive, Suite 100
Flowood, MA 39232, USA
(Address of principal place of business or intended principal place of business)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1
Las Vegas, NV 89120-3481, USA
Telephone number: 702.866.2500
(Name, address and telephone number of agent for service)

Copies to:
Gersten Savage, LLP
Arthur S. Marcus, Esq.
Jaclyn Amsel, Esq.
600 Lexington Avenue
New York, NY 10022-6018

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of units/shares to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Shares of Common Stock, $.001 par value (1)	344,828	$2.90	$1,000,001.20	$30.70
Shares of Common Stock, $.001 par value (2)	2,000,000	$4.00	$8,000,000	$245.60
Shares of Common Stock, $.001 par value underlying Warrants to purchase Common Stock (3)	172,414	$3.40	$586,208	$18.00
Shares of Common Stock, $.001 par value underlying A Options to purchase Common Stock (4)	400,000	$3.146	$1,258,400	$38.63
Shares of Common Stock, $.001 par value underlying B Options to purchase Common Stock (5)	40,000	$3.5	$140,000	$4.30
Total	2,957,242		$10,984,609.20	$337.23*

* Previously paid as part of the Company’s filing of the Registration Statement on Form SB-2 (File No. 333-143618) on June 8, 2007.

For purposes of this Registration Statement ONLY, and in light of different exercise prices and other terms, options registered herein will be named “A Options” and “B Options”.

(1) Estimated solely to calculate the registration fee pursuant to Rule 457 of the Securities Act. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the American Stock Exchange (“AMEX”) on June 8, 2007.

(2) Represents shares of Common Stock being offered on a “best efforts” basis for the Company's benefit.

(3) Represents shares of common stock issuable upon the exercise of Warrants. Each Warrant entitles its holder to purchase shares of common stock at an exercise price of $3.40 per share.

(4) Represents shares of common stock issuable upon the exercise of A Options. Each A Option entitles its holder to purchase shares of common stock at an exercise price of $3.146 per share.

(5) Represents shares of common stock issuable upon the exercise of B Options. Each B Option entitles its holder to purchase shares of common stock at an exercise price of $3.5 per share.

This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

Our common stock is traded on the AMEX and the Tel Aviv Stock Exchange under the symbol “XFN”. There is currently a limited market in our common stock, and we do not know whether an active market in our common stock will develop.

We will not receive proceeds from the resale of shares of common stock by the selling shareholders. We will receive proceeds from the exercise of the warrants / options if and to the extent that any of the warrants /options are exercised by the selling shareholders.  We are offering the 2,000,000 shares of common stock on a “best efforts” basis at a fixed price of $3.00 per share, and accordingly, we would receive gross proceeds of up to $6,000,000.  We have entered into Subscription Agreements with 24 investors who agreed to purchase 1,950,000 of the 2,000,000 shares of such offering, and accordingly will receive $5,850,000 from the sale of such shares. We intend to use the net proceeds received from the sale of the 1,950,000 shares of common stock pursuant to the best efforts offering to fund possible acquisitions, purchase of equipment, business development and/or working capital.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This filing does not involve the registration of any new shares of the Company’s common stock.  Rather, this filing updates the registration of the common stock originally registered on Form SB-2 (File No. 333-143618), which was declared effective by the Securities and Exchange Commission on August 6, 2007.

PROSPECTUS

XFONE, INC.

This Prospectus relates to the resale by certain selling shareholders of an aggregate of up to 2,957,242 shares of our common stock in connection with the resale of: (a) up to 344,828 shares of our common stock which were issued in connection with an Agreement, dated December 24, 2006, with Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.; (b) up to 172,414 shares of our common stock which may be issued upon the exercise of Warrants issued in connection with an Agreement, dated December 24, 2006, with Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.; (c) up to 200,000 shares of our common stock which may be issued upon the exercise of A Options granted to Brian Acosta; (d) up to 200,000 shares of our common stock which may be issued upon the exercise of A Options granted to Hunter McAllister; (e) up to 20,000 shares of our common stock which may be issued upon the exercise of our B Options granted to Israel Singer; (f) up to 20,000 shares of our common stock which may be issued upon the exercise of our B Options granted to Morris Mansour.  This Prospectus also relates to the sale of up to 2,000,000 shares of our Common Stock that we are offering on a “best efforts” basis until November 4, 2007, which is ninety (90) days following the date of the Company’s original Prospectus relating to such offering, at a fixed price of $3.00 per share.

We have entered into Subscription Agreements with 24 investors who agreed to purchase 1,950,000 of the 2,000,000 shares of such offering, and accordingly will receive $5,850,000 from the sale of such shares.  Our employees, officers or directors, none of whom are registered broker-dealers, will not receive a commission or other compensation for arranging for, or assisting in, the sale of our shares. $3,000,000 of the aggregate subscription amount are being held in an escrow account with Gersten Savage LLP, and $2,850,000 of the aggregate subscription amount are being, or will be, held in an escrow account with the Company’s General Counsel and Secretary, Advocate Alon Reisser, for the benefit of the Company, pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares. The offering and release of escrow was also conditioned upon receipt by the Company of confirmation from its transfer agent that the shares are available for issuance via the DWAC system. The Company received such confirmation on October 31, 2007.

The selling shareholders may offer to sell the shares of common stock being offered in this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling shareholders will pay all brokerage commissions and discounts attributable to the sale of their shares plus brokerage fees. We are responsible for all costs, expenses and fees, including filing, legal, accounting and miscellaneous fees incurred of approximately $40,000 in registering the shares offered by this Prospectus. Selling shareholders will pay no offering expenses with respect to our “best efforts” offering.

Our common stock is traded on the American Stock Exchange (“AMEX”) and the Tel Aviv Stock Exchange (“TASE”) under the symbol “XFN”. On November 6, 2007, the closing price of our common stock was $3.50 (AMEX) / 13.87 NIS (TASE).

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” DETAILED ON PAGE 9 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November __, 2007

You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Xfone, Inc., or the shares of common stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This Prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This Prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

 TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this Prospectus.
We encourage you read the entire Prospectus.

GENERAL

As used in this Prospectus, references to “the Company”, “we”, “our”, “ours” and “us” refer to Xfone, Inc. and its consolidated subsidiaries, unless otherwise indicated. References to “Xfone” refer to Xfone, Inc. In addition, references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

We prepare our financial statements in United States dollars and in accordance with generally accepted accounting principles as applied in the United States, referred to as U.S. GAAP. In this Prospectus, references to “$” and “dollars” are to United States dollars, “£”, “UKP”, or “GBP” are to British Pound Sterling, and references to “NIS” and “shekels” are to New Israeli Shekels.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Prospectus, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Prospectus. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

WHERE YOU CAN FIND US

Our principal executive offices are located at 2506 Lakeland Drive, Suite 100, Flowood, MS 39232, USA
Our telephone number is 601.983.3800
Our facsimile number is 601.983.3801
Our website: www.xfone.com

ABOUT OUR BUSINESS

Overview

Background

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice, video and data communications services with operations in the United Kingdom, the United States and Israel offering a wide range of services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers across Europe, Asia, America, Australia and Africa. In February 2007, we moved our principal executive offices to Flowood, Mississippi, sharing executive office space with our wholly owned U.S. subsidiary, Xfone USA, Inc.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA, Inc. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies to deliver services to customers throughout its service areas.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone, Inc and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the “I-55 Internet Management Agreement”) that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our common stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account, to be held pending certain adjustments. The Company subsequently made the following two claims against such escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement (the “Customer Billing Adjustment Amount”), which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount. The Shareholder Representatives of I-55 Internet Services disputed the amounts in both claims submitted and so the parties entered into negotiations on May 2, 2007, where they agreed to reduce the amount claimed in Claim #1 to $143,017.11 to account for reconciliation of previously unconfirmed balances that had been applied in calculating the claim figure, and agreed to reduce the original Loss amount claimed in Claim #2 by $6,800.00, representing additional services purchased with Zipa, Inc. under the direction of Xfone USA during the Management Agreement period from October 2005 through March 2006. Upon settlement of the claims, two Joint Deposition Notices for the escrow agent, Trustmark National Bank, were delivered to the Shareholder Representatives of I-55 Internet Services for execution, however, a Shareholder Representative refused to execute the notices pending approval of the figures by the shareholders of I-55 Internet Services at a meeting.  On June 7, 2007, the shareholders met and rejected the figure agreed upon with respect to Claim #1, and accepted the figure agreed upon with respect to Claim #2.  There has been no further action taken with respect to Claim #2.  As a result of the rejection of the figure for Claim #1, the Company officially retracted the Joint Deposition of Escrow Claim, and consequently the original Pending Claim Notice dated March 27, 2007 in the amount of $247,965.57 is still claimed.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate our intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, LLC, we issued a total of 223,702 shares of our common stock valued at $671,687 and 79,029 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow. The Company determined a breach of the representations and warranties in the Merger Agreement resulting from the failure of I-55 Telecommunications to disclose the liability due and payable to the Louisiana Universal Service Fund (“LA USF”) through the period of October 2005, at which time Xfone USA undertook the management role of I-55 Telecommunications.  Pursuant to Section 1(g) of the Escrow Agreement dated as of March 31, 2006 by and among Xfone USA, the Escrow Agent, and the President and Sole Member of I-55 Telecommunications, and in accordance with Article 6.02 of the Merger Agreement, Xfone USA notified the other parties that it believed that it had suffered a Loss of $30,625.52, pursuant to the provisions of Article 6.02 of the Merger Agreement dated as of August 26, 2005. Having not received any response from the President and Sole Member of I-55 Telecommunications, nor from his counsel, on October 15, 2007, and after the allotted response time allowed, Xfone USA instructed the Escrow Agent (Trustmark National Bank) to deliver from the Escrow Fund of the President and Sole Member of I-55 Telecommunications, to the Company, 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants. The 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants were returned to the Company for cancellation on October 31, 2007.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the “Creditors”), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of common stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As a result of further negotiations between us and EBI, we have agreed to pay the total consideration of this acquisition in cash in the amount of $85,699 in monthly payments of $10,000 until paid in full, and we made the first of such payments on June 1, 2007. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement the Company issued in March 2007 an additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net. The acquisition was not significant from an accounting perspective.

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom to be used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Story Telecom operates as a division of our operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On August 15, 2007, the Company, Swiftnet Limited, our wholly owned U.K.-based subsidiary (Swiftnet”), and Dan Kirschner entered into a definitive Share Purchase Agreement to be completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the 32.5% interest in Auracall through several transactions that occurred since October 16, 2001. The purchase price for the shares was £810,917.64 (approximately $1,669,958), payable as follows: £500,000 (approximately $1,029,672) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $640,286), is payable in monthly installments beginning in September 2007 and continuing through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,750,442) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares. The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty. As a result of the terms of the transaction, Mr. Kirschner no longer serves as Auracall’s Managing Director or as a member of its board of directors.

On August 22, 2007, the Company entered into a Stock Purchase Agreement (the “Agreement”) with NTS Communications, Inc. (“NTS”), a provider of integrated voice, data and video solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTS (the “NTS Sellers”), to acquire NTS. Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS Sellers that entered into the Agreement to 100%. The aggregate purchase price is $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which is subject to Xfone’s advance written approval. The aggregate purchase price will be allocated to the NTS shareholders in accordance with each shareholder’s allocable share.

The Agreement also provided that the Company may offer to the NTS Sellers the opportunity to reinvest all or part of their allocable sale price in shares of the Company’s Common Stock, provided that the maximum number of shares of the Company’s Common Stock to be reinvested by all NTS Sellers in the aggregate does not exceed 30% of the total purchase price.

On September 19, 2007, the Company made this offer to the NTS Sellers, in accordance with the Agreement. Seventeen NTS Sellers elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, and entered into Subscription Agreements with the Company. Pursuant to such subscriptions, the Company accepted offers by NTS Sellers to reinvest an aggregate of $6,587,426.76 in the Company’s Common Stock upon closing of the acquisition. The Company’s Board of Directors determined, in accordance with the Agreement, that the number of shares of the Company’s Common Stock to be delivered to each NTS Seller under this offering will be determined by dividing the portion of the NTS Seller’s allocable sale price that the NTS Seller elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the closing date of the acquisition.

The offering of the shares of Common Stock to the NTS Sellers was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are to be issued only to “accredited investors,” within the meaning of Rule 501 of Regulation D, and up to 35 non-accredited investors. The NTS Sellers will not have any registration rights with respect to the shares they will receive pursuant to this offering in accordance with the Agreement. Upon issuance of the shares, the NTS Sellers will have the same rights as shareholders currently owning the Company’s Common Stock.

The Agreement provides that the closing must occur not later than January 15, 2008 (the “Expiration Date”), unless the Expiration Date is extended or changed by the parties in accordance with the terms of, and under the circumstances described in, the Agreement. The Agreement also provides for payment of certain liquidated damages, in the event that the Agreement is terminated under specific circumstances. Completion of the acquisition is subject to certain conditions, including receipt of regulatory approvals where relevant.

In connection with the consummation of the acquisition, it is anticipated that the parties will enter into additional related agreements, including a Release, an Escrow Agreement, an Amendment to Lease Agreement and a Noncompetition, Nondisclosure and Nonsolicitation Agreement. In addition, in connection with the transaction, the Company had entered into a Letter of Joint Venture dated June 15, 2007 with NTS Holdings, Inc. (“NTS Holdings”), an entity owned by Barbara Andrews (a/k/a Barbara Baldwin), who currently serves as NTS’ President and CEO, Jerry Hoover, who currently serves as NTS’ Executive Vice President – Chief Financial Officer, and Brad Worthington, who currently serves as NTS’ Executive Vice President – Chief Operating Officer. Pursuant to its terms, upon consummation of the acquisition, the Letter of Joint Venture will terminate, and it is anticipated that the Company will enter into a Free Cash Flow Participation Agreement with NTS Holdings, and that NTS will enter into Employment Agreements with each of Ms. Baldwin, Mr. Hoover and Mr. Worthington.

THE OFFERING

Shares Outstanding Prior To Offering

12,517,928 shares of Common Stock, $0.001 par value.

Common Stock Offered by Selling Security Holders and Warrants Issued

This Prospectus relates to the resale by certain selling shareholders of an aggregate of up to 2,957,242 shares of our common stock in connection with the resale of: (a) up to 344,828 shares of our common stock which were issued in connection with an Agreement, dated December 24, 2006, with Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.; (b) up to 172,414 shares of our common stock which may be issued upon the exercise of Warrants issued in connection with an Agreement, dated December 24, 2006, with Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.; (c) up to 200,000 shares of our common stock which may be issued upon the exercise of A Options granted to Brian Acosta; (d) up to 200,000 shares of our common stock which may be issued upon the exercise of A Options granted to Hunter McAllister; (e) up to 20,000 shares of our common stock which may be issued upon the exercise of our B Options granted to Israel Singer; and (f) up to 20,000 shares of our common stock which may be issued upon the exercise of our B Options granted to Morris Mansour.

The selling shareholders may offer to sell the shares of common stock being offered in this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling shareholders will pay all brokerage commissions and discounts attributable to the sale of their shares plus brokerage fees.

Our common stock is traded on the American Stock Exchange (“AMEX”) and the Tel Aviv Stock Exchange (“TASE”) under the symbol “XFN”. On November 6, 2007, the closing price of our common stock was $3.50 (AMEX) / 13.87 NIS (TASE).

“Best Efforts” Offering by the Company of Common Stock

This Prospectus also relates to the sale of up to 2,000,000 shares of our Common Stock that we are offering on a “best efforts” basis until November 4, 2007, which is ninety (90) days following the date of the Company’s original Prospectus relating to such offering, at a fixed price of $3.00 per share.

We entered into Subscription Agreements with the following accredited investors who agreed to purchase an aggregate of 1,950,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $5,850,000.

Date of Subscription Agreement	Name of Investor	Subscription Amount	Number of Shares of Common Stock
10/23/2007	Mrs. Wendy L. Allen and Mr. Peter L. Allen JTWROS	$10,500	3,500
10/23/2007	Brian Joseph Gagnon	$21,000	7,000
10/23/2007	Darwin Partnership	$84,000	28,000
10/23/2007	Fallen Angel Partnership	$132,000	44,000
10/23/2007	Gagnon Family Partnership	$165,000	55,000
10/23/2007	The Lois E. and Neil J. Gagnon Foundation INC	$105,000	35,000
10/23/2007	Neil Gagnon	$615,000	205,000
10/23/2007	Neil Gagnon Rollover IRA	$105,000	35,000
10/23/2007	Lois E. Gagnon	$435,000	145,000
10/23/2007	Virginia Gagnon	$4,500	1,500
10/23/2007	Gagnon Investment Associates Offshore LTD	$544,500	181,500
10/23/2007	Gagnon 1999 Grandchildren's Trust STS 2/1/99 Maureen Drew TTEE	$138,000	46,000
10/23/2007	Gagnon Investment Associates	$615,000	205,000
10/23/2007	Amy Lynn Stauffer	$15,000	5,000
10/23/2007	Gagnon Securities LLC Profit Sharing Plan and Trust DTD 10/1/00	$10,500	3,500
11/4/2007	Migdal Mutual Funds	$900,000	300,000
11/4/2007	XFN - RLSI Investments, LLC	$750,000	250,000
11/4/2007	Yashir Investment House Providence Funds Ltd.	$375,000	125,000
11/4/2007	First International & Co. - Underwriting & Investments Ltd.	$313,206	104,402
11/4/2007	Meitav Gemel Ltd. - Provident Funds Management	$240,000	80,000
11/4/2007	Impact Investment Portfolio Management Ltd. for Union Bank Provident Fund	$121,794	40,598
11/4/2007	Migdal Platinom Estalmot Clale	$105,000	35,000
11/4/2007	Migdal Platinom Gemel Meniate	$24,000	8,000
11/4/2007	Migdal Platinom Estalmot Meniate	$21,000	7,000
TOTAL		$5,850,000	1,950,000

The offering on October 23, 2007 was made by the Company, acting without a placement agent, and the offering on November 4, 2007 was made by the Company acting with First International & Co. - Underwriting & Investments Ltd., one of the investors, as placement agent (except with respect to the investment by XFN - RLSI Investments, LLC). Each offering was made pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007 (and of which this Prospectus, included within Post-Effective Amendment No. 1 to such Registration Statement, forms a part).

$3,000,000 of the aggregate subscription amount are being held in an escrow account with Gersten Savage LLP, and $2,850,000 of the aggregate subscription amount are being, or will be, held in an escrow account with the Company’s General Counsel and Secretary, Advocate Alon Reisser, for the benefit of the Company, pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares. The offering and release of escrow was also conditioned upon receipt by the Company of confirmation from its transfer agent that the shares are available for issuance via the DWAC system. The Company received such confirmation on October 31, 2007.

We are responsible for all costs, expenses and fees, including filing, legal, accounting and miscellaneous fees incurred of approximately $40,000 in registering the shares offered by this Prospectus. Selling shareholders will pay no offering expenses with respect to our “best efforts” offering.

Use of Proceeds

We will not receive proceeds from the resale of shares of common stock by the selling shareholders. We will receive proceeds from the exercise of the warrants / options if and to the extent that any of the warrants /options are exercised by the selling shareholders.  We are offering the 2,000,000 shares of common stock on a “best efforts” basis at a fixed price of $3.00 per share, and accordingly, we would receive gross proceeds of up to $6,000,000.  We have entered into Subscription Agreements with 24 investors who agreed to purchase 1,950,000 of such shares, and accordingly will received $5,850,000 from the sale of such shares.  We intend to use the net proceeds received from the sale of the 1,950,000 shares of common stock pursuant to the best efforts offering to fund possible acquisitions, purchase of equipment, business development and/or working capital.

The net proceeds of the December 24, 2006 Financing described herein were used for general working capital and/or investment in equipment and/or acquisitions and/or business development.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

Effective January 1, 2007, the Company changed its functional and reporting currency from the Great Britain Pounds ("GBP") to the U.S. dollar for the reason that the majority of the Company's transactions and balances are denominated in U.S. dollars.

IN UK POUNDS and US DOLLAR	Six Months Ended June 30, 2007 (Unaudited)	December 31, 2006 (Audited)	December 31, 2005 (Audited)	December 31, 2004 (Audited)	December 31, 2003 (Audited)	December 31, 2002 (Audited)
Revenues	$23,153,522	£19,353,771 $37,914,037	£14,113,748 $24,346,215	£11,330,116 $21,867,124	£7,282,181 $12,962,282	£3,741,436 $5,986,298
Operating Profit	$1,477,247	£528,342 $1,035,022	(£45,746) ($78,913)	£112,782 $217,670	£666,367 $1,186,134	£315,602 $504,964
Net Income	$855,834	£337,262 $660,696	£26,078 $44,983	£39,874 $76,958	£421,445 $750,172	£240,981 $385,570
Basic EPS	$0.075	£0.033 $0.065	£0.004 $0.007	£0.007 $0.013	£0.08 $0.15	£0.05 $0.08
Total Assets	$35,600,617	£16,859,083 $33,026,944	£11,907,114 $20,539,772	£5,343,284 $10,312,537	£3,290,227 $5,856,603	£2,169,816 $3,471,706
Long-Term Liability	$1,804,816	£1,191,337 $2,333,830	£1,471,211 $2,537,839	£651,863 $1,258,096	£125,838 $223,991	£66,193 $105,909

RISK FACTORS

You should carefully consider the risks described below before buying common stock offered in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses from time to time and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute “forward-looking” statements under Section 27A of the Securities Act.

RISKS RELATED TO OUR BUSINESS

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE PROSPECTIVE INVESTORS THAT WE WILL CONTINUE OPERATIONS OR MAKE A PROFIT IN THE FUTURE. NO PURCHASE OF COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO CANNOT AFFORD A TOTAL LOSS OF HIS OR HER INVESTMENT.

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any common stock.

WHILE WE ACT IN COMPLIANCE WITH THE GENERAL CONDITIONS OF ENTITLEMENT IN THE UNITED KINGDOM AND ACCORDING TO OUR LICENSES IN THE UNITED STATES AND ISRAEL, IF WE DO NOT COMPLY WITH AND CONTINUE TO FOLLOW THE TERMS OF SUCH REGIME AND/OR LICENSES AND THE RELEVANT LAWS AND REGULATIONS, WE COULD LOSE OUR ENTITLEMENT AND/OR LICENSES TO CONDUCT OUR BUSINESSES IN THESE JURISDICTIONS.

Not complying with, or indeed violating the conditions of our licenses and the related laws and regulations could lead to the loss of, material changes to, or freezing of our entitlement  and/or licenses which could have a material adverse effect on our operations. Without such authorization or licenses we would not be able to provide any approved and/or licensed services, resulting in a loss of revenues. Such violations of our licenses in the US or Israel could lead to monetary penalties.

WE ARE SUBJECT TO EXTENSIVE REGULATION IN THE UNITED KINGDOM, THE UNITED STATES, ISRAEL AND OTHER FOREIGN COUNTRIES WHICH MAY LEAD US TO INCUR INCREASED BUSINESS COSTS AND HAVE NEGATIVE EFFECTS UPON OUR BUSINESS INCLUDING REVENUES AND POTENTIAL PROFITABILITY.

We serve customers in many countries, all of which have different regulations, jurisdictions, and standards and controls related to licensing, telecommunications, import/export, currency and trade. Regulatory changes pertaining to future regulatory classification of Internet related telephone services, otherwise known as VOIP telephony, may lead to burdensome regulatory requirements and fees, as well as additional interconnection fees to carriers and changes in access charges, universal service, and regulatory fee payments, which would affect our international and long distance services related costs and may have a material impact upon our ability to conduct business, as well as our revenues. Our compliance with foreign rules and regulations may lead to increased costs of doing business or reduced revenues from having to decrease or eliminate our business in certain foreign countries, all of which may negatively affect our potential profitability. For more detailed information regarding our foreign business, please see the “Business” section.

IF OUR TELECOMMUNICATIONS INFRASTRUCTURE OR EQUIPMENT IS DAMAGED OR INOPERATIVE, WE MAY NOT BE ABLE TO PROVIDE SERVICE TO OUR CUSTOMERS.

We rely on our telecommunications equipment, including, but not limited to our switchboard and switches, to provide services to our customers. In the event that such equipment is not able to provide the services for which it is then used, we may not be able to provide services to our customers. While we have back-up for much of this equipment, if any portion of the equipment is unavailable for any extended period of time, it will be difficult to provide service to our customers, might give rise to the ability of our customers to terminate agreements with us, and would generally have a detrimental effect on retaining our customers.

IF OUR SUPPLIERS' TELECOMMUNICATIONS INFRASTRUCTURE IS DAMAGED, IT COULD INCREASE OUR EXPENSES AND WE MAY NOT BE ABLE TO PROVIDE SERVICE TO OUR CUSTOMERS.

We rely on certain suppliers' telecommunications infrastructure in order to provide services to our customers. If their ability to supply such services to us is damaged in any way, we may be required to incur additional costs to replace such services and we may not be able to provide service to our customers.

IF OUR INFORMATION AND BILLINGS SYSTEMS ARE UNABLE TO FUNCTION PROPERLY AS OUR OPERATIONS GROW, WE MAY EXPERIENCE SYSTEM DISRUPTIONS, REDUCED LEVELS OF CUSTOMER SERVICE AND A DECLINING CUSTOMER BASE AND REVENUES.

Over the past two years, our business revenues and operations have almost doubled. We now handle millions of transactions on a daily basis with hundreds of thousands of customers and users located in many countries. Accordingly, our information and billing systems are under increasing stress. We use internally developed and acquired systems to operate our services and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to add software and hardware or develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or provide new features or functionality, may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, collection difficulties, and delays in reporting accurate financial information. Any such failure could cause system disruptions, reduced levels of customer service, and a declining customer base and revenues.

WE SERVE AN EXTREMELY LARGE NUMBER OF CUSTOMERS / USERS AND ARE THUS AT RISK FOR CLASS ACTION LAW SUITS.

Because we provide services to so many customers / users, it is possible that such customers / users may join together in a large or expensive class action to initiate an action.  There is currently no class action lawsuit filed against us, however, class action lawsuits have become much more popular in both Israel and the United States where we have much of our operations.

TERRORIST ATTACKS, WAR, OR ARMED CONFLICT OR POLITICAL / ECONOMIC EVENTS OR UPHEAVALS IN FOREIGN COUNTRIES MAY LEAD TO A DISRUPTION IN OUR SERVICES AS WELL AS DECREASED DEMAND.

Terrorist attacks in the United Kingdom, the United States or Israel, as well as the United Kingdom and the United States of America's involvement in Iraq or in armed conflict or political / economic events in countries where we conduct business, may negatively impact consumers' confidence in relying on alternative communication lines and spending in the countries where we conduct our business. Certain of our key employees, officers and directors are residents of Israel. Accordingly, armed conflicts between Israel and its neighbors, terrorism, political and economic conditions in Israel directly affect the Company's business. Any such occurrences could lead to an interruption in our services and could negatively affect our revenues and results of operations. Moreover, the governments in those countries might take extreme measures that could prohibit access to alternative communication lines.

NATURAL DISASTERS AND ACTS OF G.OD MAY RESULT IN INCREASED COSTS.

Our wholly owned subsidiary Xfone USA, Inc. is positioned in an environment which has a higher than average propensity to experience hurricanes. In 2005, we suffered adverse affects to our business from Hurricane Katrina. In the event of another hurricane, the cost of restructuring our facilities, as well as the time spent in rebuilding and organizing our infrastructure might be long and costly. There is no guarantee that we will not be negatively affected in the future by other natural disasters, hurricanes or Acts of G.od.

IF WE ARE UNABLE TO OBTAIN FINANCING AS WE GROW OUR BUSINESS, WE MAY HAVE TO CURTAIL OUR PLANS AND THE VALUE OF YOUR INVESTMENT MAY BE NEGATIVELY AFFECTED.

Our future business will involve substantial costs, primarily those costs associated with marketing, business development, and possible mergers and acquisitions. If our revenues are insufficient to fund our operations as we grow our business, we may need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations, which could negatively affect our revenues and potential profitability and the value of your investment. There can be no assurance that we will be able to obtain additional financing when needed or if available that it will be on commercially reasonable terms.

THE COMPANY MIGHT BE REGARDED AS A LOCAL TAX RESIDENT IN COUNTRIES OTHER THAN THE UNITED STATES.

The Company was incorporated in Nevada, U.S.A, and accordingly is a US tax resident and is taxed in the US. To the best knowledge of the Company, and based on consultancy provided by its accountants, the Company is not a tax resident in any other country in which it conducts business (directly or indirectly through local subsidiaries). However, there is no assurance that none of the local tax authorities in these countries will determine that the Company is a local tax resident, and thus we recommend that the investors examine the tax implication of such potential classification. Any determination by such local tax authorities could have an adverse effect on our results of operations or the consequences of your investment in our securities.

SHOULD OUR AGREEMENTS WITH OUR PRINCIPAL SUPPLIERS, “THE NEW ATT” (FORMERLY BELLSOUTH TELECOMMUNICATIONS), BRITISH TELECOMMUNICATIONS OR BEZEQ THE ISRAEL TELECOMMUNICATION CORP.  LIMITED BE CANCELLED, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

We are dependent on several of our suppliers. However, these suppliers are required to provide us with services according to the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions. Should our agreements involving our principal suppliers, “the new ATT” (formerly BellSouth Telecommunications), British Telecommunications or Bezeq The Israel Telecommunication Corp. Limited be cancelled, our operations may be negatively affected.

WE MAY BE UNABLE TO ADEQUATELY COMPETE WITH OUR COMPETITORS.

The telecommunications business is a very competitive one with constantly shrinking margins. Our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to developing and expanding our services. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or services or by increasing their efforts to gain and retain market share through competitive pricing. As the market for our services matures, price competition and penetration into the market will intensify. Such competition may adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR FOUNDER AND CHAIRMAN OF OUR BOARD OF DIRECTORS, ABRAHAM KEINAN, AND OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, GUY NISSENSON; IF WE LOSE THEIR SERVICES, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

The success of our business is largely dependent upon the expertise of our Chairman of the Board, Abraham Keinan, and our President Chief Executive Officer, and Director, Guy Nissenson. Mr. Nissenson also formerly served as our Treasurer and Chief Financial Officer, until the appointment of Niv Krikov to such positions.  Because Messrs Keinan and Nissenson are essential to our operations, you must rely on their management decisions. We have not obtained any “key man” life insurance relating to Messrs Keinan and Nissenson. There is no assurance that we would be able to hire and retain another Chairman of the Board or President/Chief Executive Officer with comparable experience. As a result, the loss of either Mr. Keinan's or Mr. Nissenson's services would have a materially adverse affect upon our business, financial condition, and results of operation.

OUR MANAGEMENT MAY BE ABLE TO EXERT SIGNIFICANT VOTING CONTROL OVER STOCKHOLDER MATTERS, INCLUDING THE ELECTION OF OUR DIRECTORS, AND ACCORDINGLY, CONTROL OF OUR OPERATIONS.

As of the date of this Prospectus, our Chairman of the Board, Abraham Keinan, beneficially owns 26.99% of our common stock. Our President, Chief Executive Officer, and Director, Guy Nissenson has significant influence over an additional 9.61% of our common stock, which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 10.1% of our common stock. Eyal Harish, a director, beneficially owns 0.12% of our common stock. Our wholly owned subsidiary, Swiftnet Limited, beneficially owns 1.04% of our common stock. Therefore, our management potentially may vote 47.86% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our management may be able to exert significant control over the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our articles of incorporation and bylaws and approval of significant corporate transactions. Additionally, our management may be able to delay, deter or prevent a change in our control that might be beneficial to our other stockholders. We need to emphasize the fact that management could make substantial decisions that could be protected under the business judgment rule, and not necessarily satisfy minority shareholders (for example, expanding the territory of operation at heavy costs, or by limiting the territory of our operations in order to save capital).

In addition to the foregoing, our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business, Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

CERTAIN OF OUR EXISTING CREDIT FACILITIES CONTAIN A NUMBER OF RESTRICTIONS AND OBLIGATIONS THAT MAY LIMIT OUR FINANCIAL FLEXIBILITY.

Our credit facilities contain a number of restrictive covenants that limit our financial flexibility. These covenants, among other things, restrict our right to pledge our assets, make loans or give guarantees, and engage in mergers or consolidations. Our ability to continue to comply with these and other obligations depends in part on the future performance of our business. There can be no assurance that such obligations will not have a materially adverse affect on our ability to finance our future operations. In addition, one of our lenders has a right of first refusal to participate in future financings which may have the effect of making it more difficult to raise financing from other sources.

RISKS RELATED TO OUR COMMON STOCK

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK, AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NEVER DEVELOP, WHICH MAY MAKE IT DIFFICULT TO RESELL YOUR SHARES.

Trading in our stock has been limited and has been characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. Therefore, shareholders should be aware that the lack of exposure to our stock in the investment community could consequently be reflected by a lack of market trading upon the issuance of material information that could be perceived as disappointing or very encouraging from a market point of view. This could result in an inability for shareholders to be able to dispose of their shares.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM, OR AT ALL.

The stock markets in general have experienced during the past few years extreme price and volume fluctuations. The market prices of securities of technology companies have been extremely volatile, and have experienced fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations could adversely affect the market price of our common stock. For example, during 2003, the market price of our common stock fluctuated between $0.35 and $6.00; during 2004, the market price of our common stock fluctuated between $1.95 and $5.75; during 2005, the market price fluctuated between $2.30 and $4.29; and during 2006, the market price fluctuated between $2.18 and $3.84. The market price of our common stock traded on the AMEX fluctuated between $2.34 and $3.70 during the first nine months of 2007.

The market price of our common stock may continue to fluctuate substantially due to a variety of factors, including:

·	any actual or anticipated fluctuations in our or our competitors' revenues and operating results;
·	shortfalls in our operating results from levels forecast by us or by securities analysts;

·	public announcements concerning us or our competitors;
·	the introduction or market acceptance of new products or service offerings by us or by our competitors;

·	changes in product pricing policies by us or our competitors;
·	changes in security analysts' financial estimates;

·	changes in accounting principles;
·	sales of our shares by existing shareholders; and

·	the loss of any of our key personnel.

In addition, economic, political, and market conditions and military conflicts and, in particular, those specifically related to Israel, may affect the market price of our shares.

OUR SHARES OF COMMON STOCK ARE TRADED ON MORE THAN ONE MARKET AND THIS MAY RESULT IN PRICE VARIATIONS.

Our shares of common stock are trade on the American Stock Exchange and the Tel Aviv Stock Exchange. Trading in our shares of common stock on these markets takes place in different currencies (dollars on the AMEX, and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our common stock on these two markets may differ due to these and other factors. Any decrease in the trading price of our shares of common stock on one of these markets could cause a decrease in the trading price of our shares of common stock on the other market.

FUTURE SALES OF OUR SHARES IN THE PUBLIC MARKET OR ISSUANCES OF ADDITIONAL SECURITIES COULD CAUSE THE MARKET PRICE FOR OUR SHARES OF COMMON STOCK TO FALL.

As of November 6, 2007, we had 12,517,928 shares of common stock issued and outstanding. In addition, we have reserved 5,500,000 shares of common stock for issuance under our 2004 Stock Option Plan, 4,804,159 shares of common stock underlying warrants, and 210,526 shares of common stock underlying a certain Secured Convertible Term Note.  We have also reserved 950,000 shares for issuance in connection with our “best efforts” offering pursuant to this Prospectus, pending approval of the listing of such shares from the American Stock Exchange and the Tel Aviv Stock Exchange. Our Board of Directors has adopted the Company’s 2007 Stock Incentive Plan, which is subject to shareholder approval, and will be voted upon by the shareholders at the Company’s upcoming annual meeting of shareholders, and if approved, the Company will reserve an additional 8,000,000 shares of common stock for issuance of awards under the plan.  In addition, certain of our shareholders have registration rights with respect to the shares they hold, including piggyback rights. If a large number of shares of our common stock is sold in a short period, the price of our common stock would likely decrease.

USE OF PROCEEDS

In conjunction with the December 24, 2006 Financing described herein we received gross proceeds of $1,000,000 from the sale of restricted shares of our common stock. We will not receive any proceeds from the resale of the common stock by the selling shareholders; however we will receive proceeds from any exercise of the warrants / options if and to the extent that any of the warrants / options are exercised by the selling shareholders. We could receive up to an aggregate of $1,984,608 from the exercise of the warrants / options when and if all are exercised by the selling shareholders.

We have entered into Subscription Agreements with 24 investors who agreed to purchase an aggregate of 1,950,000 shares of common stock of the 2,000,000 shares that we are offering on a “best efforts” basis, and will receive gross proceeds of $5,850,000 from the sale of these shares, based on a fixed price of $3.00 per share.

The net proceeds of the December 24, 2006 Financing described herein were used for general working capital and/or investment in equipment and/or acquisitions and/or business development.

Funds received from the sale of the 1,950,000 shares of common stock being offered by the Company and any exercise of warrants and/or options are intended to be used for acquisitions, particularly in the U.S. market, and/or procurement of capital equipment and/or business development and/or working capital. At the current time, we have not entered into any binding agreement to acquire any other entity, other than those described above under “Business -- Background”.

MARKET FOR OUR SHARES

As of June 8, 2005, our common stock is quoted and traded under the symbol “XFN” on the American Stock Exchange (“AMEX“). As of July 24, 2006, our common stock is also quoted and traded under the symbol “XFN” on the Tel Aviv Stock Exchange (“TASE”). On November 6, 2007, the closing price of our common stock was $3.50 (AMEX) / 13.87 NIS (TASE).

There is a limited trading market for our common stock. There is no assurance that a regular trading market for our common stock will develop or if developed that it will be sustained. A shareholder in all likelihood, therefore, may not be able to resell his securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Below is the market information pertaining to the range of the high and low closing price of our common stock for each quarter since year 2002.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Period	Low	High
2007
Third Quarter	$2.34	$3.05
Second Quarter	$2.50	$3.70
First Quarter	$2.40	$2.89
2006
Fourth Quarter	$2.26	$2.90
Third Quarter	$2.18	$2.85
Second Quarter	$2.65	$3.01
First Quarter	$2.68	$3.84
2005
Fourth Quarter	$2.30	$3.09
Third Quarter	$2.90	$3.40
Second Quarter	$2.80	$3.30
First Quarter	$2.50	$4.29
2004
Fourth Quarter	$1.95	$3.35
Third Quarter	$3.00	$3.75
Second Quarter	$3.20	$3.95
First Quarter	$3.45	$5.75
2003
Fourth Quarter	$3.15	$6.00
Third Quarter	$0.69	$3.45
Second Quarter	$0.39	$0.75
First Quarter	$0.35	$0.90
2002
Fourth Quarter	$0.75	$1.50
Third Quarter	$1.00	$1.45
Second Quarter	$0.70	$3.65
First Quarter	$0.00	$0.00

The source of the above information is http://www.amex.com.

HOLDERS

On November 6, 2007, there were 335 holders of record of our common stock.

DIVIDENDS

No cash dividend was declared in 2005, 2006 or in 2007 through the date of this Prospectus.

On September 27, 2005, a Securities Purchase Agreement (the “Securities Purchase Agreement”) was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a Convertible Term Note secured by the Company's United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of the Company's common stock at an initial conversion price equal to $3.48 per share. In conjunction with this financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. As of August 1, 2007, Laurus Master Fund, Ltd. assigned to Valens U.S. SPV I, LLC a principal amount equal to $169,925.11 of the Term Note, and to Valens Offshore Fund SPV I, Ltd. a principal amount equal to $549,289.76 of the Term Note. The Securities Purchase Agreement provides that for so long as twenty five percent (25%) of the principal amount of the Term Note is outstanding, the Company, without the prior written consent of Laurus Master Fund, shall not, and shall not permit any of the Subsidiaries (as defined in the Securities Purchase Agreement) to directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information
As of December 31, 2006

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under the plan
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,350,000	*	$3.50	150,000	*
Total	5,350,000		$3.50	150,000

* On November 24, 2004, our board of directors approved and adopted the principal items forming our 2004 Stock Option Plan (the “2004 Plan”) which is designated for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. On November 1, 2005, the 2004 Plan was approved by our board of directors, and on March 13, 2006 by our shareholders, at a Special Meeting. Under the 2004 Plan, the Plan Administrator is authorized to grant options to acquire up to a total of 5,500,000 shares of common stock.

On October 28, 2007, our Board of Directors adopted and approved the Company’s 2007 Stock Incentive Plan, subject to the approval of the Company’s stockholders. The Company’s stockholders will vote on a proposal at the upcoming annual meeting of stockholders to approve this plan, which authorizes the issuance of awards for up to a total of 8,000,000 shares of our common stock underlying such awards. The Company currently has contractual obligations with certain of its employees (and may potentially have additional contractual obligations, with respect to potential employees upon completion of the proposed acquisition of NTS Communications, Inc.) to grant awards under the plan. To date, no awards have been granted, and will be granted only upon approval of the plan by the Company’s stockholders (and, with respect to the potential contractual obligations, upon consummation of the acquisition of NTS Communications, Inc.).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company's revenues and profitability, (ii) prospective business opportunities and (iii) the Company's strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this Registration Statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

You should read the following discussion and analysis in conjunction with the Financial Statements and Notes attached hereto, and the other financial data appearing elsewhere in this Registration Statement.

The Company's revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the Company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, changing government regulations domestically and internationally affecting our products and businesses.

OVERVIEW

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice, video and data communications services with operations in the United Kingdom, the United States and Israel offering a wide range of services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers across Europe, Asia, America, Australia and Africa. In February 2007, we moved our principal executive offices to Flowood, Mississippi, sharing executive office space with our wholly owned U.S. subsidiary, Xfone USA, Inc.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA, Inc. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies to deliver services to customers throughout its service areas.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone, Inc and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the “I-55 Internet Management Agreement”) that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our common stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account, to be held pending certain adjustments. The Company subsequently made the following two claims against such escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement (the “Customer Billing Adjustment Amount”), which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount. The Shareholder Representatives of I-55 Internet Services disputed the amounts in both claims submitted and so the parties entered into negotiations on May 2, 2007, where they agreed to reduce the amount claimed in Claim #1 to $143,017.11 to account for reconciliation of previously unconfirmed balances that had been applied in calculating the claim figure, and agreed to reduce the original Loss amount claimed in Claim #2 by $6,800.00, representing additional services purchased with Zipa, Inc. under the direction of Xfone USA during the Management Agreement period from October 2005 through March 2006. Upon settlement of the claims, two Joint Deposition Notices for the escrow agent, Trustmark National Bank, were delivered to the Shareholder Representatives of I-55 Internet Services for execution, however, a Shareholder Representative refused to execute the notices pending approval of the figures by the shareholders of I-55 Internet Services at a meeting.  On June 7, 2007, the shareholders met and rejected the figure agreed upon with respect to Claim #1, and accepted the figure agreed upon with respect to Claim #2.  There has been no further action taken with respect to Claim #2.  As a result of the rejection of the figure for Claim #1, the Company officially retracted the Joint Deposition of Escrow Claim, and consequently the original Pending Claim Notice dated March 27, 2007 in the amount of $247,965.57 is still claimed.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate our intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, LLC, we issued a total of 223,702 shares of our common stock valued at $671,687 and 79,029 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow. The Company determined a breach of the representations and warranties in the Merger Agreement resulting from the failure of I-55 Telecommunications to disclose the liability due and payable to the Louisiana Universal Service Fund (“LA USF”) through the period of October 2005, at which time Xfone USA undertook the management role of I-55 Telecommunications.  Pursuant to Section 1(g) of the Escrow Agreement dated as of March 31, 2006 by and among Xfone USA, the Escrow Agent, and the President and Sole Member of I-55 Telecommunications, and in accordance with Article 6.02 of the Merger Agreement, Xfone USA notified the other parties that it believed that it had suffered a Loss of $30,625.52, pursuant to the provisions of Article 6.02 of the Merger Agreement dated as of August 26, 2005. Having not received any response from the President and Sole Member of I-55 Telecommunications, nor from his counsel, on October 15, 2007, and after the allotted response time allowed, Xfone USA instructed the Escrow Agent (Trustmark National Bank) to deliver from the Escrow Fund of the President and Sole Member of I-55 Telecommunications, to the Company, 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants.  The 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants were returned to the Company for cancellation on October 31, 2007.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the “Creditors”), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of common stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among us, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment took the form of a convertible term note secured by our United States assets. The Term Note has a 3 year term, bears interest at a rate equal to prime plus 1.5% per annum, and is convertible, under certain conditions, into shares of our common stock at an initial conversion price equal to $3.48 per share. In conjunction with the financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. As of August 1, 2007, Laurus Master Fund, Ltd. assigned to Valens U.S. SPV I, LLC a principal amount equal to $169,925.11 of the Term Note, and to Valens Offshore Fund SPV I, Ltd. a principal amount equal to $549,289.76 of the Term Note. The conversion of the Term Note will result in dilution in the percentage of common stock owned by the company’s existing shareholders, although the conversion price was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among us, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, we issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants exercisable at $3.00 per share and 221,250 warrants exercisable at $3.25 per share. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On November 23, 2005, a Securities Purchase Agreement was entered for a $810,000 financial transaction by and among us, Mercantile Discount-Provident Funds, Hadar Insurance Company Ltd., the Israeli Phoenix Assurance Company Ltd., and Gaon Gemel Ltd. In conjunction with the financial transaction, we issued an aggregate of 324,000 shares of common stock at a purchase price of $2.50 per share together with 81,000 warrants exercisable at $3.00 per share for a period of five years and 81,000 warrants exercisable at $3.25 per share for a period of five years. The financial transaction was closed on April 6, 2006. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As a result of further negotiations between us and EBI, we have agreed to pay the total consideration of this acquisition in cash in the amount of $85,699 in monthly payments of $10,000 until paid in full, and we made the first of such payments on June 1, 2007. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement the Company issued in March 2007 additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net. The acquisition was not significant from an accounting perspective.

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom to be used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Story Telecom operates as a division of our operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On June 19, 2006, we entered into a Securities Purchase Agreement to sell to Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd.; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd.; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd.; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd.; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd.; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd.; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd.; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd.; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees; and Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. an aggregate of 344,825 restricted shares of common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,415 warrants to purchase shares of common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on September 28, 2006. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive.

On December 24, 2006, the Company entered into an Agreement to sell to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. an aggregate of 344,828 restricted shares of its common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,414 warrants to purchase shares of its common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on February 8, 2007. The financial transaction resulted in dilution in the percentage of common stock owned by the Company’s existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive. The aforementioned 344,828 restricted shares of our common stock and the shares of common stock underlying the aforementioned 172,414 warrants are covered by this Prospectus.

On August 15, 2007, the Company, Swiftnet Limited, our wholly owned U.K.-based subsidiary (“Swiftnet”), and Dan Kirschner entered into a definitive Share Purchase Agreement to be completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the 32.5% interest in Auracall through several transactions that occurred since October 16, 2001. The purchase price for the shares was £810,917.64 (approximately $1,669,958), payable as follows: £500,000 (approximately $1,029,672) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $640,286), is payable in monthly installments beginning in September 2007 and continuing through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,750,442) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares. The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty. As a result of the terms of the transaction, Mr. Kirschner no longer serves as Auracall’s Managing Director or as a member of its board of directors.

On August 22, 2007, the Company entered into a Stock Purchase Agreement (the “Agreement”) with NTS Communications, Inc. (“NTS”), a provider of integrated voice, data and video solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTS (the “NTS Sellers”), to acquire NTS. Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS Sellers that entered into the Agreement to 100%. The aggregate purchase price is $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which is subject to Xfone’s advance written approval. The aggregate purchase price will be allocated to the NTS shareholders in accordance with each shareholder’s allocable share.

The Agreement also provided that the Company may offer to the NTS Sellers the opportunity to reinvest all or part of their allocable sale price in shares of the Company’s Common Stock, provided that the maximum number of shares of the Company’s Common Stock to be reinvested by all NTS Sellers in the aggregate does not exceed 30% of the total purchase price.

On September 19, 2007, the Company made this offer to the NTS Sellers, in accordance with the Agreement. Seventeen NTS Sellers elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, and entered into Subscription Agreements with the Company. Pursuant to such subscriptions, the Company accepted offers by NTS Sellers to reinvest an aggregate of $6,587,426.76 in the Company’s Common Stock upon closing of the acquisition. The Company’s Board of Directors determined, in accordance with the Agreement, that the number of shares of the Company’s Common Stock to be delivered to each NTS Seller under this offering will be determined by dividing the portion of the NTS Seller’s allocable sale price that the NTS Seller elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the closing date of the acquisition.

The offering of the shares of Common Stock to the NTS Sellers was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are to be issued only to “accredited investors,” within the meaning of Rule 501 of Regulation D, and up to 35 non-accredited investors. The NTS Sellers will not have any registration rights with respect to the shares they will receive pursuant to this offering in accordance with the Agreement. Upon issuance of the shares, the NTS Sellers will have the same rights as shareholders currently owning the Company’s Common Stock.

The Agreement provides that the closing must occur not later than January 15, 2008 (the “Expiration Date”), unless the Expiration Date is extended or changed by the parties in accordance with the terms of, and under the circumstances described in, the Agreement. The Agreement also provides for payment of certain liquidated damages, in the event that the Agreement is terminated under specific circumstances. Completion of the acquisition is subject to certain conditions, including receipt of regulatory approvals where relevant.

In connection with the consummation of the acquisition, it is anticipated that the parties will enter into additional related agreements, including a Release, an Escrow Agreement, an Amendment to Lease Agreement and a Noncompetition, Nondisclosure and Nonsolicitation Agreement. In addition, in connection with the transaction, the Company had entered into a Letter of Joint Venture dated June 15, 2007 with NTS Holdings, Inc. (“NTS Holdings”), an entity owned by Barbara Andrews (a/k/a Barbara Baldwin), who currently serves as NTS’ President and CEO, Jerry Hoover, who currently serves as NTS’ Executive Vice President – Chief Financial Officer, and Brad Worthington, who currently serves as NTS’ Executive Vice President – Chief Operating Officer. Pursuant to its terms, upon consummation of the acquisition, the Letter of Joint Venture will terminate, and it is anticipated that the Company will enter into a Free Cash Flow Participation Agreement with NTS Holdings, and that NTS will enter into Employment Agreements with each of Ms. Baldwin, Mr. Hoover and Mr. Worthington.

Recent Financings

On October 23, 2007, the Company entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. who agreed to purchase an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $3,000,000. This offering was made by the Company, acting without a placement agent, pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007 (and of which this Prospectus, included within Post-Effective Amendment No. 1 to such Registration Statement, forms a part). The 1,000,000 shares were issued on November 6, 2007.

On November 4, 2007, the Company entered into Subscription Agreements with: (i) XFN - RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, which agreed to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $750,000 (the “U.S. Offering”); and (ii) certain Israeli institutional investors, which agreed to purchase an aggregate of 700,000 shares of the Company’s Common Stock, at a price of $3.00 per share, for a total subscription amount of $2,100,000 (the “Israeli Offering”). The U.S. Offering and Israeli Offering were made by the Company pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007 (and of which this Prospectus, included within Post-Effective Amendment No. 1 to such Registration Statement, forms a part). The U.S. Offering was made by the Company acting without a placement agent. The Israeli Offering was made by the Company with the services of First International & Co. - Underwriting & Investments Ltd., one of the Israeli investors, acting as placement agent, for which it is entitled to a placement fee equal to 5% (plus VAT, if applicable) of the gross proceeds of the Israeli Offering.  In addition, the Company will pay its consultant, Dionysos Investments (1999) Ltd. (“Dionysos”) a success fee equal to 0.5% of the gross proceeds of the Israeli Offering, pursuant to that certain First Amendment to Financial Services and Business Development Consulting Agreement by and among the Company and Dionysos dated February 8, 2007.

$3,000,000 of the aggregate subscription amount are being held in an escrow account with Gersten Savage LLP, and $2,850,000 of the aggregate subscription amount are being, or will be, held in an escrow account with the Company’s General Counsel and Secretary, Advocate Alon Reisser, for the benefit of the Company, pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares. The offering and release of escrow was also conditioned upon receipt by the Company of confirmation from its transfer agent that the shares are available for issuance via the DWAC system. The Company received such confirmation on October 31, 2007.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

U.K. Operations - 2006

Our U.K. subsidiary, Swiftnet Limited operates switching and computer systems offering a range of innovative, in-house developed telecommunications services. Swiftnet's strategy is to grow without the need for heavy investments and with lower operational expenses through the use of automation. A comprehensive range of telecommunication services and products are sold directly to end-users, through a web site integrating all of Swiftnet's services. The services are mainly telephone related services to customers dialing local and international destinations. Swiftnet provides value added services such as fax broadcast, email to fax and various other messaging services. Swiftnet also provides services for a range of resellers and partners to sell to their customers. These resellers and partners include Auracall Limited, Story Telecom Limited and Equitalk.co.uk Limited. Swiftnet's telecommunications services are used by subscribers in the U.K. and worldwide.

Our U.K. subsidiary, Equitalk.co.uk Limited is an automated e-telco providing post-paid, telecommunications services to customers across the whole of the U.K. These customers are typically making calls within the UK. Equitalk’s strategy is to grow through acquiring customers directly through sales and marketing activities.

Our U.K. subsidiary, Story Telecom Limited provides international calling services through calling cards and special access numbers available for use from mobile phones and landlines. Story Telecom's strategy is to grow through adding products and services targeted at customers making international calls.

In 2006 we had only approximately 0.1% of the market share of the United Kingdom telecommunication market (not including mobiles revenues), based on our revenues of $17.0 million (approximately 8.7 million United Kingdom pounds) during 2006, compared with approximately 19.8 billion U.S. dollars telecommunication market (not including mobiles revenues) in the United Kingdom (approximately 10.1 billion United Kingdom pounds).

We had four major types of customers in the U.K.: Residential, Commercial, Governmental agencies and Resellers. During 2006, there was one U.K. customer that accounted for 5% or more of our revenues - Auracall Limited (at that time, a 32.5% equity investment and currently a wholly owned subsidiary), represented approximately 7.5% of our U.K. revenues. Our largest non affiliated reseller was WorldNet Global Communications Ltd. (“WorldNet”) that generated approximately 3% of our U.K. revenues during 2006. We anticipate that WorldNet will continue to contribute approximately the same amount of UKP to our revenues in year 2007. However, should our agreements involving Auracall or WorldNet be cancelled, our revenues will be negatively affected.

In 2006, approximately 44.7% of our revenues were derived from our operations in the United Kingdom.

The U.K. market is highly competitive and our U.K. operations have a strong track record in innovation and in staying ahead of the competition. With a good pipeline of new products and ideas in development, we expect this to continue into 2007.

During 2006 some sectors of the U.K. telecommunications market have experienced reduced competition as a result of large mergers between Carphone Warehouse, Tele2 and Onetel. On-going regulation of the British Telecommunications plc (the incumbent monopoly) is designed to produce a level playing field for competition, and we are experiencing the benefits of this.

With a continued focus on quality and operational efficiencies, we expect to be able to support continued organic growth in sales and profits during 2007. Growth is projected to come from products introduced during 2006 as a result of increased marketing activity and on-going product improvements.

The U.K. operations will continue to search for suitable acquisitions in Europe to give non-organic growth. These will be assessed on their ability to increase shareholder value, on criteria which include their EPS contribution, size, cost, operational fit and quality of management.

U.S. Operations - 2006

Our U.S. subsidiary, Xfone USA, Inc. provides voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Xfone USA is a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5-carrier switching platform. Xfone USA offers a complete package of local and long distance services to residential and business customers across both states.

In 2006 we had approximately 13,500 End-User Switched Access telephone lines in the Alabama, Louisiana and Mississippi market through the combination of Xfone USA and I-55 Telecommunications, LLC or approximately 0.2% of market share. This total market size in 2006 represented 5,789,992 telephone lines, with BellSouth Telecommunications maintaining its monopoly market share with 4,877,791 telephone lines or approximately 84% of the market. All CLECs combined made up the remaining 921,201 telephone lines or approximately 16% of the tri-state market, according to the 2006 FCC Report - Trends in Local Telephone Competition.

In 2006, approximately 40.8% of our revenues were derived from our operations in the United States.

With continued cross selling to Xfone USA Customers as well as projected expansion into specific targeted wire centers, we expect to continue revenue growth and increase market share. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in rural markets is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those communities. We believe that this provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand it facilities into these areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

The overall trend for 2006 showed improving wire line margins in the Business markets and slightly improving margins in the Residential (Consumer) markets for facilities based providers, and this will continue into 2007. Mergers and acquisitions continued throughout 2006, primarily with mega mergers, such as BellSouth and ATT, as a major component for offsetting the line loss felt throughout the CLEC industry due to the regulatory changes. The industry will see continued merger and acquisition activity in 2007 for companies that have cash and public equity resources, and for the same reasons mentioned for 2006. These transactions will continue to change the landscape in the telecommunications industry. Analysts still believe there will be more consolidation opportunity over the next two years in both wire line and wireless markets.

As a result of regulatory changes, the competitive landscape continues to change, creating additional opportunity for facilities based competitive carriers to gain a larger market share in a shorter period of time in certain geographic markets, through internal growth (sales) and external growth (mergers and acquisitions) due to the continued departure of non-faculties based providers through either termination of their business or through acquisitions.

Demands in the market show the increase of interest in providing Telco TV, VOIP products and rapid growth in the Broadband market, heating up competition with the Regional Bell Carriers and cable providers. DSL services should continue to grow due to aggressive pricing with higher speeds becoming the norm delivering download speeds of 6 Meg in certain areas.

Xfone USA’s business plan for 2007 continues to include expansion of market share in both Business and Residential markets with focus in its specific geographic service areas primarily in Mississippi and Louisiana, and in those markets where the company has deployed its own network and Central Offices (CO’s), which are the highest margin areas. The Business markets will be expanded through Direct Sales and Independent sales efforts, while the Residential markets will be expanded through radio, direct mail, email marketing and other low cost advertising and message delivery opportunities.

In May 2007, Xfone USA secured its Vice President of Business Sales and incorporated an aggressive business sales expansion plan focusing this effort in its specific geographic and high margin service areas in Jackson, Mississippi, Baton Rouge and New Orleans, Louisiana. The expansion effort is on plan from the projections submitted in May 2007.

The Company’s business plan in 2007 also includes growth through acquisitions, which makes sense for several reasons: (i) faster results in achieving large top line revenue performance; (ii) significant synergies impact from consolidating corporate functions; and (iii) relatively easy integration of acquired companies because of facilities and network architecture.

Xfone USA is also planning for the future and emergence of the “Third Network” and has scale and availability to implement VoIP, Telco TV, WiFi and WiMax network architecture, as they become more viable into the future. However, these deployments are currently under much scrutiny and are being implemented in larger metropolitan areas such as New York City, Philadelphia, and San Francisco.

Xfone USA, being a facilities based fully integrated communications carrier, is better positioned in 2007 to continue to take full advantage of the regulatory opportunities afforded to facilities-based providers as a result of the FCC TRRO ruling in 2005, as well as to take advantage of the consolidation momentum started in 2006.

Israeli Operations - 2006

Since the opening of the international telephony market in Israel to competition in 1996, and until 2004, only three companies have provided international telephony services in Israel. The market, estimated at that time to be 2 billion minutes per year, was more or less equally divided between the three companies. On July 4, 2004, the Ministry of Communications of the State of Israel granted our subsidiary, Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. In 2004, two other new providers of international telephony services launched their services. The international telephony market is highly competitive and therefore all six providers had to offer low prices in order to attract or retain subscribers and call minutes.

During 2006, two significant mergers occurred in the Israeli international telephony market, leaving only four companies in the competition. The implications of these two mergers are yet to be noticed. However, we believe that the mergers will result in a moderate rates increase which may raise Xfone 018 revenues in 2007. The aforementioned mergers enabled Xfone 018 to execute, as of December 2006, a new business strategy, according to which it re-priced its services by distinguishing the rates for its subscribed customers from the rates for its non-subscribed customers. We believe that the new strategy shall prove to be successful, and that in 2007 no significant market share will be lost as a result of its implementation.

In 2006, the Israeli international telephony market was estimated to be 2.6 billion minutes. We estimate our market share as of December 31, 2006, as approximately 5.5% of the Israeli market.

We have two major types of customers in Israel: Residential and Commercial.

In 2006, approximately 14.5% of our revenues were derived from our operations in Israel.

Xfone 018 is operating with significantly lower overhead than its three competitors in the Israeli market by utilizing and building on our previous business models. We therefore believe that Xfone 018 will increase its market share in the international communication market, will generate a greater part of our revenues and will have a major contribution to our expected growth.

Our primary geographic markets are the United Kingdom, the United States and Israel.  However, we serve customers across Europe, Asia, America, Australia and Africa.

Comparison Financial Information Years ended December 31, 2006 and 2005 - Percentage of Revenues:

	Year Ended December 31,
	2006	2005
Revenues	100%	100%
Cost of Revenues	-58%	-66%
Gross Profit	42%	34%
Operating Expenses:
Research and Development	0%	0%
Marketing and Selling	-13%	-9%
General and Administrative	-26%	-26%
Total Operating Expenses	-39%	-35%
Income before Taxes	2%	1%
Net Income	2%	0%

COMPARISON OF THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Revenues. Revenues for the year ended December 31, 2006 increased 37% to £19,353,771 ($37,914,037) from £14,113,748 ($24,346,215) for the same period in 2005. The increase in our revenues is primarily attributable to the operation of Xfone USA and Xfone 018. During year 2006, the revenues of Xfone USA increased 75% to £7,899,033 ($15,474,206) from £4,516,472 ($7,790,914) for the same period in 2005. Increase in the revenues in the U.S. is mainly a result of acquisitions that were completed during 2006. During year 2006, the revenues of Xfone 018 increased 92% to £2,801,793 ($5,488,712) from £1,455,511 ($2,510,755) for the same period in 2005. The increase in the revenues of Xfone 018 is mainly a result of expanding its customer base and introducing a new product to the market.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephony companies and other related charges. Cost of revenues for the year ended December 31, 2006, increased 21% to £11,214,394 ($21,968,998) from £9,254,597 ($15,964,180) for the same period in 2005. The increase in our revenues is primarily attributable to the operation of Xfone USA and Xfone 018. Cost of revenues as a percentage of revenues decreased to approximately 58% in 2006, from approximately 66% in 2005, primarily attributable to the growth of sales in the U.S. were our margins are higher than in the operations in the U.K. and Israel.

GENERAL ANALYSIS

Research and Development. Research and development expenses were £23,333 ($45,709). Research and development expenses consist of labor costs of our research and development manager and other related costs. We estimate that research and development expenses will remain in the same level in 2007.

Marketing and Selling Expenses. Marketing and selling expenses for the year ended December 31, 2006, increased 100% to £2,520,167 ($4,937,007) from £1,262,182 ($2,177,264) for the same period in 2005. Approximately £200,000 (391,800) of the increase is primarily attributable to the operation of Story Telecom which was not consolidated into our consolidated operations until May 10, 2006. Approximately £450,000 ($881,550) of the increase is attributable to marketing activities in the U.S. markets, and approximately £600,000 ($1,175,400) is attributable to agents’ commission.

General and Administrative Expenses. General and administrative expenses for the year ended December 31, 2006, increased 39% to £5,067,535 ($9,927,301$) from £3,635,819 ($6,271,788) for the same period in 2005. The increase is primarily attributable to acquisition activity that consummated in 2006.

Marketing and Selling Expenses. Marketing and selling expenses for the year ended December 31, 2006, increased 100% to £2,520,167 ($4,937,007) from £1,262,182 ($2,177,264) for the same period in 2005. Approximately £200,000 ($391,800) of the increase are primarily attributable to the operation of Story Telecom which was not consolidated into our consolidated operations. £450,000 ($881,550) is attributable to marketing activities in the U.S. markets.

General and Administrative Expenses. General and administrative expenses for the year ended December 31, 2006, increased 39% to £5,067,535 ($9,927,301) from £3,635,819 ($6,271,788) for the same period in 2005. The increase is primarily attributable to acquisition activity that consummated in 2006.

Financing Expenses. Financing expenses, net, for the year ended December 31, 2006, increased 126% to £276,002 ($540,668) from £122,338 ($211,033) for the same period in 2005.

Net Income. Net Income for the year ended December 31, 2006 was £337,262 ($660,696) compared with a £26,078 ($44,983) for the same period in 2005.

Earning Per Share. The earning per share of common stock for the year ended December 31, 2006 was £0.033 ($0.065).

BALANCE SHEET

Comparison of the balance sheet as of December 31, 2006 and December 31, 2005

Current Assets. Current assets amounted to £5,253,433 ($10,291,475) as of December 31, 2006, as compared with £6,895,592 ($11,594,897) as of December 31, 2005. The decrease in the current assets is mainly attributable to the decrease in cash in the amount of £1,872,977 used mainly for investing activities and repayment of long term loans.

Loan to Shareholder. Loan to the shareholder, Mr. Abraham Keinan, our Chairman of the Board of Directors, was fully repaid during the year ended December 31, 2006.

Fixed Assets. Fixed assets net, amounted to £2,279,759 ($4,466,048) as of December 31, 2006, as compared with £2,051,315 ($3,538,518) as of December 31, 2005.

Current Liabilities. As of December 31, 2006, current liabilities amounted to £5,727,849 ($11,220,856) as of December 31, 2006, as compared with £5,423,951 ($9,356,315) as of December 31, 2005.

Long-term liabilities. As of December 31, 2006, long-term liabilities amounted to £1,191,337 ($2,333,830) as of December 31, 2006, as compared with £1,471,211 ($2,537,839) as of December 31, 2005.

Comparison Financial Information Periods ended June 30, 2007 and 2006 - Percentage of Revenues:

	Six months ended June 30,		Three months ended June 30,
	2007	2006	2007	2006
Revenues	100%	100%	100%	100%
Cost of Revenues	44.6%	63%	44.1%	62.2%
Gross Profit	55.4%	37%	55.9%	37.8%
Operating Expenses:
Research and Development	0.1%	0.1%	0.1%	0.1%
Marketing and Selling	23.6%	9.1%	23.6%	9.5%
General and Administrative	25.3%	25.3%	25.5%	25.2%
Total Operating Expenses	49.0%	34.5%	49.2%	34.8%
Income before Taxes	4.8%	1.9%	4.9%	2.7%
Net Income	3.7%	2.1%	3.5%	2.7%

RESULTS OF OPERATIONS

COMPARISON OF THE SIX MONTH PERIODS ENDED JUNE 30, 2007 AND JUNE 30, 2006

Revenues.  Revenues for the six months ended June 30, 2007 increased 38.7% to $23,153,522 from $16,690,082 for the same period in 2006. This increase is mainly due to the revenues contributed by Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the six month period ended June 30, 2006.

Revenues in the United Kingdom for the six months ended June 30, 2007 increased 80.8% to $12,574,190 from $6,955,045 for the same period in 2006. Approximately $4,800,000 of the increase was contributed by Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the six month periods ended June 30, 2006. Additionally, products which were introduced at the end of 2006 provided additional revenues for the six month period ended June 30, 2007. The remainder of the increase in the revenues is attributed to increased marketing activity and on-going product improvements.

Revenues in the United States for the six months ended June 30, 2007 decreased 9.1% to $6,610,958 from $7,269,042 for the same period in 2006. The decrease is primarily due to the attrition of dialup internet customers.

Revenues in Israel for the six months ended June 30, 2007 increased 60.9% to $3,968,374 from $2,465,995 for the same period in 2006. This increase is mainly attributed to increase of our market share and strategic change in our pricing policy to segregate between registered and unregistered users while remaining competitive in the market.

Our primary geographic markets are the United Kingdom, the United States and Israel.  However, we serve customers across Europe, Asia, America, Australia and Africa.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues for the six months ended June 30, 2007 decreased 1.8% to $10,323,243 from $10,510,433 for the same period in 2006. Approximately $3,000,000 in cost of revenues for the six months ended June 30, 2007 are contributed by Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the six month period ended June 30, 2006. The decrease in the cost of revenues is primarily attributed to the operations in the U.K. Cost of revenues as a percentage of revenues in the six months ended June 30, 2007 decreased to 44.6% from 63% in the same period in 2006.

As a result of ongoing product improvements and an increase in the sales of higher margin services, we achieved a decrease in cost of revenues as percentage of revenues in all our geographic markets, and primarily in the U.K. and Israel where cost of revenues as percentage of revenues decrease to 45.7% and 35.9%, respectively, in the six months ended June 30, 2007, compared to 77.6% and 65.7%, respectively, in the same period in 2006.

Research and Development. Research and development expenses for the six months ended June 30, 2007 and for the same period in 2006 were 0.1% of total revenues. We estimate that the research and development expenses will remain in the same level during the second half of 2007.

Marketing and Selling Expenses. Marketing and selling expenses consist primarily of commissions to agents and resellers. Other marketing and selling expenses are related to compensation attributed to employees engaged in marketing and selling activities, promotion, advertising and related expenses. Marketing and selling expenses for the six months ended June 30, 2007 increased 261.6% (or $3,960,674) to $5,474,506 from $1,513,832 for the same period in 2006. The increase in the marketing and selling expenses is primarily attributed to our operations in the U.K. Approximately $3,600,000 of the increase is attributed to agents' commission payable by Swiftnet, $2,735,658 of which was payable to Auracall Limited, at that time an affiliated entity and currently a wholly owned subsidiary. During August 2006, customers of Auracall that used a service resold by Auracall from a third party, moved from that service to a service of Swiftnet, resold by Auracall. As a result, Swiftnet was liable to pay commission to Auracall for the traffic generated by Auracall's customers. Approximately $725,000 of the increase is attributed to the selling and marketing activities of Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the six month period ended June 30, 2006. Marketing and selling expenses as a percentage of revenues increased to 23.6% for the six months ended June 30, 2007 from 9.1% for the same period in 2006.

General and Administrative Expenses. General and administrative expenses for the six months ended June 30, 2007 increased 25.3% to $5,846,730 from $4,225,081 for the same period in 2006. This increase is mainly due to increase in payroll expenses in the U.K. and U.S. General and administrative expenses consist primarily of compensation costs for administration, finance and general management personnel and consulting fees.

Financing Expenses. Financing expenses, net, for the six months ended June 30, 2007 increased 56.4% to $306,695 from $196,055 for the same period in 2006. The increase in the financial expenses is attributed to the effect of fluctuation in the exchange rate of the NIS and the GBP on liabilities of Xfone 018. In addition, financing expenses consist primarily of interest expenses on our interest bearing obligations.

Net Income. Net income for the six months ended June 30, 2007 was $855,834 compared to $347,342 for the same period in 2006.

Earning Per Share. Diluted net profit per share of common stock for the six months ended June 30, 2007 was $0.075, compared to $0.036 for the same period in 2006.

COMPARISON OF THE THREE MONTH PERIODS ENDED JUNE 30, 2007 AND JUNE 30, 2006

Revenues.  Revenues for the quarter ended June 30, 2007 increased 39.0% to $11,629,806 from $8,367,198 for the same period in 2006. This increase is mainly due to the revenues contributed Story Telecom which was consolidated for the first time during the second quarter of 2006, and Equitalk which was not consolidated in our financial statements for the quarter ended June 30, 2006.

Revenues in the United Kingdom for the quarter ended June 30, 2007 increased 79.9% to $6,478,252 from $3,601,887 for the same period in 2006. Approximately $2,546,000 of the increase was contributed by Equitalk which was not consolidated in our financial statements for the quarter ended June 30, 2006, and Story Telecom which was consolidated for the first time during the second quarter of 2006. The remainder of the increase in the revenues is attributed to the introduction of new products during the end of 2006, increased marketing activity and on-going product improvements.

Revenues in the United States for the quarter ended June 30, 2007 decreased 8.8% to $3,191,865 from $3,501,294 for the same period in 2006. The decrease is primarily due to the attrition of dialup internet customers.

Revenues in Israel for the quarter ended June 30, 2007 increased 55.0% to $1,959,689 from $1,264,017 for the same period in 2006. This increase is mainly attributed to increase of our market share and strategic change in our pricing policy to segregate between registered and unregistered users while remaining competitive in the market.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues for the quarter ended June 30, 2007 decreased 1.5% to $5,130,021 from $5,206,666 for the same period in 2006. Approximately $1,340,000 in cost of revenues for the quarter ended June 30, 2007, are contributed by Equitalk which was not consolidated in our financial statements for the quarter ended June 30, 2006, and Story Telecom which was consolidated for the first time during the second quarter of 2006. The decrease in the cost of revenues is primarily attributed to the operations in the U.K. Cost of revenues as a percentage of revenues in the quarter ended June 30, 2007, decreased to 44.1% from 62.2% in the same period in 2006.

As a result of ongoing product improvements and an increase in the sales of higher margin services, we achieved a decrease in cost of revenues as percentage of revenues in the U.K. and Israel where cost of revenues as percentage of revenues decrease to 44.3% and 36.1%, respectively, in the quarter ended June 30, 2007, compared to 74.3% and 66.3%, respectively, in the same period in 2006.

Research and Development. Research and development expenses for the quarter ended June 30, 2007 and for the same period in 2006 were 0.1% of total revenues. We estimate that the research and development expenses will remain in the same level during the second half of 2007.

Marketing and Selling Expenses. Marketing and selling expenses consist primarily of commissions to agents and resellers. Other marketing and selling expenses are related to compensation attributed to employees engaged in marketing and selling activities, promotion, advertising and related expenses. Marketing and selling expenses for the quarter ended June 30, 2007 increased 246.1% (or $1,950,202) to $2,742,530 from $792,328 for the same period in 2006. The increase in the marketing and selling expenses is primarily attributed to our operations in the U.K. Approximately $1,600,000 of the increase is attributed to agents' commission payable by Swiftnet, $1,388,082 of which was payable to Auracall Limited, at that time an affiliated entity and currently a wholly owned subsidiary. During August 2006, customers of Auracall that used a service resold by Auracall from a third party, moved from that service to a service of Swiftnet, resold by Auracall. As a result, Swiftnet was liable to pay commission to Auracall for the traffic generated by Auracall's customers. Approximately $305,000 of the increase is attributed to the selling and marketing activities of Equitalk which was not consolidated in our financial statements for the quarter ended June 30, 2006, and Story Telecom which was consolidated for the first time during the second quarter of 2006. Marketing and selling expenses as a percentage of revenues increased to 23.6% for the quarter ended June 30, 2007 from 9.5% for the same period in 2006.

General and Administrative Expenses. General and administrative expenses for the quarter ended June 30, 2007 increased 40.5% to $2,959,944 from $2,107,007 for the same period in 2006. This increase is mainly due to increase in payroll expenses in the U.K. and U.S. General and administrative expenses consist primarily of compensation costs for administration, finance and general management personnel and consulting fees.

Financing Expenses. Financing expenses, net, for the quarter ended June 30, 2007 increased 227.4% to $166,826 from $50,962 for the same period in 2006. Financing expenses consist primarily of interest expenses on our interest bearing obligations and the effect of changes in the exchange rate of the NIS and the GBP on our outstanding assets and liabilities.

Net Income. Net income for the quarter ended June 30, 2007 was $411,439 compared to $229,209 for the same period in 2006.

Earning Per Share. Diluted net profit per share of common stock for the quarter ended June 30, 2007 was $0.036, compared to $0.022 for the same period in 2006.

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents as of June 30, 2007, amounted to $1,202,086 compared to $1,218,392 as of December 31, 2006, a decrease of $16,306. Net cash provided by operating activities in the six months ended June 30, 2007, was $1,076,363. Cash used for investing activities in the six months ended June 30, 2007, was $470,043. Net cash used in financing activities for the six months ended June 30, 2007, was $547,271, mainly attributable to issuance of shares and warrants for cash of $853,649, the repayment of financial obligations of $881,195 and the decrease in short-term bank credit of $584,786.

Our capital investments are primarily for the purchase of equipment and software for services that we provide or intend to provide. Among other network modifications, this includes an extensive build out of seven ATT central office collocations in the Jackson, Mississippi area capable of providing both digital and analog facilities-based telecommunication services to the commercial and residential markets.

Capital lease obligations: We are the lessee of switching and other telecom equipment under capital leases expiring on various dates from 2007 through 2009.

The minimum future lease payments are:

Date	U.S. Dollar
2007	$66,843
2008	$139,084
2009	$50,820

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities and from private and/or public placements.

On April 18, 2002 Bank Leumi (UK) plc issued company credit cards to two directors of Swiftnet Limited, and by way of securing the balances on these cards, took a First Party Charge over Swiftnet to the sum of £50,000 ($105,218).

As of April 10, 2003, Equitalk.co.uk Limited, our U.K. based subsidiary since July 2006, has received loan facilities from Barclays Bank plc in the form of a Government Small Firms Loan Guarantee Scheme Loan Agreement whereby Barclays would lend Equitalk £150,000 ($301,911). The loan plus interest is repaid monthly and payments are up to date. As part of the agreement a Debenture charge was raised on all the assets of Equitalk. The balance as of June 30, 2007 due is £8,334 ($16,774).

Our U.S. subsidiary, Xfone USA, Inc., has certain loan facilities with certain liens on our fixed assets in the form of installment loan agreements. The total aggregate amount of these loans as of June 30, 2007 is $1,000,000.

Upon the assignment of the Interconnection Agreement between WS Telecom, Inc. and BellSouth Telecommunications, Inc. to Xfone USA, Inc., and consummation of the merger on March 10, 2005, we, the ultimate parent company and our subsidiaries Swiftnet Limited and Xfone 018 Ltd., individually and/or jointly, agreed to guarantee all undisputed debts owing to BellSouth Telecommunications by Xfone USA in accordance with the assigned Interconnection Agreement. The guarantee was given on December 16, 2004, and became effective upon the consummation of the merger on March 10, 2005.

Our Israel based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel in order to finance its activities. As of June 30, 2007, the credit facilities include a revolving credit line of 500,000 NIS ($127,453), a short-term credit line of 2,250,000 NIS ($573,541), and long-term credit line of 1,290,000 NIS ($328,830). In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS ($802,957) to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000. This Term Note was executed in July 2004 by Xfone 018 in favor of the Company; (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract, the Cellcom Israel Ltd. contract, the Pelephone Communications Ltd. contract, and the credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) We and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank; (g) subordination of the Minority Partner Loan (as defined below). As of June 30, 2007, we have a balance due of 4,026,794 NIS ($1,026,458) under the credit facility.

According to an agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (the “Minority Partner”), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 NIS ($2,549,070) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the agreement, the Company agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge.

According to the above-mentioned agreement with the Minority Partner, the Minority Partner provided in the fourth quarter of 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan is payable after four years with annual interest of 4% and linkage to the Israeli consumer price index. As of June 30, 2007, the balance of the Minority Partner Loan is 1,947,050 NIS ($496,317).

As of June 30, 2007, we provided to Xfone 018 a shareholder loan in an aggregate amount of $1,298,579.

As of June 30, 2007, our Israeli subsidiary activities were financed by the shareholders loans and by using 4,026,794 NIS ($1,026,458) of the credit facility from Bank Hapoalim.

On September 27, 2005, we entered into a Securities Purchase Agreement for a $2,000,000 financial transaction with Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a convertible term note secured by our United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of our common stock at an initial conversion price equal to $3.48 per share. In conjunction with the financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financing was on September 28, 2005. As of August 1, 2007, Laurus Master Fund, Ltd. assigned to Valens U.S. SPV I, LLC a principal amount equal to $169,925.11 of the Term Note, and to Valens Offshore Fund SPV I, Ltd. a principal amount equal to $549,289.76 of the Term Note. Net proceeds from the financing were mainly used for procurement of capital equipment and general working capital purposes for us and Xfone USA, eXpeTel Communications and Gulf Coast Utilities, Inc. The conversion of the Term Note will result in dilution in the percentage of common stock owned by our existing shareholders, although the conversion price was in excess of the net tangible book value per share and accordingly was not economically dilutive. The potential or actual resale of the shares underlying the note could have an adverse effect on the price of our common stock. The balance as of June 30, 2007 due to Laurus Master Fund is $1,000,000.

On September 27, 2006, a Shareholders Loan Agreement was entered by and between Auracall Limited, at that time an affiliated entity and currently a wholly owned subsidiary, Swiftnet Limited, a wholly owned U.K. subsidiary and the former Managing Director of Auracall who held 67.5% of Auracall. As part of this agreement, Swiftnet agreed to provide a loan of £24,000 ($50,505) to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006, and repaid by Auracall in full on May 10, 2007.

On August 24, 2006, we announced by Press Release that we had filed with the Israel Securities Authority (“ISA”) and the Tel Aviv Stock Exchange (“TASE”) a preliminary draft prospectus for a proposed public offering of convertible debentures to be listed and traded on the TASE (the “Proposed Public Offering”). The total amount proposed to be raised in the Proposed Public Offering was approximately $12 million. The Proposed Public Offering was subject to the approval of the ISA and the TASE, as well as the execution of an underwriting agreement and final pricing. On November 9, 2006 we were informed that the TASE decided to seek a No-Action Letter from the U.S. Securities and Exchange Commission (the “No-Action Letter”) and that until the No-Action Letter is granted to the TASE the Proposed Public Offering is delayed. On May 7, 2007, we were informed by the TASE that the No-Action Letter had not yet been granted. We recently raised $2,100,000 from institutional investors in Israel from the sale of shares of our common stock in connection with our “best efforts” offering pursuant to this Prospectus, and continue to consider additional private / public offerings in Israel in order to raise additional capital as needed.

On December 24, 2006, we entered into an Agreement to sell to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. an aggregate of 344,828 restricted shares of its common stock, at a purchase price of $2.90 per share, together with an aggregate of 172,414 warrants to purchase shares of our common stock, at an exercise price of $3.40 per share and with a term of five years. The financial transaction was closed on February 8, 2007. The net proceeds of the financial transaction were $853,649, and are being used for general working capital and/or investment in equipment and/or acquisition and/or business development. The financial transaction resulted in dilution in the percentage of common stock owned by our existing shareholders, although the price paid was in excess of the net tangible book value per share and accordingly was not economically dilutive. The aforementioned 344,828 restricted shares of our common stock and the shares of common stock underlying the aforementioned 172,414 warrants are covered by this Prospectus.

Our subsidiary, Xfone USA, Inc. was receiving services from Embarq Logistics, Inc. ("Embarq") related to the installation of certain collocation facilities in Mississippi. Certain disputes arose between the parties as to the scope of the work, the manner in which it was carried out and the timeliness of completion, and the parties agreed that Xfone USA had accrued an aggregate of $830,000 in liabilities to Embarq in connection with the services Embarq provided. On May 31, 2007, the parties reached a settlement agreement, pursuant to which Xfone USA paid Embarq $415,004 upon execution of the agreement, and issued a promissory note for the remaining balance of $414,996, which is payable in six consecutive monthly installments of $69,166 each, beginning on June 30, 2007 through November 30, 2007. In order to induce Embarq to enter into the settlement with our subsidiary, we guaranteed the obligations of Xfone USA by executing a Parent Guarantee.

During May 2007, 6,300 options under the Company's 2004 Stock Option Plan were exercised at an exercise price of $3.50 per share.

On July 17, 2007, Story Telecom Limited, our majority-owned UK subsidiary, agreed to loan us up to £400,000 ($841,744) that it had as cash surplus in its bank account. The loan bears fixed interest rate at 4% over the interest payable by the bank for deposits under the same terms. The loan is for a one-year term but can be accelerated by Story Telecom if it requires additional financing to continue to operate as a going concern. The loan is guaranteed by our wholly-owned UK subsidiary, Swiftnet Limited and by amounts owed to us by Story Telecom. In addition, Story Telecom has the right to set-off repayments under the loan against sums due to us by Story Telecom. The loan is pre-payable at any time upon 30 days’ notice. On July 18, 2007 and on September 25, 2007, we borrowed £350,000 ($736,526) and £50,000 ($105,218), respectively, of the loan. On October 8, 2007, Story Telecom agreed to increase the loan ceiling by £300,000 to a maximum of £700,000. Further borrowings of £100,000 ($210,436) were made on October 9, 2007. As of November 6, 2007, the aggregate outstanding borrowings were £500,000 ($1,052,179).

On October 23, 2007, the Company entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. who agreed to purchase an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $3,000,000. This offering was made by the Company, acting without a placement agent, pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007 (and of which this Prospectus, included within Post-Effective Amendment No. 1 to such Registration Statement, forms a part). The 1,000,000 shares were issued on November 6, 2007.

On November 4, 2007, the Company entered into Subscription Agreements with: (i) XFN - RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, which agreed to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $750,000 (the “U.S. Offering”); and (ii) certain Israeli institutional investors, which agreed to purchase an aggregate of 700,000 shares of the Company’s Common Stock, at a price of $3.00 per share, for a total subscription amount of $2,100,000 (the “Israeli Offering”). The U.S. Offering and Israeli Offering were made by the Company pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007 (and of which this Prospectus, included within Post-Effective Amendment No. 1 to such Registration Statement, forms a part). The U.S. Offering was made by the Company acting without a placement agent. The Israeli Offering was made by the Company with the services of First International & Co. - Underwriting & Investments Ltd., one of the Israeli investors, acting as placement agent, for which it is entitled to a placement fee equal to 5% (plus VAT, if applicable) of the gross proceeds of the Israeli Offering.  In addition, the Company will pay its consultant, Dionysos Investments (1999) Ltd. (“Dionysos”) a success fee equal to 0.5% of the gross proceeds of the Israeli Offering, pursuant to that certain First Amendment to Financial Services and Business Development Consulting Agreement by and among the Company and Dionysos dated February 8, 2007.

$3,000,000 of the aggregate subscription amount are being held in an escrow account with Gersten Savage LLP, and $2,850,000 of the aggregate subscription amount are being, or will be, held in an escrow account with the Company’s General Counsel and Secretary, Advocate Alon Reisser, for the benefit of the Company, pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares. The offering and release of escrow was also conditioned upon receipt by the Company of confirmation from its transfer agent that the shares are available for issuance via the DWAC system. The Company received such confirmation on October 31, 2007.

On November 5, 2007, Bank Hapoalim B.M. in Israel provided a bank guarantee of 322,500 NIS ($84,757) to the Ministry of Communications of the State of Israel in connection with a November 7, 2007 license to commence an experimental deployment of Local Telephone Services utilizing Voice over Broadband (VoB) technology, which was granted to Xfone 018. In connection with the bank guarantee, Xfone 018 executed an indemnification agreement in favor of Bank Hapoalim. The bank guarantee will expire on April 30, 2009.

IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS

Effective January 1, 2007, we changed our functional and reporting currency from the Great Britain Pounds ("GBP") to the U.S. dollar for the reason that the majority of our transactions and balances are denominated in U.S. dollars. Consistent with SFAS No. 52 “Foreign Currency Translation” the change in functional currency will be accounted for prospectively; therefore, there is no effect on our historical consolidated financial statements. The translated amounts for non-monetary assets at December 31, 2006 became the accounting basis for those assets as of January 1, 2007. 54.3% and 17.1% of our revenues in the first half of 2007 were derived from our U.K. and Israeli operations, respectively. In the first half of 2007, approximately 68% of the direct traffic costs in Israel were in GBP and the rest were in New Israeli Shekels (“NIS”). We believe that the U.S. and Israeli portions of our revenues will increase in the second half of 2007.

For continuing transactions made in currencies other then US dollar we use a current conversion rate. For noncontingent past transactions made in currencies other then US dollar we use the conversion rate of the time of transaction.

Our costs of revenues are mainly in U.S. dollars and GBP.

Most of our assets, liabilities, revenues and expenditures are in U.S. dollars and GBP. The remainder of the assets, liabilities, revenues and expenditures are in NIS. We anticipate that in the second half of 2007 the portion of U.S. dollars will continue to grow although the portion of GBP will stay significant.

A devaluation of the GBP or the NIS in relation to the U.S. dollar will have the effect of decreasing the U.S. dollar value of all assets and liabilities that are in GBP or NIS. Conversely, any increase in the value of the GBP or the NIS in relation to the U.S. dollar will have the effect of increasing the U.S. dollar value of all GBP or NIS assets and the U.S. dollar amounts of any GBP or NIS liabilities and expenses.

Inflation in any of the countries where we operate would affect our operational results if we shall not be able to match our revenues with growing expenses caused by inflation.

If the rate of inflation causes a rise in salaries or other expenses and the market conditions don't allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

BUSINESS

Background

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice, video and data communications services with operations in the United Kingdom, the United States and Israel offering a wide range of services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities. We serve customers across Europe, Asia, America, Australia and Africa. In February 2007, we moved our principal executive offices to Flowood, Mississippi, sharing executive office space with our wholly owned U.S. subsidiary, Xfone USA, Inc.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive range of telecommunication services and products, integrated through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus to voice services and now offers a comprehensive range of calling services to resellers and end customers. Utilizing automation and proprietary software packages, Swiftnet’s strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA, Inc. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies to deliver services to customers throughout its service areas.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, we entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc., our wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone, Inc and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the “I-55 Internet Management Agreement”) that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, we issued a total of 789,863 shares of our common stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow account, to be held pending certain adjustments. The Company subsequently made the following two claims against such escrow account: Claim #1: The Company made a claim on March 27, 2007 to adjust the total consideration based upon the changes in customer billings as determined pursuant to a formula set forth in the First Amendment to the Merger Agreement (the “Customer Billing Adjustment Amount”), which the Company had determined was $247,965.57. Claim #2: The Company determined an undisclosed liability, in accordance with Article 6.03 of the I-55 Internet Services, Inc. Merger Agreement (as amended), in the amount of $147,550 and on November 28, 2006, sent a claim for this amount. The Shareholder Representatives of I-55 Internet Services disputed the amounts in both claims submitted and so the parties entered into negotiations on May 2, 2007, where they agreed to reduce the amount claimed in Claim #1 to $143,017.11 to account for reconciliation of previously unconfirmed balances that had been applied in calculating the claim figure, and agreed to reduce the original Loss amount claimed in Claim #2 by $6,800.00, representing additional services purchased with Zipa, Inc. under the direction of Xfone USA during the Management Agreement period from October 2005 through March 2006. Upon settlement of the claims, two Joint Deposition Notices for the escrow agent, Trustmark National Bank, were delivered to the Shareholder Representatives of I-55 Internet Services for execution, however, a Shareholder Representative refused to execute the notices pending approval of the figures by the shareholders of I-55 Internet Services at a meeting.  On June 7, 2007, the shareholders met and rejected the figure agreed upon with respect to Claim #1, and accepted the figure agreed upon with respect to Claim #2.  There has been no further action taken with respect to Claim #2.  As a result of the rejection of the figure for Claim #1, the Company officially retracted the Joint Deposition of Escrow Claim, and consequently the original Pending Claim Notice dated March 27, 2007 in the amount of $247,965.57 is still claimed.

In conjunction with that certain Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, and upon the consummation of the merger on March 31, 2006, we issued to MCG Capital 667,998 shares of our common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers’ particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

On August 26, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate our intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications’ business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, LLC, we issued a total of 223,702 shares of our common stock valued at $671,687 and 79,029 warrants exercisable for a period of five years into shares of our common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model (the “Xfone Stock and Warrant Consideration”). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow. The Company determined a breach of the representations and warranties in the Merger Agreement resulting from the failure of I-55 Telecommunications to disclose the liability due and payable to the Louisiana Universal Service Fund (“LA USF”) through the period of October 2005, at which time Xfone USA undertook the management role of I-55 Telecommunications.  Pursuant to Section 1(g) of the Escrow Agreement dated as of March 31, 2006 by and among Xfone USA, the Escrow Agent, and the President and Sole Member of I-55 Telecommunications, and in accordance with Article 6.02 of the Merger Agreement, Xfone USA notified the other parties that it believed that it had suffered a Loss of $30,625.52, pursuant to the provisions of Article 6.02 of the Merger Agreement dated as of August 26, 2005. Having not received any response from the President and Sole Member of I-55 Telecommunications, nor from his counsel, on October 15, 2007, and after the allotted response time allowed, Xfone USA instructed the Escrow Agent (Trustmark National Bank) to deliver from the Escrow Fund of the President and Sole Member of I-55 Telecommunications, to the Company, 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants.  The 7,043 shares of Common Stock and 4,838 Xfone Stock Warrants were returned to the Company for cancellation on October 31, 2007.

In conjunction with certain Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with Randall Wade James Tricou; Rene Tricou - Tricou Construction; Rene Tricou - Bon Aire Estates; Rene Tricou - Bon Aire Utility; and Danny Acosta, creditors of I-55 Telecommunications (the “Creditors”), and upon the consummation of the merger on March 31, 2006, we issued to the Creditors an aggregate of 163,933 restricted shares of common stock and an aggregate of 81,968 warrants, exercisable at $3.38 per share, at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.

On January 1, 2006, Xfone USA, Inc., our wholly owned subsidiary, entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI’s services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As a result of further negotiations between us and EBI, we have agreed to pay the total consideration of this acquisition in cash in the amount of $85,699 in monthly payments of $10,000 until paid in full, and we made the first of such payments on June 1, 2007. The acquisition was not significant from an accounting perspective.

On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., our wholly owned subsidiary, entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. We agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement the Company issued in March 2007 an additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net. The acquisition was not significant from an accounting perspective.

On May 10, 2006, we, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into a Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, we increased our ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to us and our subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom to be used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Story Telecom operates as a division of our operations in the United Kingdom. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006. The transaction contemplated by the Stock Purchase Agreement was not significant from an accounting perspective.

On May 25, 2006, we and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom (“Equitalk”) entered into an Agreement relating to the sale and purchase of Equitalk (the “Equitalk Agreement”). The Equitalk Agreement provided for us to acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became our wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, we issued a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

On August 15, 2007, the Company, Swiftnet Limited, our wholly owned U.K.-based subsidiary (Swiftnet”), and Dan Kirschner entered into a definitive Share Purchase Agreement to be completed on the same date, pursuant to which Swiftnet purchased from Mr. Kirschner the 67.5% equity interest in Auracall Limited (“Auracall”) that he beneficially owned, thereby increasing Swiftnet’s ownership interest in Auracall from 32.5% to 100%. Swiftnet had acquired the 32.5% interest in Auracall through several transactions that occurred since October 16, 2001. The purchase price for the shares was £810,917.64 (approximately $1,669,958), payable as follows: £500,000 (approximately $1,029,672) was paid in cash upon signing of the Share Purchase Agreement, and the remaining £304,000, plus interest of £6,917.64 (approximately $640,286), is payable in monthly installments beginning in September 2007 and continuing through March 2008. In connection with the acquisition, Auracall and Swiftnet entered into an Inter-Company Loan Agreement, pursuant to which Auracall agreed to lend Swiftnet £850,000 (approximately $1,750,442) for the sole purpose of and in connection with Swiftnet’s acquisition of the Auracall shares. The loan is unsecured, bears interest at a rate of 5% per annum, and is to be repaid in five years (i.e., August 15, 2012), but may be repaid earlier without charge or penalty. As a result of the terms of the transaction, Mr. Kirschner no longer serves as Auracall’s Managing Director or as a member of its board of directors.

On August 22, 2007, the Company entered into a Stock Purchase Agreement (the “Agreement”) with NTS Communications, Inc. (“NTS”), a provider of integrated voice, data and video solutions headquartered in Lubbock, Texas, and the owners of approximately 85% of the equity interests in NTS (the “NTS Sellers”), to acquire NTS. Subsequently, all of the remaining shareholders of NTS executed the Agreement, bringing the total percentage of equity interests in NTS owned by NTS Sellers that entered into the Agreement to 100%. The aggregate purchase price is $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which is subject to Xfone’s advance written approval. The aggregate purchase price will be allocated to the NTS shareholders in accordance with each shareholder’s allocable share.

The Agreement also provided that the Company may offer to the NTS Sellers the opportunity to reinvest all or part of their allocable sale price in shares of the Company’s Common Stock, provided that the maximum number of shares of the Company’s Common Stock to be reinvested by all NTS Sellers in the aggregate does not exceed 30% of the total purchase price.

On September 19, 2007, the Company made this offer to the NTS Sellers, in accordance with the Agreement. Seventeen NTS Sellers elected to reinvest all or a portion of their allocable sale price in the Company’s Common Stock, and entered into Subscription Agreements with the Company. Pursuant to such subscriptions, the Company accepted offers by NTS Sellers to reinvest an aggregate of $6,587,426.76 in the Company’s Common Stock upon closing of the acquisition. The Company’s Board of Directors determined, in accordance with the Agreement, that the number of shares of the Company’s Common Stock to be delivered to each NTS Seller under this offering will be determined by dividing the portion of the NTS Seller’s allocable sale price that the NTS Seller elected to receive in shares of the Company’s Common Stock by 93% of the average closing price of the Company’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the closing date of the acquisition.

The offering of the shares of Common Stock to the NTS Sellers was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are to be issued only to “accredited investors,” within the meaning of Rule 501 of Regulation D, and up to 35 non-accredited investors. The NTS Sellers will not have any registration rights with respect to the shares they will receive pursuant to this offering in accordance with the Agreement. Upon issuance of the shares, the NTS Sellers will have the same rights as shareholders currently owning the Company’s Common Stock.

The Agreement provides that the closing must occur not later than January 15, 2008 (the “Expiration Date”), unless the Expiration Date is extended or changed by the parties in accordance with the terms of, and under the circumstances described in, the Agreement. The Agreement also provides for payment of certain liquidated damages, in the event that the Agreement is terminated under specific circumstances. Completion of the acquisition is subject to certain conditions, including receipt of regulatory approvals where relevant.

In connection with the consummation of the acquisition, it is anticipated that the parties will enter into additional related agreements, including a Release, an Escrow Agreement, an Amendment to Lease Agreement and a Noncompetition, Nondisclosure and Nonsolicitation Agreement. In addition, in connection with the transaction, the Company had entered into a Letter of Joint Venture dated June 15, 2007 with NTS Holdings, Inc. (“NTS Holdings”), an entity owned by Barbara Andrews (a/k/a Barbara Baldwin), who currently serves as NTS’ President and CEO, Jerry Hoover, who currently serves as NTS’ Executive Vice President – Chief Financial Officer, and Brad Worthington, who currently serves as NTS’ Executive Vice President – Chief Operating Officer. Pursuant to its terms, upon consummation of the acquisition, the Letter of Joint Venture will terminate, and it is anticipated that the Company will enter into a Free Cash Flow Participation Agreement with NTS Holdings, and that NTS will enter into Employment Agreements with each of Ms. Baldwin, Mr. Hoover and Mr. Worthington.

Recent Financings

On October 23, 2007, the Company entered into Subscription Agreements with 15 investors affiliated with Gagnon Securities, Inc. who agreed to purchase an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $3,000,000. This offering was made by the Company, acting without a placement agent, pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007 (and of which this Prospectus, included within Post-Effective Amendment No. 1 to such Registration Statement, forms a part). The 1,000,000 shares were issued on November 6, 2007.

On November 4, 2007, the Company entered into Subscription Agreements with: (i) XFN - RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, which agreed to purchase 250,000 shares of the Company’s common stock, par value $0.001 per share at a price of $3.00 per share, for a total subscription amount of $750,000 (the “U.S. Offering”); and (ii) certain Israeli institutional investors, which agreed to purchase an aggregate of 700,000 shares of the Company’s Common Stock, at a price of $3.00 per share, for a total subscription amount of $2,100,000 (the “Israeli Offering”). The U.S. Offering and Israeli Offering were made by the Company pursuant to the Company’s Registration Statement on Form SB-2 (File No. 333-143618) which was declared effective by the U.S. Securities and Exchange Commission on August 6, 2007 (and of which this Prospectus, included within Post-Effective Amendment No. 1 to such Registration Statement, forms a part). The U.S. Offering was made by the Company acting without a placement agent. The Israeli Offering was made by the Company with the services of First International & Co. - Underwriting & Investments Ltd., one of the Israeli investors, acting as placement agent, for which it is entitled to a placement fee equal to 5% (plus VAT, if applicable) of the gross proceeds of the Israeli Offering.  In addition, the Company will pay its consultant, Dionysos Investments (1999) Ltd. (“Dionysos”) a success fee equal to 0.5% of the gross proceeds of the Israeli Offering, pursuant to that certain First Amendment to Financial Services and Business Development Consulting Agreement by and among the Company and Dionysos dated February 8, 2007.

$3,000,000 of the aggregate subscription amount are being held in an escrow account with Gersten Savage LLP, and $2,850,000 of the aggregate subscription amount are being, or will be, held in an escrow account with the Company’s General Counsel and Secretary, Advocate Alon Reisser, for the benefit of the Company, pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares. The offering and release of escrow was also conditioned upon receipt by the Company of confirmation from its transfer agent that the shares are available for issuance via the DWAC system. The Company received such confirmation on October 31, 2007.

Our Principal Services and their Markets

We provide through our United Kingdom operations (Swiftnet, Equitalk, Story Telecom and Auracall) the following telecommunication products / services:

Services provided by Swiftnet

Telephony Services

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Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

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Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code “1689”.

·
Calling Cards: This service is available to all our subscribers. The Calling Card works by using an access number and a PIN code, and offers a convenient and easy way to make calls virtually anywhere in the UK, as well as from 27 other destinations worldwide.

Messaging Services

·	Email2Fax: Allows users to send fax messages directly from their email or web software.

·	Cyber-Number: Allows users to receive fax messages directly to their email software via a personal number.

·	Email/Fax Broadcast: This service allows the user to send multiple personalized faxes and emails to thousands of users in minutes.

Internet Based Customer Service

·	Our Internet based customer service and on-line registration (found at www.swiftnet.co.uk) includes full details on all our products and services.

Our UK based subsidiary, Swiftnet Limited owns and operates its own facilities-based telecommunications switching system.

Services provided by Equitalk.co.uk

Telephony Services

·
Carrier Pre Select (CPS): CPS is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route all their outgoing calls over our network. This gives them access to competitive call rates and a wide range of services. Customers using CPS only pay line rental to their service operator, while we bill them for all call charges. CPS is available nationally provided the customer is connected to a BT local exchange.

·
Indirect Access: This is a telephony service which enables customers to benefit from our low call usage charges, without having to make any changes to their existing telephone lines or numbers. The service allows customers to route a specific outgoing call over our network by using the prefix code “1664”.

·
Internet/Data Service: We provide high-speed Internet access to residential customers utilizing the digital data network of Griffin Internet. Our ADSL service provides up to 8 Mbps of streaming speed combined with Static IP addresses, as well as multiple mailboxes. Our Internet/Data services are bundled with our voice services for residential and business customers.

·
Conference Service: We provide web-managed low cost teleconferencing services through our partnership with Auracall Limited. Up to 10 people can call in to a conference circuit and be joined together by dialing the same PIN. There is no need to reserve a conference call in advance and each caller pays for their own call.

Internet Based Customer Service and Billing Interface

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Our Internet based customer service and billing interface (found at www.equitalk.co.uk) includes on-line registration, full account control, and payment and billing functions and information retrieval.

Services provided by Story Telecom

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Prepaid Calling Cards: Story Telecom initiates, markets and distributes Prepaid Calling Cards that are served by our switch and systems. Story Telecom supplies the Prepaid Calling Cards to retail stores through its network of dealers. The Calling Card enables the holder to call anywhere in the world by dialing either a toll free number or a local access number from any telephone that routes the holder’s call to our Interactive Voice Response System that automatically asks for the holder’s private PIN code, validates the code dialed by the customer, and tells the credit balance of the card. The holder is then instructed to dial to his or her desired destination, at which time our Interactive Voice Response System tells the holder how long he or she can speak according to the balance on the card and what the cost per minute is. The holder of the card can use the card repeatedly until the balance is zero.

·
Story Direct and Story Mobile: These services allow any individual with either a BT line or a mobile phone to make international calls at a lower cost and without prepayment for setting up an account with another carrier. These services can be accessed by any business or residential user through Story Telecom website, found at www.storytelecom.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates or their network operator’s rates by gaining access to our switch and providing savings on a per minute basis.

Internet Based Customer Service and Billing Interface

·	Our Internet based customer service (found at www.storytelecom.co.uk) includes full details on all our products and services.

Services provided by Auracall Limited

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The Auracall Free Time service allows any individual with a BT line to make international calls at a lower cost and without prepayment for setting up an account with another carrier. The Auracall service can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current BT published rates by gaining access to our switch and providing savings on a per minute basis.

·
The Auracall T-Talk service allows any individual with a mobile phone to make international calls at a lower cost by purchasing calling credit via a Premium Rate Text. When customers need to make an international or national call they can dial an access number followed by their destination number.

Internet Based Customer Service and Billing Interface

·	Our Internet based customer service (found at www.auracall.co.uk) includes full details on all our products and services.

We provide through our United States operations (Xfone USA) the following telecommunication products / services:

·
Local Telephone Service: Using our own network in concentrated local areas throughout Mississippi and Louisiana and utilizing the underlying network of BellSouth Telecommunications, Inc. (the new ATT), outside of our local areas, we provide local dial tone and calling features, such as hunting, call forwarding and call waiting to both business and residential customers throughout Alabama, Florida, Georgia, Louisiana and Mississippi, including T-1 and PRI local telephone services to business customers.

·
Long Distance Service: We use our own network where available and QWEST, a nationwide long distance carrier, as our underlying long distance network provider. In conjunction with Local Telephone Services, we provide Long Distance Services to our residential and business customers. We provide two different categories of long distance services - Switched Services to both residential and small business customers, which include 1+ Outbound Service, Toll Free Inbound Service and Calling Card Service. For larger business customers we also provide Dedicated Services such as T-1 and PRI Services. Our long distance services are only available to customers who use our local telephone services.

·
Internet/Data Service: We provide high-speed broadband Internet access to residential and business customers utilizing our own integrated digital data network and utilizing the broadband gateway network of the new ATT. Our DSL service provides up to 3 Mbps of streaming speed combined with Dynamic IP addresses, as well as multiple mailboxes and Web space. Our DSL services also include spam filter, instant messaging, pop-up blocking, web mail access, and parental controls. We also provide dial-up Internet access service for quick and dependable connection to the web. Our Internet/Data services are stand-alone products or are bundled with our voice services for residential and business customers.

·
Customer Service: Customer Service is paramount at Xfone USA and is one of our major differentiating characteristics, thus tantamount to being one of our product offerings. Customers have been conditioned to accept poor customer service from the larger monopoly companies because they have never had any real choice in service providers, especially in the residential market. Our attentive customer service department is an additional “product offering” which sells - as well as retains - customers. The full scope of communications service entails network service, customer service, and repair service.

·	Our US based subsidiary, Xfone USA, Inc. owns and operates its own facilities-based telecommunications carrier class switching platform.

We provide through our Israeli operations (Xfone 018) the following telecommunication products / services:

·
International Telephony Services: We provide international telephony services with the prefix code of “018”. We provide these services both to our subscribers and to subscribers of other Israeli carriers. The service is offered to both residential and business customers.

·
XFONECARD: We provide an international toll free calling card service, available in over 40 countries around the globe. XFONECARD has a unique feature which allows its user to receive messages to a personal message box.

·
SIMPLE: The SIMPLE is a pre programmed, rechargeable, mobile SIM card which can be used with any unlocked GSM (Global System for Mobiles) mobile phone virtually anywhere in the world. SIMPLE allows us to deliver call savings, by diverting the customer dialing command away from the local mobile operator that the phone is connected to, and instead, it sends the call to one of the UK’s largest mobile operators with whom we hold a special agreement. We offer for sale or rent two types of SIM Cards - a local SIM Card which may be used only from a specific country, and a global SIM Card which may be used from over 90 countries around the globe.

·	International Telephony Access: We provide international telephony access to the Israeli telephone network by selling incoming call minutes to various international operators across the globe.

·	Our Israel based subsidiary Xfone 018 owns and operates its own facilities-based telecommunications carrier class switching platform.

Our Distribution and Marketing Methods

We use the following distribution methods to market our services:

·
We use employed, direct sales executives to sell to medium to large size business customers; these sales executives have quota attainment requirements and receive a monthly salary, allowance and are paid commissions;

·
We actively recruit independent contractor agents and resellers who purchase telephone traffic directly from us at a discount, and who then resell this telephone traffic to their customers at a mark-up according to their own price lists;

·	We utilize agents that sell our services directly to customers at our established prices; these agents receive a commission of approximately 5%-12% of the total sale amount less any bad debts;

·	We use third party direct sales organizations (telesales and door-to-door) to register new customers;

·	We cooperate with major companies and worker’s councils;

·	We use direct marketing, including by newspaper and radio advertisements;

·	We attend telecommunications trade shows to promote our services; and

·	We utilize the Internet as an additional distribution channel for our services. We utilize Xfone.com as our brand name for our new e-commerce telecommunications operations.

Our Billing Practices

We charge our customers based on a monthly fixed amount or on actual usage by full or partial minutes. Our rates vary with distance, duration, time, and type of call, but are not dependent upon the facilities selected for the call transmission. The standard terms for our regular telephone customers require that payments are due 30 days from the date of the invoice, or 90 days when the invoice is issued by the local operator. Our supplier’s standard terms are payment within 30 to 90 days from invoice date; however, some new suppliers ask for shorter payment terms.

Carriers and Negotiating Lower Rates

Our increased sales in 2004, 2005 and 2006 have enabled us to negotiate significantly lower rates with the carriers we use to carry our international call traffic, which gives us the opportunity to increase our margins or offer significant reductions to secure deals with major clients. If our sales increase, we anticipate that we will continue to negotiate for lower rates. There can be no assurance that we will be successful in negotiating lower rates.

Divisions

We operate the following divisions:

·
Partner Division - Our Partner Division operates as a separate profit center by attempting to recruit new resellers and agents to market our products and services and to provide support and guidance to resellers and agents.

·
Customer Service Division - In the United Kingdom and the United States we operate a live customer service center that operates 24 hours a day, 7 days a week. In Israel our customer service center operates 6 days a week.

·
Operations Division - Our Operations Division provides the following operational functions to our business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.

·	Administration Division - Our Administration Division provides the billing, collection, credit control, and customer support aspects of our business.

·	Research and Development - The function of our Research and Development Division is to develop and improve our billing system, switch and telephony platforms, websites and special projects.

·	Retail - Our Retail Division is responsible for our marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets

Our primary geographic markets are the United States, the United Kingdom and Israel.  However, we serve customers across Europe, Asia, America, Australia and Africa.

Competitive Business Conditions

The U.K. Market

The communications and information services industry in the U.K. is highly competitive and varied. In 2006, we had only approximately 0.1% of the market share of the United Kingdom telecommunication market (not including mobiles revenues), based on our revenues of $17.0 million during 2006, compared with the approximately $10.1 billion telecommunication market (not including mobiles revenues) in the United Kingdom, according to the United Kingdom regulatory oversight of these companies, the Office of Communications - United Kingdom, otherwise known as Ofcom, the website of which may be accessed at www.ofcom.org.uk.

The U.S. Market

In 2006 we had approximately 13,500 End-User Switched Access telephone lines in the Alabama, Louisiana and Mississippi market through the combination of Xfone USA and I-55 Telecommunications, LLC or approximately 0.2% of market share. This total market size in 2006 represented 5,789,992 telephone lines, with BellSouth Telecommunications maintaining its monopoly market share with 4,877,791 telephone lines or approximately 84% of the market. All CLECs combined made up the remaining 921,201 telephone lines or approximately 16% of the tri-state market, according to the 2006 FCC Report - Trends in Local Telephone Competition.

The Israeli Market

Since the opening of the international telephony market in Israel to competition in 1996, and until 2004, only three companies have provided international telephony services in Israel. The market, estimated at that time to be 2 billion minutes per year, was more or less equally divided between the three companies. On July 4, 2004, the Ministry of Communications of the State of Israel granted our subsidiary, Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. In 2004, two other new providers of international telephony services launched their services. The international telephony market is highly competitive and therefore all six providers had to offer low prices in order to attract or retain subscribers and call minutes.

During 2006, two significant mergers occurred in the Israeli international telephony market, leaving only four companies in the competition. The implications of these two mergers are yet to be noticed. However, we believe that the mergers will result in a moderate rates increase which may raise Xfone 018 revenues in 2007. The aforementioned mergers enabled Xfone 018 to execute, as of December 2006, a new business strategy, according to which it re-priced its services by distinguishing the rates for its subscribed customers from the rates for its non-subscribed customers. We believe that the new strategy shall prove to be successful, and that in 2007 no significant market share will be lost as a result of its implementation.

In 2006, the Israeli international telephony market was estimated to be 2.6 billion minutes. We estimate our market share as of December 31, 2006, as approximately 5.5% of the Israeli market.

Principal Suppliers

In 2006, our principal suppliers of telephone routing and switching services according to the percentage of the costs of revenues were:

·	“the new ATT” (formerly BellSouth Telecommunications) - 31%

·	British Telecommunications - 28%

·	Bezeq The Israel Telecommunication Corp - 5%

We are dependent on several of our suppliers. However, these suppliers are required to provide us with services according to the relevant regulations and their licenses to operate as a telecommunications provider in the relevant jurisdictions.

Major Customers

We have six major types of customers:

·
Residential - in the U.S. - pre-subscribed customers; outside of the U.S. - pre-subscribed customers and customers who must dial a special code to access our switch or acquire a box that dials automatically.

·	Commercial - we serve small to complex business customers around the world.

·	Governmental agencies - Including the United Nations World Economic Forum, the Argentine Embassy, the Spanish Embassy and the Israeli Embassy.

·	Resellers - We provide them with our telephone and messaging services for a wholesale price.

·
Telecommunications companies - We provide our services through telecommunication companies (such as British Telecom and Bezeq The Israel Telecommunication Corp) which collect the fees relating to such services and forward them to us.

·
Mobile Users - including customers who can access our switch utilizing their free cross-network minutes and thereafter able to make low-cost international calls; customers who purchase, via a reversed billed SMS, pre-paid credit for international calls and those using our international roaming SIM cards.

Certain Telecommunication operators act as collection channels for the Company. In 2006 we had two major collection channels, one in the U.K. and one in Israel. Collections through these channels accounted to approximately 18% and 5% of our total revenues in 2006, and 23% and 19% of our total revenues in 2005. With respect to collection of monies for us, these Telecommunication operators are not deemed to be customers of the Company.

Our largest non affiliated reseller is WorldNet Global Communications Ltd. which generated approximately 1% of our total revenues during the year 2006. We provide WorldNet Global Communications with the billing system. We anticipate that WorldNet will continue to contribute approximately the same amount of UKP to our revenues in year 2007.

Collectively, in 2006 the United Kingdom accounts for approximately 44.7% of our revenues, the United States accounts for approximately 40.8% of our revenues and Israel accounts for approximately 14.5% of our revenues.

Our integrated revenue approach led to revenue from each source as described above and is partially driven by the activities of other revenue sources. Our revenues are dependent upon the following factors: price competition in telephone rates; demand for our services; individual economic conditions in our markets; and our ability to market our services.

Patents and trademarks

On September 14, 2000, Equitalk received notification from the Trademarks Registry Office of Great Britain that its trademark, “Equitalk”, was registered by that government agency.

On January 9, 2004, we received notification from the Trademarks Registry Office of Great Britain that as of August 8, 2003, our trademark, “Xfone”, was registered by that government agency.

On April 22, 2005, Xfone USA received notification from the United States Patent and Trademark Office that as of April 12, 2005, its Mark, “eXpeTel”, was registered by that government agency.

On August 6, 2007, Xfone 018 received notification from the Israeli Patent Office that as of March 30, 2007, its Mark, “Xfone 018”, was registered by that government agency.

We do not have any other patents or registered trademarks.

Regulatory Matters

In 1996, our subsidiary, Swiftnet Limited was granted a license to operate a telecommunications system from the Secretary of State for Trade and Industry of the United Kingdom. On July 25 2003 the regulatory situation within the United Kingdom changed dramatically with the ending of the licensing regime and the withdrawal and revocation of the Telecommunication Act.

The licensing regime has been replaced by a general authorization regime with the introduction of the General Conditions of Entitlement.

Swiftnet Limited, Equitalk.co.uk Limited, Auracall Limited and Story Telecom Limited are now affected by regulations introduced by the Office of Communications (“Ofcom”). Ofcom is the regulator for the UK communications industries, with responsibilities across television, radio, telecommunications and wireless communications services. Our UK businesses are also affected by the rules set by regulator for Premium Rate Services (Phonepay Plus - www.phonepayplus.org.uk). We do not believe that any regulations introduced by Ofcom or Phonepay Plus will significantly interfere with or substantially impair our business.

On April 15, 2004, we established Xfone Communication Ltd. and renamed it Xfone 018 Ltd in March 2005. On July 4, 2004 the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. The license may be revoked by this agency in the occurrence of certain events such as breach of telecommunication laws and regulations or breach of certain provisions of the license.

On May 31, 2006, Xfone 018 was granted permission by the Ministry of Communications of the State of Israel to commence an experimental deployment of Voice over Broadband (VoB) services. On May 31, 2007 the permission expired.

On August 21, 2006, the Ministry of Communications of the State of Israel granted Xfone 018 a license to operate in Israel as an ISP, thus enabling Xfone 018 to provide Internet access, Email and EDI (electronic data interchange) services.

On November 7, 2007, the Ministry of Communications of the State of Israel granted Xfone 018 a license to commence an experimental deployment of Local Telephone Services utilizing Voice over Broadband (VoB) technology. The license will expire on October 31, 2007.

Xfone USA is licensed as a CLEC and an Inter-exchange Carrier to provide local telephone and long distance services in the states of Alabama, Florida, Georgia, Louisiana and Mississippi. Internet and data services provided by Xfone USA are not regulated services.

As of March 10, 2005, and upon consummation of the merger of WS Telecom, with and into Xfone USA, Inc., we became subject to applicable US state and federal telecommunications laws and regulations. Compliance with such laws involved higher costs than we had in Europe during 2004.

On March 9, 2005, the Mississippi Public Service Commission (“Commission”) issued an Order opening a Generic Change of Law Proceeding (“Commission Proceeding”) to consider amendments to existing Interconnection Agreements between BellSouth Telecommunications, Inc. and all (CLECs) in Mississippi. As an interested party and as a CLEC, Xfone USA petitioned and was granted permission to intervene in the Commission Proceeding for regulatory purposes. On October 26, 2005, the Commission held its hearing on the Commission Proceeding and took the results of the Proceeding under advisement. On October 20, 2006 the Commission issued its Order in this matter, requiring various changes to Interconnection Agreements between BellSouth Telecommunications, Inc. and all CLECs in Mississippi, including the Interconnection Agreement under which Xfone USA operates. The issues addressed by the Commission in this Proceeding were regulatory in nature and did not involve monetary damages.

From time to time Xfone USA may be required to seek regulatory approval before applicable state public utility commissions of certain transactions, including business combinations with other telecommunications providers. During 2005, upon request of Xfone USA, the Mississippi Public Service Commission and the Louisiana Public Service Commission granted regulatory approval of the sale and transfer of the assets and the customer base of I-55 Telecommunications to Xfone USA. This transaction was closed on March 31, 2006.

We provide our services in many countries, all of which have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. We believe that we are in substantial compliance with these laws and regulations.

Research and Development Activities

During fiscal year 2005, we spent £6,896 ($14,512) on research and development activities. During fiscal year 2006, we spent £23,333 ($49,101) on research and development activities. During the first quarter of 2007 we spent $15,778 on research and development activities. Other than developing and expanding our telecommunications applications and our websites, we do not intend to undertake any significant research and development activities in 2007.

Cost of Compliance with Environmental Laws

We currently have no costs associated with compliance with environmental regulations. We do not anticipate any future costs associated with environmental compliance; however, there can be no assurance that we will not incur such costs in the future.

Employees

We currently have 30 employees in the United Kingdom, 77 employees in the United States, and 41 employees in Israel.

Code of Conduct and Ethics

The Audit Committee of the Board of Directors of the Company has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all the directors, officers and employees of the Company. The Code which was ratified by the Board of Directors of the Company is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

Our Code of Conduct and Ethics was previously filed on the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2006, and is also available on our website at www.xfone.com.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.  20549.  Our filings are also available to the public from commercial document retrieval services and the Internet world wide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.   We also provide a link to these filings on our website at  www.xfone.com .

DESCRIPTION OF PROPERTY

In February 2007, we moved our principal executive offices to Flowood, Mississippi, USA, sharing executive office space with our wholly owned U.S. subsidiary, Xfone USA, Inc.

The headquarters of Xfone USA are located at 2506 Lakeland Drive, Flowood, Mississippi 39232. This 7,500 square foot facility has ten offices, one large open area fitted with work stations for provisioning, billing and network operations, another large area fitted with work stations for customer service and one board room, one computer room, reception area, accounting, secretarial Executive offices and two kitchens. Xfone USA's office spaces are located on the first, fourth and fifth floors of a six floor building with two elevators and parking facilities. Its premises are leased on a 3-year term, which is due to expire in December 2007. The yearly lease payments are approximately $104,000.

Xfone USA has another Mississippi office located at 1907 Pass Road Suite D, Biloxi, Mississippi. This 1,000 square foot office space is primarily used as a sales office and dispatch center and contains four offices, a reception area, small kitchen and bathroom. These premises are leased on a 2-year term that is due to expire in June 2008. The yearly lease payments are approximately $14,500. The company also has two Louisiana locations, one in Hammond, Louisiana and the other in downtown New Orleans, Louisiana.

The Hammond, Louisiana location primarily houses upper level customer support, field technicians and the company's web design division. Xfone USA recently downsized the existing office space of the two-story building and now utilizes approximately 75% of the second floor, only. The building is located at 211 E. Thomas Street in downtown Hammond, Louisiana and has eight offices and two bathrooms. Xfone USA executed a new 3-year lease and pays $5,000 monthly, which includes utilities. The New Orleans office is located at 650 Poydras Street on the 10 th floor, Suite 1000, of the 650 Poydras Office Building in downtown New Orleans, Louisiana. The 3,645 square foot facility is a sales office and operations office supporting the company's carrier switch and network facilities, which is adjacent to this office on the same floor. The office has a glass front entry reception area, six offices, one conference room, two large open areas that can be fitted with work stations for additional sales personnel, provisioning and network operations, a kitchen and a large storage room. The lease is a five-year term and is set to terminate in October 2008. The yearly lease payments are $58,320.

Xfone USA's Baton Rouge Sales Office is located at 3636 South Sherwood Forest Boulevard, on the 4th floor in Baton Rouge, Louisiana. This 2,100 square foot facility has a reception area, two offices, a conference room, a kitchen area and one large open area that will be fitted with 6 work stations for sales and sales support personnel. The office building has two elevators and parking facilities. The lease for the premises was executed in June 2007 for a 3-year term beginning July 1, 2007, and is due to expire in June, 2010. The yearly lease payments are $28,644.

The headquarters of Swiftnet, Equitalk, Auracall and Story Telecom are located at 960 High Road, London N12 9RY - United Kingdom. This is a six-floor building with a concierge, two elevators and parking facilities. We lease space on the fifth and sixth floors. For our office on the fifth floor we renewed our lease for a period of ten years on December 20, 2002, with a five year cancellation option. Our current lease for the fifth floor expires on December 20, 2012 and the annual lease payments are £49,134 ($103,396). This 3,000 square foot facility has a switch and computer room, six offices, one board room, entrance hall, main hall, accounting, secretarial and administration and two kitchens. In December 2006, we took a lease for the sixth floor, ending on April 5, 2009. In March 2007, we extended this lease for 10 years, ending April 5, 2019, with a 5 year cancellation option. This 3,000 square foot facility has an open-plan administration area plus two offices, one computer room and one kitchen. The annual lease payments are £40,119 ($84,425).

On November 1, 2007, Auracall acquired serviced office facilities at Charlottenstr 68, 10117, Berlin, Germany. These offices are in the central business district and include reception and meeting facilities, purchased on a 'pay as you use' basis, plus business address and mail forwarding services. The contract can be terminated with one month's notice.

The headquarters of Xfone 018 are located at 1 Haodem Street, Petach Tikva, Israel. This 3,593 square foot facility has eight offices, one board room, one computer room, one operation room that controls the computer room, open space with costumer service stations, accounting, secretarial and administration, one kitchen, entrance hall and main hall. Our offices are located on the third floor of a four floor building with an elevator and parking facilities. Our premises were leased on a five year term which is due to expire on August 1, 2009. However, we have the option to extend the term of the lease for an additional five year period, subject to a prior notice to be given no later than June 1, 2009. The lease payments for the first 30 months are $1,670 per month. The lease payments for the 31-48 months are $2,004 per month. The lease payments for the 49-60 months are $2,171 per month. The lease payments for the 61-72 months are $2,338 per month. The lease payments for the 73-84 months are $2,505 per month. The lease payments for the 85 th month are $2,672 per month. We also pay $50 a month for each parking spot. We presently use four parking spaces. As of September 1, 2006, an additional 2,367 square foot facility with six offices, one board room, one kitchen, entrance hall and main hall, in the first floor of the same building, is leased under the same terms and conditions as set forth above. Xfone, Inc. has guaranteed all Xfone 018 obligations under this lease agreement.

In addition, we have two switches which are located at two different locations in Israel. We rent the cages in which our switches are located from unrelated third parties. The cages are in good condition.

Our offices are in good condition and are sufficient to conduct our operations.

We do not own any property nor do we have any plans to acquire any property in the future. We do not intend to renovate, improve or develop any properties; however, from time to time we improve leased office space in order to comply with local legislation and to provide an office environment necessary to conduct business in the markets in which we operate. We are not subject to competitive conditions for property. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. We have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

I. MG Telecom Ltd.

In August 2002, Swiftnet Limited, the Company’s wholly-owned U.K. based subsidiary, filed a summary procedure lawsuit in the Magistrate Court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, we allege an unpaid debt due to us in the amount of $50,000 from MG Telecom for services rendered by us to MG Telecom. The debt arose from an agreement between us and MG Telecom, at that time a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom’s obligations under the agreement. On August 16, 2005, the Magistrate Court rendered a judgment in this matter, rejecting our claims. On October 16, 2005, we filed an appeal with the District Court of Tel - Aviv. On December 28, 2006, the District Court rescinded the judgment of the Magistrate Court. The case was returned to the Magistrate Court for writing a new reasoned judgment. On May 28, 2007, the Magistrate Court rendered a new judgment, rejecting our claims. On July 15, 2007 we filed an appeal with the District Court of Tel - Aviv.

 II. MCI WorldCom Limited (currently operating as “Verizon Business”)

Swiftnet Limited , the Company’s wholly-owned U.K. based subsidiary, was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,440 ($3,451,149) plus interest accruing at a daily rate of £401 ($844) which at the date of claim had amounted to £92,317 ($194,268). MCI’s claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim. Swiftnet has defended the claim by stating that in relation to the invoices that MCI is claiming remain unpaid, £307,094 ($646,236) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,412,258) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off against any amounts being claimed by MCI in the dispute. There is a further counterclaim for additional accounting costs and loss of management time incurred by Swiftnet due to the incorrect billing. Our financial statements carry the full amount Swiftnet has calculated that it owes to MCI based on the data held in Swiftnet’s billing systems.

III. Famous Telecommunications

In August 2006, Story Telecom Limited, the Company’s majority-owned U.K. based subsidiary, filed a lawsuit in the Barnet County Court, London, United Kingdom, against “Famous Telecommunications”, a reseller of calling cards, and its owner, Mr. Tanvir Babar. In this lawsuit, Story Telecom alleged an unpaid debt in the amount of £52,000 ($109,427) from Famous Telecommunications and/or Mr. Baber for services rendered by it. The debt arose from an agreement between Story Telecom and famous Telecommunications and/or Mr. Baber, in which Story Telecom supplied Famous Telecommunications and/or Mr. Baber with calling cards which they in turn distributed in the market. In September 2006, the court rendered a Judgment in Default in favor of Story Telecom. According to the judgment Famous Telecommunications and/or Mr. Baber must pay the debt plus interest forthwith, approximately £54,000 ($113,635). Famous Telecommunications and/or Mr. Baber failed to comply with the court’s order and as a result thereof Story Telecom applied for a Third Party Debt Order, requesting the court to order Mr. Baber’s bank, Halifax plc, to make available to Story Telecom any monies currently available within Mr. Baber’s account. In October 2006, the court made an Interim Order ordering Halifax plc to hold any amounts available within Mr. Baber’s account (up to the amount of the judgment being £54,000) in favor of Story Telecom until full hearing takes place. Full hearing took place on January 18, 2007, during which the court ordered Halifax plc to pay Story Telecom any monies held in Mr. Baber’s account. Halifax plc transferred approximately £1,200 ($2,525) to Story Telecom’s account as these were all the monies available. Story Telecom will request that the court order Mr. Baber to attend court for questioning regarding his financial situation, whereby he will also be required to detail all his assets. Following such questioning Story Telecom will look to pursue the most likely to succeed course of action in collecting the monies due.

IV. Gilad Amozeg

On June 4, 2007, the Company was informed that Gilad Amozeg, a former officer of the Company had filed a complaint with the United States Department of Labor - Occupational Safety and Health Administration ("OSHA") alleging discriminatory employment practices in violation of Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, Title VIII of the Sarbanes-Oxley Act of 2002.  The complaint alleged that Mr. Amozeg was terminated from his position as Chief Financial Officer of the Company as a result of his purportedly engaging in “protected activity” as defined under Section 806 of the Sarbanes-Oxley Act, and sought reinstatement of Mr. Amozeg’s position with the Company and damages from the Company.  On June 20, 2007, the Company notified OSHA, in writing through counsel, that because the statute in question does not apply extraterritorially to employees outside of the United States, OSHA has no jurisdiction over the complaint, which should be dismissed on that basis alone.  In addition, the Company denies that Mr. Amozeg’s termination was the result of any statutory “protected activities” or for any improper reason and asserts that the termination related to Mr. Amozeg's inability to properly perform his job responsibilities.  By letter dated July 18, 2007, OSHA dismissed the complaint, informing the parties that "[f]ollowing an investigation," it had found "no reasonable cause to believe that [the Company] violated [the statute in question]" because Mr. Amozeg was "not an employee covered under [the statute]."  Mr. Amozeg had thirty days from his counsel's receipt of that dismissal to file objections and request a hearing before a Department of Labor Administrative Law Judge. He did not do so and the dismissal therefore became final and not subject to judicial review.

V. Nir Davison

On July 25, 2007, the Company received notification of a claim filed on July 23, 2007 by Nir Davison with the United Kingdom Employment Tribunals, against Story Telecom Limited, the Company’s majority-owned subsidiary, alleging wrongful termination of his employment as Managing Director. The claim does not seek any specific damages. On August 21, 2007, the Company responded to the United Kingdom Employment Tribunal by rejecting Mr. Davison's claim. The Company intends to vigorously defend the claim.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

On October 25, 2007, the Company’s Board of Directors adopted amendments to the Company’s Bylaws in order to, among other things, provide that the Board shall be comprised of not less than two (2), and no more than eight (8) directors, and to create a classified board by dividing the Board’s current membership into three classes, Class A, Class B and Class C.  Currently, Classes A and B are each comprised of three (3) directors, and Class C has two (2) directors, as shown in the table below:

Director	Class
Abraham Keinan	Class A
Guy Nissenson	Class A
Shemer Shimon Schwarz	Class A
Eyal Josef Harish	Class B
Aviu Ben-Horrin	Class B
Itzhak Almog	Class B
Morris Mansour	Class C
Israel Singer	Class C

At the upcoming annual meeting of the Company’s stockholders, the full Board of eight (8) directors will stand for re-election. Starting with the 2008 annual meeting of stockholders, the director nominees in each class up for election will be elected for three years and serve until re-elected or the election and qualification of their successors, or until their earlier resignation, removal or death. In order to create a staggered board at the upcoming annual meeting of stockholders, if re-elected at the upcoming meeting, the directors serving in Class A of the Board will serve for one year, and then will be up for re-election for a three year term at the 2008 annual meeting of stockholders, the directors serving in Class B of the Board will serve for two years, and then will be up for re-election for a three year term at the 2009 annual meeting of stockholders, and the directors serving in Class C of the Board will serve for three years, and then will be up for re-election for another three year term at the 2010 annual meeting of stockholders.

Directors are elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election of directors will be held at each annual meeting for each class of directors having nominees for election at such annual meeting. Director may resign at any time by delivering his/her resignation to the Chairman of the Board of Directors, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board of Directors (if no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors), and when one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his/her successor shall have been duly elected and qualified. Any director may be removed by the affirmative vote of not less than eighty percent (80%) of the outstanding shares of the Company then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

Information Regarding the Current Directors and Executive Officers

The following table lists the current members of the Board of Directors and their current positions with the Company. It also includes information about our executive officers who are not also directors. Our Board of Directors elects our executive officers. Biographical information for each director and officer is provided below.

Name	Age	Director / Officer
Abraham Keinan	58	Chairman of the Board of Directors, since our inception

Guy Nissenson	33	Director, President and Chief Executive Officer since our inception

Eyal J. Harish	55	Director, since December 19, 2002

Shemer S. Schwartz	33	Director, since December 19, 2002, and is an independent director and a member of our Audit Committee

Itzhak Almog	69	Director, since May 18, 2006, and is an independent director and Chairman of our Audit Committee

Aviu Ben-Horrin	59	Director, since November 23, 2004, and is an independent director.

Israel Singer	59	Director, since December 28, 2006, and is an independent director and a member of our Audit Committee.

Morris Mansour	60	Director, since December 28, 2006, and is an independent director.

Niv Krikov	37	Principal Accounting Officer since May 9, 2007 and Treasurer and Chief Financial Officer since August 13, 2007.

Alon Mualem	40	Had been our Treasurer, Chief Financial Officer and Principal Accounting Officer since June 8, 2005 and until March 1, 2007.

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall Limited, our wholly owned UK based subsidiary. Mr. Keinan has been a Director of Xfone 018 since its inception in April 2004. In March 2005, Mr. Keinan became the Chairman of the Board of Directors of Xfone 018. Mr. Keinan has been a Director of Xfone USA, since its inception in May 2004. Mr. Keinan has been a Director of Story Telecom since May 2006. In July 2006, Mr. Keinan became a Director of Equitalk.co.uk. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer and Director since our inception. Mr. Nissenson joined Swiftnet in October 1999 and became a Director of Swiftnet in May 2000. He had been the Managing Director of Swiftnet from October 2003 until July 2006. In October 2002, Mr. Nissenson became a Director of Story Telecom. In or about January 2002, Mr. Nissenson became a Director of Auracall Limited. Mr. Nissenson has been a Director of Xfone 018 since its inception in April 2004. Mr. Nissenson has been a Director of Xfone USA since its inception in May 2004. In March 2005, Mr. Nissenson became the Chairman of the Board of Directors of Xfone USA. In July 2006, Mr. Nissenson became a Director of Equitalk.co.uk. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Dr. Eyal J. Harish has been a member of our Board of Directors since December 19, 2002. Dr. Harish has been a Director of Xfone 018 since its inception in April 2004. Dr. Harish has been a Director of Xfone USA since March 2005. From 1980 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an Administration Manager with Consortium Holdings, an Israel based communication company. Dr. Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

Mr. Shemer S. Schwartz has been a member of our Board of Directors since December 19, 2002, and is an independent director and a member of the Audit Committee. Mr. Schwartz has been a Director of Xfone 018 since its inception in April 2004. Mr. Schwartz has been a Director of Xfone USA since March 2005. From March 2003 to present, Mr. Schwartz has been the co-founder and research and development expert of XIV Ltd., a data storage start up company located in Tel-Aviv, Israel. From November 2001 to March 2003, Mr. Schwartz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. In July 1995, Mr. Schwartz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwartz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv, Israel.

Mr. Itzhak Almog has been a member of our Board of Directors since May 18, 2006, and is an independent director and Chairman of the Audit Committee. From 2002 to present, Mr. Almog is an independent business consultant, specializing in international marketing and management. From 1993 to 2002, Mr. Almog was the President and CEO of Comverge Control Systems Ltd., an Israel based start up company, which developed innovative solutions for Electric Utilities. From 1990 to 1993, Mr. Almog was the President of Tasco Electronic Services, Inc., a US based Hi-Tech company, specializing in Automatic Test machines for commercial and military Aviation. Mr. Almog was an officer with the rank of Rear Admiral in the Israel Defense Forces and served in various commanding posts in the Israeli Navy. In 1980 Mr. Almog received a BA in Modern Middle East History and Economics from the Tel Aviv University in Tel Aviv. In 1984 Mr. Almog received a Master of Business Administration from the Tel Aviv University in Tel Aviv.

Mr. Aviu Ben-Horrin has been a member of our Board of Directors since November 23, 2004, and is an independent director. Mr. Ben-Hurrin had been a member of our Audit Committee from November 24, 2004 until January 17, 2007. From 2001 to present, Mr. Ben-Horrin directs, controls and manages various real estate projects together with Bonei RMAG Ltd. and MPK Ltd. From 1996 to 2001, Mr. Ben-Horrin managed real estate projects for Lear Or Ltd. and was an engineering consultant for Orik Ltd., a construction company. From 1994 to 1996, Mr. Ben-Horrin worked for the Ministry of Construction and Housing of the state of Israel as a manager of various projects. From 1975 to 1992, Mr. Ben-Horrin was an officer with the rank of Colonel in the Israel Defense Forces and served in various engineering and commanding posts. In 1975, Mr. Ben-Horrin received a BS in Mechanical Engineering from the Technion University in Haifa. In 1987, Mr. Ben-Horrin received a BA in Economics from the Bar-Ilan University in Ramat Gan.

Mr. Israel Singer has been a member of our Board of Directors since December 28, 2006, and is an independent director and a member of the Audit Committee since January 17, 2007. Mr. Singer is an elected member of the Ramat Gan City council. During 2006 Mr. Singer had been the managing director of the academic center ”Raanana College” in Israel. During the years 2004-2005 Mr. Singer was a consultant to the Education Committee of the “Israeli Knesset” (the Israeli Parliament). From 1985 to 2003, Mr. Singer was the principal of the “Blich High School” in Ramat Gan. From 1992 to 1998 Mr. Singer was a member of the board of directors of Rada Electronic Industries Ltd. In 1973, Mr. Singer received a B.Sc in Physics from the Tel Aviv University in Tel Aviv, Israel. In 1978, Mr. Singer received an M.Sc in High - Energy Physics from the Tel Aviv University in Tel Aviv, Israel.

Mr. Morris Mansour has been a member of our Board of Directors since December 28, 2006. Mr. Mansour has been a Director of Superderivatives, Inc., a leading company in developing and marketing options and derivatives pricing systems in forex, interest rates, commodities etc, since 2001. Since 2000 he has been a Director of Soffair Financial Services, a company engaged in investment, property and finance. From 1995 to 1999 Mr. Mansour was a financial advisor for several private companies which invested in hi-tech start-up companies, and property. From 1986 to 1988 and from 1993 to 1994, Mr. Mansour was Director and General Manager of “Le Shark Ltd.”, a major clothing brand in the United Kingdom. From 1980 to 1985, Mr. Mansour was the Credit Manager of Bank Hapoalim B.M. in the United Kingdom and a senior member of its Management Committee. In 1972, Mr. Mansour received a B.A. in Economics and International Relations from the Hebrew University in Jerusalem, Israel.

Mr. Niv Krikov has been our Vice President Finance since March 13, 2007, and our Principal Accounting Officer since May 9, 2007. On August 13, 2007, in accordance with a resolution of the Board of Directors of the Company, the Company elected Mr. Krikov, as its Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance of the Company, but continues to serve as its Principal Accounting Officer. Prior to joining the Company, Mr. Krikov held the following financial and accounting positions: Corporate Controller of Nur Macroprinter Ltd., a publicly traded company (OTCBB: NURMF.PK) acting as a manufacturer of wide format digital printers, where Mr. Krikov was responsible, among other duties, for the preparation of all financial reports (2005 to March 2007); Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR) (2002 to 2005); Certified public accountant at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of the international public accounting firm Ernst & Young (1997 to 2001). Mr. Krikov holds a B.A. degree in Economics and Accounting from the Tel Aviv University and is licensed as a CPA in Israel. Mr. Krikov also holds a LL.M degree from the Faculty of Law at the Bar Ilan University.

Mr. Alon Mualem had been our Treasurer, Chief Financial Officer and Principal Accounting Officer since June 8, 2005. On January 30, 2007, Mr. Alon Mualem submitted his resignation to be effective as of March 1, 2007. The resignation of Mr. Mualem was not the result of any disagreement on any matter relating to the Company’s operations, policies, practices or historical financial statements.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) ; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Vacancies in Board of Directors

On May 17, 2006, Mr. Arie Czertok, a former independent director and Chairman of the Audit Committee of the Board of Directors of the Company announced his resignation to the Chairman of the Board. The resignation of Mr. Czertok was not the result of any disagreement on any matter relating to our operations, policies or practices.

On May 18, 2006, the Board filled the vacancy caused by the resignation of Mr. Czertok by the election of Itzhak Almog as independent director to the Board and appointed him as the Chairman of the Audit Committee. The election of Mr. Almog was by way of unanimous written consent in lieu of a meeting pursuant to Section 78.315 of the Nevada Revised Statutes and Article 3.6 of the Company’s Bylaws. On December 28, 2006, Mr. Almog was elected as a director at the Company’s Annual Meeting, and on January 17, 2007 he was reappointed by the Board as Chairman of the Audit Committee.

Significant Employees

Mr. Wade Spooner, 50 years of age, has been Chief Executive Officer and President of Xfone USA since the consummation of the WS Telecom/Xfone USA merger on March 10, 2005. Prior to this he founded WS TeleCom, Inc, d/b/a eXpeTel Communications in February 2001 and served as Chairman, CEO and President. Prior to founding eXpeTel Communications, Mr. Spooner was the President and Chief Operating Officer of LSCI Telecommunications, Inc., an integrated Regional Local Exchange Carrier with operations in Mississippi and Louisiana. Prior to joining LSCI, Mr. Spooner worked with competitive telecommunications service providers, most recently serving as Director of Technical Operations for ITC DeltaCom, Inc. (NASDAQ: ITCD), a publicly traded Competitive Local Exchange Carrier (CLEC) and fiber optic network provider, and served as Chairman and CEO for I.T. GROUP Communications, a regional, facilities-based, voice and data communications company operating out of Jackson, Mississippi. I.T.GROUP Communications was subsequently acquired by ITC DeltaCom. Mr. Spooner received a B.S. Degree in Petroleum Engineering from Mississippi State University.

Mr. John Mark Burton, 43 years of age, was appointed as the Managing Director of Swiftnet at the completion of the acquisition of Equitalk on July 3, 2006. He founded Equitalk.co.uk, the UK’s first fully automated e-telco, in 2000 and has been serving as its Managing Director since then. On August 3, 2006, Mr. Burton was appointed to the Board of Directors of Swiftnet. On August 7, 2006, Mr. Burton was elected as a Chairman to the Board of Directors of Story Telecom, Inc. and Story Telecom Limited. On August 14, 2007, Mr. Burton was appointed to the Board of Directors of Auracall Limited. Prior to founding Equitalk, Mr. Burton founded Nexus Telecom Limited in 1995. Under his leadership as Managing Director, Nexus designed an award-winning server-based soft switch that gained UK Regulatory and IBM Approval. Prior to Nexus, Mr. Burton worked as Business Development Manager for Griffin International (a telecom messaging company). He has also served as R&D Manager at Nortel Networks with responsibility for engineers in the UK, US and Far East designing a next generation, open architecture PBX. Mr. Burton is a graduate of the University of Liverpool where he earned a BEng degree in Electronic Engineering. He also holds an MBA from the Cranfield School of Management and a CEng MIEE designation from the Institute of Electrical Engineers.

Mr. Roni Haliva, 42 years of age, was appointed as the Managing Director of our Israeli based subsidiary on August 26, 2007. Mr. Haliva has over 20 years of experience in the telecommunication market.  During the last two years, he was Senior Vice President of Bezeq International Ltd., a leading telecommunication services provider in Israel. Prior to this position, he established the marketing and sales division of Malam Group, one of the major IT service providers in Israel, and served as Senior Vice President with overall responsibility for the business development, marketing & sales of the company.  Prior to Malam, Mr. Haliva worked as VP Marketing and Sales for Siemens Israel, which is the Regional Company representing the global Siemens conglomerate in Israel.  He has also served in various managerial duties in Bezeq, the local exchange carrier in Israel. Mr. Haliva received a Bsc. degree in computers engineering from the Technion (The Israel Institute of Technology). He also holds an MBA from the Ben Gurion University in Israel.

Mrs. Bosmat Houston, 42 years of age, has been our Research and Development Manager since our inception. She joined Swiftnet in September 1991 as its Research and Development Manager. Mrs. Houston received a Bachelor of Science Degree in Computer Science from the Technion - Institution of Technology, Haifa Israel in 1986.

Family Relationships

Dr. Eyal J. Harish, one of our directors, is the brother-in-law of Mr. Abraham Keinan, our Chairman of the Board.

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly-owned UK based subsidiary, Swiftnet Limited since 1998.

Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, and other members of the Nissenson family own and control Campbeltown Business Ltd., our major shareholder and a former consultant.

Mr. Haim Nissenson, father of Mr. Guy Nissenson, President, Chief Executive Officer, and Director is the Managing Director of Dionysos Investments (1999) Ltd., our consultant. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Guy Nissenson.

Involvement in certain legal proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Board Independence

The Company applies the standards of the American Stock Exchange, the stock exchange upon which the Company’s Common Stock is listed in the U.S., for determining the independence of the members of its Board of Directors and Board committees.  The Board has determined that the following directors are independent within these rules:  Shemer S. Schwartz, Itzhak Almog, Aviu Ben-Horrin, Israel Singer and Morris Mansour.

Committees of the Board of Directors

We have an Audit Committee that was formed in a November 24, 2004 Board of Directors meeting. The Audit Committee is composed of three directors: Messrs. Almog, Schwartz and Singer (all 3 are considered independent directors). Mr. Almog who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding compensation, our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding our 2004 Stock Option Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

During fiscal 2006, the Company’s Audit Committee held 7 physical and telephonic meetings. The Audit Committee also approved certain actions by unanimous written consent. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in fiscal 2006 during the period in which they served on the committee.

Section 801 of the AMEX Company Guide provides that a listed company in which over 50% of the voting power is held by an individual, a group or another company (a “Controlled Company”), is not required to comply with Sections 804 (Board Nominations) or 805 (Executive Compensation) of the AMEX Company Guide. Prior to November 6, 2007, the Company was considered a “Controlled Company,” as a result of the September 28, 2004 Voting Agreement between Abraham Keinan, Guy Nissenson and Campbeltown Business Ltd., and the fact that certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies, and accordingly, the Company relied on the exception provided by this Section 801 provision, and did not have a standing nominating committee or compensation committee. Matters relating to the nominations of directors were determined by the entire Board of Directors, and the Audit Committee made decisions with respect to compensation matters for the Company’s officers and directors. On November 6, 2007, the Company issued 1,000,000 shares of its common stock to certain investors in its “best efforts” offering, which resulted in a reduction in the percentage of beneficial ownership of Abraham Keinan and Guy Nissenson (through Campbeltown Business Ltd.) of our common stock. Accordingly, the Company is no longer considered a “Controlled Company” under the rules of AMEX.  The Company intends to evaluate its existing board nominations and compensation determination procedures, and modify them as necessary in order to comply with the applicable AMEX corporate governance standards.

Audit Committee financial expert

Mr. Itzhak Almog who satisfies the “financial sophistication” requirement is the Audit Committee financial expert as defined by Item 407(d)(5) of Regulation S-B of the Securities Exchange Act of 1934, as amended, and the Chairman of the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our common stock must report on their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2006, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

Code of Conduct and Ethics

The Audit Committee of the Board of Directors of the Company has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all the directors, officers and employees of the Company. The Code which was ratified by the Board of Directors of the Company is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

Our Code of Conduct and Ethics was previously filed on the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2006, and is also available on our website at www.xfone.com.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2006

The following table summarizes all compensation received for services rendered to the Company during the fiscal year ended December 31, 2006 by our Chief Executive Officer and two other executive officers other than our Chief Executive Officer who were serving as our executive officers at December 31, 2006 (collectively, our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non- Equity Incentive Plan Compensation ($)		Non- qualified Deferred Compensation Earnings ($)	All Other Compensation(10) ($)		Total ($)
Abraham Keinan, Chairman of the Board	2006	94,032	(1)	-	-	-		100,710	(2)	-	35,920	(3)	230,662
Guy Nissenson, President, CEO, and Director	2006	94,032	(4)	-	-	-		163,381	(5)	-	26,341	(6)	283,754
Alon Mualem, Former Treasurer, CFO and Principal Accounting Officer(7)	2006	137,274	(8)	-	-	47,335	(9)	-		-	-		184,609

(1)
Salary paid to Mr. Keinan by our U.K. based wholly-owned subsidiary, Swiftnet Limited, in connection with his employment as Chairman of the Board. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception in 1990. The amount shown in the table above was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959.

(2)
On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if the Company receives monthly revenues in excess of $485,000 then Mr. Keinan and our former consultant, Campbeltown Business Ltd. shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues. Mr. Keinan agreed to receive a total amount of only $100,710 (£51,409) as Bonus and Success Fee for 2006, which is reflected in the table above, and waived the remainder.

(3)	The amount shown in the table above reflects airfare expenses incurred by the Company for the travels of Mr. Keinan’s wife and payments for a leased car for Mr. Keinan’s use.

(4)
Salary paid to Mr. Nissenson by our U.K. based wholly-owned subsidiary, Swiftnet, in connection with his employment as Director of Business Development. Mr. Nissenson joined Swiftnet in October 1999 and became a member of its Board of Directors in May 2000. Mr. Nissenson had been the Managing Director of Swiftnet from October 2003 until July 2006. The amount shown in the table above was paid in British Pound Sterling (£48,000) and has been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959.

(5)
On May 11, 2000, Swiftnet and Mr. Keinan entered into a consulting agreement with Campbeltown Business that provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month together with an additional monthly performance bonus based upon Swiftnet attaining certain revenue levels (the “Consulting Agreement”). On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if the Company receives monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues. The February 8, 2007 Agreement further provides that effective as of January 1, 2007, the Consulting Agreement is terminated. Campbeltown Business agreed to receive a total amount of only $163,381 (£83,400) as compensation under the Consulting Agreement and the Bonus and Success Fee for 2006, and waived the remainder. Campbeltown Business Ltd., a private company incorporated in the British Virgin Islands, is owned and controlled by Guy Nissenson and other members of the Nissenson family. Guy Nissenson owns 20% of Campbeltown Business. The compensation is shown in the table above as paid to Guy Nissenson due to his 20% ownership of Campbeltown Business.

(6)	The amount shown in the table above reflects airfare expenses incurred by the Company for the travels of Mr. Nissenson’s wife.

(7)	Mr. Alon Mualem resigned as our Treasurer, Chief Financial Officer and Principal Accounting Officer effective as of March 1, 2007.

(8)
The amount shown in the table above was paid in NIS and has been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2006. The representative rate of exchange of the NIS at December 31, 2006 was 1 NIS = $0.238.

(9)
The amount shown in the table reflects the dollar amount recognized for fiscal 2006 financial statement reporting purposes of the outstanding stock options granted to Mr. Mualem in accordance with FAS 123R.

(10)
The Company acknowledges that on several occasions, consultants may be required to travel frequently for a long duration around the world. Therefore, in order to enable the consultants’ spouses to accompany them on certain lengthy trips for a normal family life, the Company bears travel expenses for the consultants’ spouses.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth certain information concerning option / stock awards held by our Named Executive Officers as of December 31, 2006.  Our Named Executive Officers did not hold any stock awards as of December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Abraham Keinan	1,500,000	(1)	-	-	3.50	November 24, 2010	-	-	-	-
Guy Nissenson	1,500,000	(1)	-	-	3.50	November 24, 2010	-	-	-	-
Alon Mualem(2)	112,500		187,500	-	3.50	December 8, 2010	-	-	-	-

(1)	These options were granted on November 24, 2004, vested in full on November 24, 2005, and will expire on November 24, 2010.

(2)
On June 8, 2005, the Company's board of directors approved a grant to Mr. Alon Mualem, the Company's former Treasurer, Chief Financial Officer and Principal Accounting Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date - 5.5 years from the grant date.  As reflected above, 112,500 of the options were exercisable as of December 31, 2006. Mr. Alon Mualem resigned as our Treasurer, Chief Financial Officer and Principal Accounting Officer effective as of March 1, 2007. Due to Mr. Mualem’s resignation, 187,500 of his aforementioned options were terminated on March 1, 2007. During May 2007, Mr. Mualem exercised 6,300 of his options. On June 1, 2007, the remainder of Mr. Mualem’s options was terminated.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

The employment arrangements of Mr. Abraham Keinan, our Chairman of the Board, and Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, are described in detail under the section captioned “Certain Relationships and Related Transactions” of this Prospectus.

Effective August 13, 2007, in accordance with Board resolutions of the same date, the Company elected Mr. Niv Krikov, its Vice President Finance and Principal Accounting Officer, as the Company’s Treasurer and Chief Financial Officer. Following his election, Mr. Krikov no longer serves as Vice President Finance of the Company. For holding the positions of Treasurer, Chief Financial Officer and Principal Accounting Officer, Mr. Krikov is entitled to the following employment terms: A monthly gross salary of 33,000 NIS (approximately $8,267) (the “Salary”); Executive insurance - the Company allocates 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Krikov allocates 5% of the Salary. The insurance includes a loss of working capacity coverage (up to 2.5%) that is paid by the Company; Continuing education fund - the Company allocates 7.5% of the Salary and Mr. Krikov allocates 2.5% of the Salary; Company car, including fuel expenses; Company mobile phone; 19 days of paid vacation per each employment year. The timing of the vacation will be coordinated with the Company’s Chief Executive Officer; Recuperation payments as provided by the applicable collective agreement in Israel. Mr. Krikov will be granted options to purchase a certain amount of the Company’s shares of common stock, as to be recommended by the Chief Executive Officer of the Company and approved of the Board of Directors. Such options are intended to be granted under and subject to the Company’s 2007 Stock Incentive Plan, which was adopted by the Company’s Board of Directors on October 28, 2007, subject to the approval of the Company’s stockholders. A vote will be taken on a proposal to approve the Company’s 2007 Stock Incentive Plan at the Company’s upcoming annual meeting. The Company and Mr. Krikov may terminate the employment of Mr. Krikov with the Company upon 30 days prior notice. Mr. Krikov is based at the Company’s subsidiary’s executive offices in Israel.

Significant Employees

Wade Spooner

The employment agreement between Xfone, USA, Inc. and Wade Spooner provides for an employment term of three years from the Effective Date (March 10, 2005), as President and Chief Executive Officer of Xfone USA. (otherwise known as "Employer" in the employment agreement).  Pursuant to the agreement, the Employer will pay Wade Spooner (otherwise known as "Executive" in the employment agreement): (a) $192,000 for the first year of his employment; (b) $197,760 for the second year of his employment; and (c) 203,693 for the third year of his employment.

The employment agreement further provides that Wade Spooner will be eligible to earn additional incentive compensation, for Employment Years 1, 2, and 3, as set forth below:

•
Employment Year 1. Employer shall pay the Executive within 90 days of the end of Employment Year 1 Incentive Compensation equal to the greater of the following: (i) $100,000 if during Employment Year 1, Net Sales Revenue (as defined in the  employment  agreement) of the Employer exceed by $2,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date and there is at least $150,000 of Pre-Tax Income (as defined in the employment  agreement) for Employment Year 1; OR (ii) $200,000 if during Employment Year 1, Net Sales Revenue of the Employer exceed by $4,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date and there is at least $400,000 of Pre-Tax Income for Employment Year 1; OR (iii) an amount equal to one-third (1/3) of the Excess Profit (as defined in the employment agreement) for Employment Year 1 if during Employment Year 1 the Net Sales Revenue (excluding Net Sales Revenue attributable to acquisitions occurring on and after the Effective Date) of the Employer exceed by $7,000,000 or more the Net Sales Revenue for the twelve month period prior to the Effective Date.

•
Employment Year 2. Employer shall pay the Executive within 90 days of the end of Employment Year 2 Incentive Compensation equal to the greater of the following: (i) $200,000 if during Employment Year 2, Net Sales Revenue of the Employer exceed by $4,000,000 or more the Net Sales Revenue for Employment Year 1 and there is at least $400,000 of Pre-Tax Income for Employment Year 2; OR (ii) an amount equal to one-third (1/3) of the Excess Profit for Employment Year 2 if during Employment Year 2 the Net Sales Revenue of the Employer exceed by $7,000,000 or more the Net Sales Revenue for Employment Year 1.

•
Employment Year 3. The Employer shall pay the Executive within 90 days of the end of Employment Year 3 Incentive Compensation equal to the following: (i) An amount equal to one-third (1/3) of the Excess Profit for Employment Year 3 if during Employment Year 3 the Net Sales Revenue of the Employer exceed by $7,000,000 or more the Net Sales Revenue for Employment Year 2.

The employment agreement further provides that on the first business day of Employment Year 1, the Executive will be granted and issued options for 600,000 shares of our restricted common stock, of which: (a) 100,000 are attributable to Employment Year 1; (b) 200,000 are attributable to Employment Year 2; and (c) 300,000 of which are attributable to Employment Year 3. The options will vest as follows: (a) options for 100,000 shares of the our restricted common Stock will vest 3 years from the grant date; (b) options for 200,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 300,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five years term from the vesting date, at an exercise price of $4.62.

The employment agreement further provides that for any acquisition of an existing business made by Employer during the Employment Period, then the Executive will receive upon closing of the acquisition warrants for the Company's restricted Common Stock with a value equal to 1.333% of the Aggregate Transaction Consideration (as defined in the  employment agreement) of the acquisition (the “Acquisition Bonus”). The value of the warrants shall be calculated one day prior to the closing of the acquisition assuming a 90% volatility of the underlying Company's Common Stock pursuant to the Black Scholes option - pricing model and shall vest six months from the date of issue. The warrants shall be convertible on a one-to-one basis into Common Stock with a term of five years, a strike price that is 10% above the closing price of the Company’s Common Stock one day prior to the closing date of the acquisition.

All compensation provided for in the employment agreement, including the basic and incentive compensation, and options and warrants for shares of the Company’s Common Stock, which have not vested upon the Executive’s death, termination for cause, termination for good reason, or upon termination of employment by the Executive for any reason other than for good reason, will terminate, unless provided otherwise in the agreement.

In the event of any Executive Termination Without Cause, the Executive agrees to pay as liquidated damages to the Employer an amount equal as follows:

(a)	If the Executive Termination Without Cause occurs during Employment Year 1, then the Executive shall immediately pay to the Employer an amount equal to $1,329,000.00.
(b)	If the Executive Termination Without Cause occurs during Employment Year 2, then the Executive shall immediately pay to the Employer an amount equal to $886,000.00.
(c)	If the Executive Termination Without Cause occurs during Employment Year 3, then the Executive shall immediately pay to the Employer an amount equal to $443,000.00.

Mr. Spooner has agreed to preserve all confidential and proprietary information relating to the Employer’s business, including executive inventions, during the Employment term and after the term of his employment, and he has agreed to non-competition and non-non-interference provisions that are in effect during the term of the agreement and for two years after the date of his termination of employment.

On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner, under our 2004 Stock Option Plan, pursuant to the terms described in the March 10, 2005 employment agreement.

On July 11, 2006, and in conjunction with the March 10, 2005 employment agreement, we issued 32,390 warrants to Wade Spooner, as an “Acquisition Bonus”. These warrants do not necessarily constitute the entire Aggregate Transaction Consideration (as defined in the abovementioned employment agreement). We were advised by the American Stock Exchange that the approval of the shareholders of the Company is required in order to allow the issuance and listing of the shares underlying said warrants. The required approval was obtained on December 28, 2006. The warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.285, and have a term of five years.

John Mark Burton

A July 3, 2006 Service Agreement between the Company, Swiftnet Limited and John Mark Burton (otherwise known as "Executive" in the service agreement), the Managing Director of our UK based subsidiaries, Swiftnet Limited, Equitalk.co.uk Limited, Auracall Limited, and the Chairman of the Board of Story Telecom, provides for an employment term for Mr. Burton for an indefinite period, terminable by either party giving to the other three months notice, if given during the first six months of the agreement, and thereafter, Swiftnet must provide Mr. Burton with no less than six months notice, and Mr. Burton must provide Swiftnet with no less than three months written notice, to terminate the agreement.

The agreement provides that Mr. Burton is entitled to a salary at a rate of 70,000 pounds (approximately $144,154) per year, inclusive of any directors’ fees payable to him, payable by equal monthly installments in arrears on the last day of each month.  In addition, Mr. Burton is entitled to bonus compensation as follows:

1	Within fourteen (14) days from the date of this agreement, the Company will grant the Executive, under its 2004 Stock Option Plan, 300,000 options for restricted shares of its common stock, at a strike price of $3.50 per share. Such options shall vest as follows: 75,000 options on the first anniversary of this agreement and 18,750 each quarter thereafter during which he is employed by Swiftnet. Such options may be exercised at any time before the tenth anniversary of the date of the agreement.

2	On or before 31 August 2006, the Executive will be paid a bonus of £4,000 if he has produced a business plan that the Board approves for execution in writing.

3
On or before 31 October 2006, the Executive will be paid a bonus equal to twelve per cent (12%) of the revenues referable for the month of September 2006 from former customers of Equitalk, which have transferred to Swiftnet and whose CLIs and other details have been entered into Swiftnet’s system and set up so as to ensure that their calls are routed by means of Swiftnet’s switch by 30 September 2006. If such former customers have not paid in relation to such revenues by 31 December 2006, then the Executive shall repay to Swiftnet within thirty (30) days, the portion of the bonus that relates to the non-collected revenues.

4
If the share capital of Swiftnet, the Company or any Associated Company of either are admitted to a recognised investment exchange in the United Kingdom (a "Listing") at any time during the course of the Executive's employment, the Executive will be paid a bonus of one point thirty three per cent (1.33%) of the amount raised on such a Listing.  Such bonus will be subject to any applicable law and appropriate approvals from the American Stock Exchange, SEC and/or UK Recognised Stock Exchange and shall be paid as soon as reasonably practicable following the date of the Listing by way of the grant of options or warrants (exercisable at any time within 5 years of the date of grant subject to any lock-in periods agreed as part of the Listing process) exercisable into restricted shares of common stock of the Company.  Such options or warrants will be priced at the issue price of the Listing, according to the Black Scholes option - pricing model, with a volatility of ninety per cent (90%).

5
If Swiftnet, the Company or any Associated Company acquires the shares, assets of undertaking of any company or business in the United Kingdom (an "Acquisition") at any time during the course of the Executive's employment, the Executive will be paid a bonus of one point thirty three per cent (1.33%) of the value of the Acquisition.  Such bonus will be subject to any applicable law and appropriate approvals from the American Stock Exchange and/or SEC and shall be paid as soon as reasonably practicable following the date of the Acquisition and may be satisfied by Swiftnet by procuring that the Company allots restricted shares of common stock to the Executive to the value of such bonus.

6
On or before 31 August 2006, the Executive and Swiftnet will agree a bonus scheme linked to his individual performance.  An on-target  bonus of £4,000 per month will be payable for each month, such targets to be set so as to reward the Executive for improving the profitability and revenue of Swiftnet, whilst giving him a realistic chance of reaching them.  The bonus will be paid monthly in arrears and there shall be no entitlement to receive any bonus once the Executive’s employment has terminated.  The Executive and the Company will agree a formula to pay the Executive a reduced bonus if targets are not met and an increased bonus if targets are exceeded.

7
The Executive is entitled to the same piggyback registration rights with respect to the securities of the Company allotted to the Executive under the service agreement, as those enumerated in Clause 3.5 and Schedule 13 of the May 25, 2006 Agreement to purchase Equitalk.co.uk.

The service agreement further provides for payment of a sum equal to 7.5% of the Executive’s salary for way of a contribution to his personal pension scheme, and provides for medical insurance, a company car, reimbursement for reasonable business expenses, customary ancillary benefits.  Mr. Burton has agreed to preserve all confidential and proprietary information relating to Swiftnet’s business during and after the term of his employment, and he has also agreed to a non-competition provision that is in effect during the term of his employment and for a period of 6 months after termination, and a non-solicitation provisions that is in effect during the term of the service agreement and for a period of 1 year after termination.

Swiftnet may at any time and in its absolute discretion (whether or not any notice of termination has been given by Swiftnet) terminate the service agreement with immediate effect and make a payment in lieu of notice, for termination under certain circumstances.  This payment shall comprise the Executive’s basic salary (at the rate payable when this option is exercised) and any bonus, pension contributions or any other benefits and shall be subject to deductions for income tax and national insurance contributions as appropriate (the “Payment in Lieu”).  The Executive will not, under any circumstances, have any right to payment in lieu unless the Company has exercised its option to pay in lieu of notice.  The Payment in Lieu may, at Swiftnet’s sole discretion, be made at the date that the termination of the Executive's employment is effected by Swiftnet.  During any such period the Executive is required to keep Swiftnet informed on a monthly basis as to his earnings and the Executive agrees that Swiftnet may deduct any monies he earns as a consultant or employee during that period from the Payment in Lieu.

Swiftnet may also suspend the Executive for up to ninety (90) days on full pay to allow it to investigate any complaint made against the Executive in relation to his employment with Swiftnet.

On July 11, 2006, and in conjunction with his service agreement, the Company’s Board of Directors approved the grant of 300,000 options, under and subject to its 2004 Stock Option Plan, to Mr. Burton. The options are convertible on a one to one basis into restricted shares of our common stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options were vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.

Roni Haliva

An employment contract dated August 26, 2007 (the “Contract”) between Xfone 018 Ltd. and Roni Haliva, its General Manager, provides that Mr. Haliva will be paid a base salary of NIS 36,000 (approximately $9,018) per month, and will also be entitled to annual bonus payments which will be determined based upon Xfone 018’s achievement of certain performance targets related to its annual budget (the “Targets”) as proposed by Mr. Haliva and fixed by Xfone 018’s Board of Directors annually.

Mr. Haliva will also be paid a budget preparation bonus of NIS 6,000 (approximately $1,503) for the months of September, October and November of 2007.  The Contract also provides for allocations to a pension plan and continuing education fund for Mr. Haliva’s benefit, as well as the receipt of convalescent pay, payments in connection with a sale of Xfone 018’s shares or business under certain circumstances, use of a company car, and other customary ancillary benefits.  Mr. Haliva has agreed to preserve all confidential and proprietary information relating to Xfone 018’s business during and after the term of his employment, and he has agreed to non-competition and non-solicitation provisions that are in effect during the term of the Contract and for one year thereafter.

Mr. Haliva will also be entitled to receive the following number of options to purchase shares of the Company’s Common Stock under the Company’s 2007 Stock Incentive Plan, which was adopted by the Company’s Board of Directors on October 28, 2007, subject to the approval of the Company’s stockholders. A vote will be taken on a proposal to approve the Company’s 2007 Stock Incentive Plan at the Company’s upcoming annual meeting.  The options are described in Appendix A to the Contract, which was approved by the Company’s Board of Directors and entered into by the Company on August 26, 2007:

1)  Within 30 days of adoption of the 2007 Stock Incentive Plan, Mr. Haliva will be granted options to purchase 300,000 shares of Common Stock, at an exercise price of $3.50 per share, of which (i) options to purchase 75,000 shares will be exercisable after 12 months have elapsed from the commencement of his employment, but not before the qualifying date (the “First Exercise Date”); and (ii) options to purchase 18,750 shares will be exercisable at the end of every 3 month period, beginning after 3 months have elapsed from the First Exercise Date.

2)  At the end of each calendar year between 2008 and 2011, and upon the achievement by Xfone 018 100% of its Targets for each such year, Mr. Haliva will be granted options to purchase 25,000 shares of the Registrant’s Common Stock under the 2007 Stock Incentive Plan, for an exercise price of $3.50 per share, which will be exercisable 30 days after the Registrant publishes its annual financial statements for such year.

All options will expire 120 days after termination of Mr. Haliva’s employment with Xfone 018.

The Contract may be terminated by either party at any time, upon 120 days prior written notice during the first year of Mr. Haliva’s employment, and upon 180 days prior written notice during the second year of employment and thereafter.

Bosmat Houston

The employment agreement dated January 1, 2000, as amended from time to time through salary review letters, between Swiftnet Limited and Bosmat Houston, Research and Development Manager, provides for employment for an unspecified term on an “at will” basis.  Either Swiftnet of Ms. Houston may terminate the agreement upon three months written notice, however, if Ms. Houston is in violation of the agreement, Swiftnet may terminate her employment without notice. The agreement provides that Ms. Houston be paid an annual salary of £ 54,000 (approximately $111,205) payable monthly on the first day of each month.  Ms. Houston has agreed to preserve all confidential and proprietary information relating to the company’s business during and for a period of 3 years after the term of her employment. She has also agreed to non-competition provision for a period of one year after termination of the agreement.

On February 6, 2005, Ms. Houston was granted options to purchase 150,000 shares of the Company’s Common Stock under the 2004 Stock Option Plan at an exercise price of $3.50 per share, vesting over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years.  The options expire 5.5 years from the date of grant.

Director Compensation for 2006

Compensation for Board Services and Reimbursement of Expenses

The Company does not compensate Directors who also serve as executive officers of the Company for their services on the Board.  During fiscal 2006, the Company compensated all its non-employed Directors for participation at meetings of the Board and Committees of the Board as follows: (a) $200 - for physical participation at each meeting of the Board or Committee of the Board; plus (b) $50 - for participation via the telephone at each meeting of the Board or Committee of the Board.  In addition, the Company reimbursed its non-employed Directors for expenses incurred in connection with Board services.  These expenses are reviewed and pre-approved by the President of the Company.

On June 5, 2007, the Company’s Board of Directors approved the following increases to the compensation for Board services: (a) $250 - for physical participation at each meeting of the Board or Committee of the Board; (b) $100 - for participation via the telephone at each meeting of the Board or Committee of the Board.

The following table reflects all compensation awarded to, earned by or paid to the Company’s Directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	Options Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Abraham Keinan (2)
Guy Nissenson (2)
Eyal J. Harish(3)	450	-	-		-	-	-	450
Shemer S. Schwartz(4)	1,100	-	-		-	-	-	1,100
Itzhak Almog(5)	1,100	-	22,446	(6)	-	-	-	23,546
Aviu Ben-Horrin(7)	1,150	-	-		-	-	-	1,150
Israel Singer(8)	-	-	-		-	-	-	-
Morris Mansour(8)	-	-	-		-	-	-	-

(1)	Some of the amounts have yet to be paid, and are expected to be paid before December 31, 2007.

(2)
The Company does not compensate Directors who also serve as executive officers for their services on the Board. Accordingly, Mr. Keinan and Mr. Nissenson did not receive any compensation for their service on the Company's Board during fiscal 2006.

(3)	As of December 31, 2006, Mr. Harish held 75,000 options, fully exercisable at an exercise price of $3.50 and expiration date of November 24, 2010.

(4)	As of December 31, 2006, Mr. Schwartz held 75,000 options, fully exercisable at an exercise price of $3.50 and expiration date of November 24, 2010.

(5)	As of December 31, 2006, Mr. Almog held 25,000 options, vested over a period of one year from grant date, at an exercise price of $3.50 and expiration date of October 30, 2012.

(6)
On October 30, 2006, the Company’s Board of Directors approved a grant of 25,000 options to Itzhak Almog under and subject to the Company's 2004 Stock Option Plan. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.  The amount shown in the table reflects the dollar amount recognized for fiscal 2006 financial statement reporting purposes of the outstanding stock options granted to Mr. Almog in accordance with FAS 123R.

(7)	As of December 31, 2006, Mr. Ben-Horrin held 25,000 options, fully exercisable at an exercise price of $3.50 and expiration date of November 24, 2010.

(8)	As of December 31, 2006, Messrs. Singer and Mansour did not hold options.

Grant of Options - 2007

On June 5, 2007, the Company’s Board of Directors approved a grant of 20,000 options, under and subject to the Company’s 2004 Stock Option Plan, to Israel Singer, an Independent Director and a member of the Audit Committee of the Company. The options were granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.50 per share; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date. The shares of common stock underlying the aforementioned 20,000 options are covered by this Prospectus.

On June 5, 2007, the Company’s Board of Directors approved a grant of 20,000 options, under and subject to the Company’s 2004 Stock Option Plan, to Morris Mansour, an Independent Director of the Company. The options were granted under the following terms: Date of Grant - June 5, 2007; Exercise Price - $3.50 per share; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date. The shares of common stock underlying the aforementioned 20,000 options are covered by this Prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of November 6, 2007, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our company.

The following table assumes, based on our stock records, that there are 12,517,928 shares issued and outstanding as of November 6, 2007. The following table sets forth the ownership of our Common Stock as of the date of this Prospectus by: stockholder known by us to own beneficially more than 5% of our common stock; executive officer; director; and directors and executive officers as a group.

Title of Class	Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class
Common	Abraham Keinan(1)(3) Chairman of the Board 4 Wycombe Gardens London NW11 8AL United Kingdom	4,878,000	Direct	34.80%
Common	Guy Nissenson(2)(3) President, Chief Executive Officer, and Director, 3A Finchley Park London N12 9JS United Kingdom	2,703,500	Direct/Indirect	19.29%
Common	Eyal J. Harish(4) Director 3 Moshe Dayan Street, Raanana, Israel	90,000	Direct	0.71%
Common	Shemer S. Schwartz(5) Director 5 Israel Galili, Kefar Saba, Israel	75,000	Direct	0.6%
Common	Aviu Ben-Horrin(6) Director 40 Jabotinski Street, Tel Aviv, Israel	25,000	Direct	0.2%
Common	Itzhak Almog(7) Director 7/A Moledet St., Hod Hasharon, Israel	25,000	Direct	0.2%
Common	Morris Mansour(8) Director 31 Tenterden Gardens, London NW4 1TG, United Kingdom	0	Direct	0%
Common	Israel Singer(9) Director 63 Ben Eliezer St., Ramat Gan, Israel	0	Direct	0%
Common	MCG Capital Corporation(10) 1100 Wilson Boulevard, Suite 3000, Arlington VA, 22209, USA	1,022,591	Direct/Indirect	8.07%
Common	Crestview Capital Master LLC(11) 95 Revere Drive, Suite F, Northbrook, Illinois 60062, USA	1,133,976	Direct	8.54%
Common	Mercantile Discount - Provident Funds(12) 32 Yavne Street Tel-Aviv 65792, Israel	718,500	Direct	5.63%
Common	Directors and Executive Officers as a group (8 persons)	7,771,500	Direct	49. 6%

(1) Until June 23, 2004, Abraham Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual. In addition, certain stockholders provided Mr. Keinan and Mr. Nissenson with irrevocable proxies representing a total of 10.1% of our common stock. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Keinan on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. Mr. Keinan’s 4,878,000 shares of common stock include 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.

(2) Guy Nissenson, our President, Chief Executive Officer, and Director, has indirect beneficial ownership of 1,203,500 shares of our common stock and direct beneficial ownership of 1,500,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 10.1% of our common stock. To the extent that we issue any shares to Abraham Keinan, Campbeltown Business Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions so that the relative percentage ownership of Abraham Keinan and Campbeltown Business Ltd. remains the same. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

(3) Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement is for a term of 10 years and provides that: (a) Messrs Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

(4) Dr. Eyal J. Harish is the brother-in-law of Abraham Keinan, our Chairman of the Board. Dr. Harish holds 15,000 shares of our common stock and 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.

(5) Mr. Shemer S. Schwartz holds 75,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.

(6) Mr. Aviu Ben-Horrin holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.

(7) Mr. Itzhak Almog holds 25,000 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Prospectus.

(8) Mr. Morris Mansour was granted options to purchase 20,000 shares of the Company’s common stock; however these options are not exercisable within 60 days from the date of this Prospectus.

(9) Mr. Israel Singer was granted options to purchase 20,000 shares of the Company’s common stock; however these options are not exercisable within 60 days from the date of this Prospectus.

(10) MCG Capital Corporation owns 868,946 shares of our common stock, 667,998 of which are being safe kept by Wells Fargo Brokerage Services, LLC and 100,474 of which are held by Trustmark National Bank as an Escrow Agent; and 153,645 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Prospectus, 76,822 of which held by Trustmark National Bank as an Escrow Agent. These shares and warrants were issued in conjunction with the consummation of the acquisition of I-55 Internet Services, Inc.

(11) Crestview Capital Master LLC owns 373,800 shares of our common stock and 760,176 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Prospectus.

(12) Mercantile Discount - Provident Funds owns 478,500 shares of our common stock and 240,000 shares issuable upon the exercise of warrants, exercisable within 60 days from the date of this Prospectus.

As of the date of this Prospectus, our Chairman of the Board, Abraham Keinan, beneficially owns 26.99% of our common stock. Our President, Chief Executive Officer, and Director, Guy Nissenson has significant influence over an additional 9.61% of our common stock, which is owned by Campbeltown Business Ltd., an entity owned and controlled by Mr. Nissenson and his family. In addition, certain stockholders provided Mr. Nissenson and Mr. Keinan with irrevocable proxies representing a total of 10.1% of our common stock. Eyal Harish, a director, beneficially owns 0.12% of our common stock. Our wholly owned subsidiary, Swiftnet Limited, beneficially owns 1.04% of our common stock. Therefore, our management potentially may vote 47.86% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our management may be able to exert significant control over the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our articles of incorporation and bylaws and approval of significant corporate transactions. Additionally, our management may be able to delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

 SWIFTNET LIMITED

General Contract for Services

A General Contract for Services by and between the Company and its wholly-owned subsidiary, Swiftnet Limited, provides that as of January 1, 2005, the Company will provide Swiftnet the following services: Marketing, Finance and Operational Consultancy work related to customers and transactions that are based in and outside the United Kingdom. In return for these services, Swiftnet will pay the Company the following consideration: 5% of the total turnover of Swiftnet; 5% on money raised from sources outside the United Kingdom; and expenses. The General Contract for Services may be terminated by either party upon 30 days prior written notice to the other party.

On March 14, 2007, the Company and Swiftnet entered into a First Amendment to the General Contract for Services (the “First Amendment”) to be effective as of January 1, 2006. The First Amendment provides that the Company will render Swiftnet the following services; Day-to-day support to the Directors of Swiftnet in the general management of the business (to include Marketing, Finance and Operational advisory work), special projects (outside of the day-to-day management of the business) required to achieve specific business development goals (to include the new supplier relationships and the introduction of new products and processes) and activities to secure financing for Swiftnet (from outside the U.K.). In exchange for the services Swiftnet will pay the Company according to the following schedule; 2.5% of the total turnover of Swiftnet, in return for special projects: £750 per each Xfone executive per day, 5% of money raised from sources outside the U.K., and expenses.

STORY TELECOM LIMITED

Loan

On July 17, 2007, Story Telecom Limited, our majority-owned UK subsidiary, agreed to loan us up to £400,000 ($841,744) that it had as cash surplus in its bank account. The loan bears fixed interest rate at 4% over the interest payable by the bank for deposits under the same terms. The loan is for a one-year term but can be accelerated by Story Telecom if it requires additional financing to continue to operate as a going concern. The loan is guaranteed by our wholly-owned UK subsidiary, Swiftnet Limited and by amounts owed to us by Story Telecom. In addition, Story Telecom has the right to set-off repayments under the loan against sums due to us by Story Telecom. The loan is pre-payable at any time upon 30 days’ notice. On July 18, 2007 and on September 25, 2007, we borrowed £350,000 ($736,526) and £50,000 ($105,218), respectively, of the loan. On October 8, 2007, Story Telecom agreed to increase the loan ceiling by £300,000 to a maximum of £700,000. Further borrowings of £100,000 ($210,436) were made on October 9, 2007. As of November 6, 2007, the aggregate outstanding borrowings were £500,000 ($1,052,179).

XFONE 018 LTD.

Investment Agreement with a Minority Partner

According to an August 26, 2004 Investment Agreement between us, Xfone 018 Ltd. and our 26% minority interest partner in Xfone 018 (respectively, the “Investment Agreement”, the “Minority Partner”), the Minority Partner provided in 2004 a bank guarantee of 10,000,000 NIS )$2,549,070) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by us in connection with Xfone 018’s license to provide international telecom services in Israel. As part of the Investment Agreement, we agreed to indemnify the Minority Partner for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone 018, provided that the said act or omission is performed against the opinion of the Minority Partner or without his knowledge. Further, we agreed that if at the end of the first two years of Xfone 018’s business activity, its revenues shall be less than $2,000,000 or if it shall cease business activity (at any time), we shall secure the return of the bank guarantee to the Minority Partner.

Pursuant to the Investment Agreement, the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately $400,000 to Xfone 018 (the “Minority Partner Loan”). The Minority Partner Loan is for four years with annual interest of 4% and linkage to the Israeli consumer price index. As of June 30, 2007, the balance of the Minority Partner Loan was NIS 1,947,050 ($496,317).

As of June 30, 2007, Xfone, Inc. provided to Xfone 018 a shareholder loan in an aggregate amount of $1,298,579.

The Investment Agreement provides that we shall be entitled to receive from Xfone 018 management fees equivalent to 5% of the operating profit of Xfone 018, in return for the management services provided by us to Xfone 018. As of June 30, 2007, management fees in the amount of $14,584 were due and paid.

Giora Spigel Agreement

Pursuant to a verbal agreement between Mr. Giora Spigel and us, the Board of Directors of Xfone 018 approved on November 24, 2004, subject to the approval of the Ministry of Communications of the State of Israel, that shares held by us, representing 5% ownership of Xfone 018, will be transferred to Margo Pharma Ltd. (formerly Margo Sport Ltd.)., a company owned by Mr. Spigel and his wife. Upon approval of the Ministry of Communications of the State of Israel, such verbal agreement was evidenced by a share transfer deed as required by the Israel Company Law - 1999.

Xfone 018 is currently owned 69% by us, 26% by Newcall Ltd. (a company owned by the Minority Partner), and 5% by Margo Pharma Ltd.

Confirmation letter to BKR Yarel + Partners

On October 30, 2006, our Board of Directors directed and authorized the President of the Company to execute a confirmation letter to be furnished to BKR Yarel + Partners (the independent auditors of Xfone 018), declaring that it is the intention of the Company, as the parent company of Xfone 018, to further invest funds which are required to finance the continuing operations of Xfone 018 in the 12 months period ending on November 16, 2007. The confirmation letter was executed and furnished to BKR Yarel + Partners the same day.

AURACALL LIMITED

Shareholders Loan Agreement

On September 27, 2006, a Shareholders Loan Agreement was entered by and between Auracall Limited, at that time an affiliated company and currently a wholly owned subsidiary, Swiftnet Limited, our wholly owned U.K. subsidiary and the former Managing Director of Auracall who held at that time 67.5% of Auracall. As part of this agreement, Swiftnet agreed to provide a loan of £24,000 ($50,505) to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006, and repaid by Auracall in full on May 10, 2007.

CRESTVIEW CAPITAL MASTER, LLC

Consultancy Agreement with Crestview Capital Partners

On November 20, 2006, the Company and Crestview Capital Partners, LLP (the “Consultant”) entered into a one-year Consultancy Agreement (the “Consultancy Agreement”). During the term of the Consultancy Agreement, the Company will engage the Consultant as its strategic consultant on United States capital markets for micro-cap public companies. In return for its services pursuant to the Consultancy Agreement, the Consultant was granted 117,676 warrants to purchase restricted shares of the Company’s common stock, registered in the name of Crestview Capital Master, LLC (the “Warrants”). The Warrants are exercisable pursuant to the following terms: Vesting - 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007; Exercise Price - $3.50; Term - five years.

Crestview Capital Master, LLC owns 373,800 shares of the Company’s common stock and a total of 760,176 warrants to purchase shares of the Company’s common stock.

ABRAHAM KEINAN

Keinan Share Issuance

On September 1, 2000, we issued 1,730,000 shares of our common stock to our founder and Chairman of the Board, Abraham Keinan, for services rendered to us in our corporate formation. Mr. Keinan’s services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan’s services at $247,390.

Keinan Stock Ownership through Vision Consultants

Until June 23, 2004, our Chairman of the Board, Mr. Abraham Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual.

Redemption of Keinan shares

On December 29, 2005, the Board of Directors of the Company entered into an oral stock purchase agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to us for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors.

On December 25, 2006, the Board of Directors of the Company entered into an oral stock purchase agreement with Mr. Keinan, pursuant to which the Company repurchased from Mr. Keinan 100,000 restricted shares of its common stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to us for cancellation on December 26, 2006. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Employment with Swiftnet

Our Chairman of the Board, Mr. Abraham Keinan, has been employed by our wholly-owned UK based subsidiary, Swiftnet Limited since its inception in 1990. In 2005, Mr. Keinan’s annual salary was £54,594 ($114,885). In 2006, Mr. Keinan’s annual salary was £48,000 ($84,174). Mr. Keinan received in addition to his monthly salary pension benefits and a company car. With respect to employment years 1990-2006, Mr. Keinan had no written employment agreement with Swiftnet.

Keinan Employment Agreement with Swiftnet

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, Swiftnet and Mr. Keinan entered into an employment agreement, to be effective as of January 1, 2007 (the “Keinan Employment Agreement”).

The Keinan Employment Agreement provides that Mr. Keinan shall be employed as the Chairman of the Board of Directors of Swiftnet. Keinan Employment Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007, (the “Initial Effective Term”), and thereafter shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of Swiftnet and Mr. Keinan shall have the right to terminate the automatic renewal of Keinan Employment Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Keinan Employment Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination”). In the event of Early Termination, the Notice Period shall be of not less than eight months.

Under the Keinan Employment Agreement, Swiftnet shall pay to Mr. Keinan during the term of his engagement a salary at the rate of £48,000 ($101,009) per annum, such salary to be paid in equal monthly installments in arrears on the last Friday of each month. Swiftnet shall provide Mr. Keinan with an appropriate executive car or car allowance with an effective annual cost to Swiftnet of up to £15,000 ($31,565).

Swiftnet shall pay Mr. Keinan contributions to the following schemes: (i) Health care for him and his immediate family; (ii) Permanent health; (iii) Life insurance arrangements (up to a maximum of four times salary); (iv) Pension rights - Swiftnet shall contribute a monthly sum equal to 7.5% of his salary. (v) Travel insurance.

Swiftnet shall reimburse to Mr. Keinan all traveling, hotel, restaurant and other expenses incurred by him in the proper performance of his duties under his engagement.

If during the period of the employment under the Keinan Employment Agreement Mr. Keinan shall cease to be a director of Swiftnet, his employment shall continue and the terms of the Keinan Employment Agreement (other than those relating to the holding of office of director / chairman) shall continue in full force.

The Keinan Employment Agreement also contains special arrangements for sickness benefits, holiday entitlement and provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Keinan Employment Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Consulting Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Keinan entered into a consulting agreement, to be effective as of January 1, 2007 (the “Keinan Consulting Agreement”).

The Keinan Consulting Agreement provides that Mr. Keinan shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Keinan Consulting Agreement, the Company shall pay Mr. Keinan a monthly fee of £10,000 ($21,044) (the “Fee”). Mr. Keinan shall invoice the Company at the end of each calendar month and the Company shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, the Company’s Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee of the Company (the “Compensation Committee”). However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits.

The Company’s Board shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Keinan (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits and/or successful completion of transactions or activities by the Company (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Keinan, may, at any time and from time to time, initiate a Bonus grant to Mr. Keinan, and in such an event the approving process shall be set in motion.

Immediately upon the establishment by the Company of any new stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company (collectively, “Plan”), the Company’s Board shall consider approving a grant of an appropriate amount of options (or any other applicable rights) under the Plan to Mr. Keinan. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice.

In addition to the Fee and the Bonus, the Company shall pay directly and/or reimburse Mr. Keinan for his Expenses. For the purposes of the Keinan Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by the Company and/or by Mr. Keinan, and/or to be paid by Mr. Keinan at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Keinan Consulting Agreement.

The Company acknowledges that in order to render the Services pursuant to the Keinan Consulting Agreement, Mr. Keinan may be required to travel frequently around the world. Therefore, in order to enable Mr. Keinan a normal family life the Company shall bear Expenses which are related to Mr. Keinan’s spouse.

Mr. Keinan shall hold and use, in his sole discretion, credit cards in the name of the Company (the “Credit Cards”). Due to Mr. Keinan’s position with the Company (i.e. Chairman of the Board) he may from time to time use the Credit Cards to make certain Company payments and pay certain Company expenses.

This Keinan Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the Company and Mr. Keinan shall have the right to terminate the automatic renewal of the Keinan Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Keinan shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Keinan, Guy Nissenson and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if the Company shall choose to exercise its right to terminate the automatic renewal of the Keinan Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Keinan shall have the right to terminate the Keinan Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Keinan “). In the event of Early Termination by Mr. Keinan, the Notice Period shall be of not less than eight months.

The Keinan Consulting Agreement further provided that no later than June 30, 2007, the Company and Mr. Keinan shall enter into a severance agreement providing for an appropriate severance package for Mr. Keinan (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Keinan Consulting Agreement by the Company or Mr. Keinan, termination of the Keinan Consulting Agreement by Mr. Keinan, and scheduled retirement by Mr. Keinan.  The Company has not yet entered into any such agreement.

The Keinan Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Keinan Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Keinan Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues.

On June 28, 2004, our Board of Directors approved a bonus of £5,000 ($10,522) to Mr. Keinan for his efforts in connection with obtaining the license to become an international telecom service provider in Israel by Xfone 018.

Keinan Loan

Since our inception in September 2000, through December 31, 2000, we along with our subsidiary, Swiftnet loaned Abraham Keinan, our Chairman of the Board. This loan originally was reflected in a September 29, 2000 promissory note payable in ten equal installments ending on January 1, 2011. This note is non-interest bearing. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. On December 29, 2005, Mr. Keinan repaid £123,966 ($260,869) which was due for the fiscal year ended December 31, 2005. On December 26, 2006 Mr. Abraham Keinan, repaid the final payment of £123,965 ($260,867) under the terms of his loan.

Indemnification

Xfone 018 Ltd., Our Israeli subsidiary, has obtained certain credit facilities from Bank Hapoalim B.M. The credit facilities are secured with a personal guarantee by Abraham Keinan and Guy Nissenson, which includes a pledge on 1,000,000 shares of common stock of the Company owned by Mr. Keinan, and an undertaking to provide Bank Hapoalim with an additional financial guarantee of up to $500,000 under certain circumstances. We agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral.

GUY NISSENSON

Campbeltown Business Ltd.

Consulting Agreement

On May 11, 2000, Swiftnet Limited, which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our President, Chief Executive Officer, and Director and other family members of Mr. Nissenson. This agreement provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels, for consulting services in the area of business development and management activities:

TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than £125,000	£0
Between £125,000 - £150,000 (approximately $254,856 - $305,828)	£1,250 (approximately $2,549)
Between £150,000 - £175,000 (approximately $305,828 - $356,799)	£2,500 (approximately $5,097)
Over £175,000 (approximately $356,799)	£2,750 (approximately $5,607)

The agreement with Campbeltown Business involving the aforementioned monthly payment of £2000, along with an additional monthly performance bonus, was separate from a bonus and success fee arrangement that was approved by our Board of Directors on April 2, 2002.

The May 11, 2000 agreement was for 18 months, but provided that it will be renewed by mutual agreement of Swiftnet and Campbeltown Business. On November 5, 2001, May 11, 2003, November 10, 2004, and May 11, 2006 we renewed this agreement for additional 18 month periods. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the aforementioned consulting agreement is terminated.

Stock Purchase Agreement

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business Ltd. a company owned and controlled by Guy Nissenson and his family. This agreement provides that:

·
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

·	Campbeltown Business declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.

·	Campbeltown Business would invest $100,000 in Swiftnet, in exchange for 20% of the total issued shares of Swiftnet;

·
Campbeltown Business would also receive 5% of our issued and outstanding shares following our acquisition with Swiftnet. In June 2000, Campbeltown Business invested the $100,000 in Swiftnet. We acquired Swiftnet and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet.

·
Swiftnet and Abraham Keinan would guarantee that Campbeltown Business’ 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown Business would have in total at least 15% of our total issued shares after our acquisition occurred.

·
Campbeltown Business would have the right to nominate 33% of the members of our board of directors and Swiftnet’s board of directors. When Campbeltown Business ownership in our common stock was less than 7%, Campbeltown Business would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business ownership in our common stock was less than 2%, this right would expire.

·
Campbeltown Business would have the right to nominate a vice president in Swiftnet. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown Business and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

·
Campbeltown Business will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

·	Keinan and Campbeltown Business have signed a right of first refusal agreement for the sale of their shares.

·
Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business. This right expires when Campbeltown no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

Bonus and Success Fee

On April 2, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. This bonus and success fee was separate from our consulting agreement with Campbeltown Business, involving a monthly payment of £2000, along with an additional monthly performance bonus. On February 8, 2007, an Agreement was entered by and between the Company, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenues.

Nissenson Employment Agreements with Swiftnet

May 11, 2000 Employment Agreement

On May 11, 2000, Swiftnet Limited and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our President, Chief Executive Officer, and Director (the “May 11, 2000 Employment Agreement”). Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of £1000 per month (approximately $2,039). The May 11, 2000 Employment Agreement provided that when Swiftnet reaches average sales of £175,000 per month for a consecutive three-month period, Mr. Nissenson’s salary will increase to £2,000 (approximately $4,078) per month. The May 11, 2000 Employment Agreement further provided that Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Mr. Keinan receives. As such, the agreement protected Mr. Nissenson’s rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if: (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson’s employment with the company Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least £120,000. Because the average sales per month exceeded £120,000 within a twelve-month period of Mr. Nissenson’s employment, Swiftnet cannot cancel these options.

March 28, 2007 Employment Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, Swiftnet and Mr. Nissenson entered into an employment agreement, to be effective as of January 1, 2007 (the “Nissenson Employment Agreement”).

The Nissenson Employment Agreement provides that Mr. Nissenson shall be employed as Director of Business Development of Swiftnet. Nissenson Employment Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007, (the “Initial Effective Term”), and thereafter shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of Swiftnet and Mr. Nissenson shall have the right to terminate the automatic renewal of Nissenson Employment Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Employment Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination”). In the event of Early Termination, the Notice Period shall be of not less than eight months.

Under the Nissenson Employment Agreement, Swiftnet shall pay to Mr. Nissenson during the term of his engagement a salary at the rate of £48,000 ($101,009) per annum, such salary to be paid in equal monthly installments in arrears on the last Friday of each month. Swiftnet shall provide Mr. Nissenson with an appropriate executive car or car allowance with an effective annual cost to Swiftnet of up to £15,000 ($31,565).

Swiftnet shall pay Mr. Nissenson contributions to the following schemes: (i) Health care for him and his immediate family; (ii) Permanent health; (iii) Life insurance arrangements (up to a maximum of four times salary); (iv) Pension rights - Swiftnet shall contribute a monthly sum equal to 7.5% of his salary. (v) Travel insurance.

Swiftnet shall reimburse to Mr. Nissenson all traveling, hotel, restaurant and other expenses incurred by him in the proper performance of his duties under his engagement.

If during the period of the employment under the Nissenson Employment Agreement Mr. Nissenson shall cease to be a director of Swiftnet, his employment shall continue and the terms of the Nissenson Employment Agreement (other than those relating to the holding of office of director) shall continue in full force.

The Nissenson Employment Agreement also contains special arrangements for sickness benefits, holiday entitlement and provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Employment Agreement supersedes the May 11, 2000 Employment Agreement.

The Nissenson Employment Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Nissenson Consulting Agreement

Pursuant to a Company’s Board of Directors’ resolution dated December 25, 2006, on March 28, 2007, the Company and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provides that Mr. Nissenson shall render the Company advisory, consulting and other services in relation to the business and operations of the Company (excluding its business and operations in the United Kingdom).

In consideration of the performance of the Services pursuant to the Nissenson Consulting Agreement, the Company shall pay Mr. Nissenson a monthly fee of £10,000 ($21,044) (the “Fee”). Mr. Nissenson shall invoice the Company at the end of each calendar month and the Company shall make the monthly payment immediately upon receiving such invoice. Once a calendar year, and no later than December 15, the Company’s Board shall consider approving an increase to the Fee. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee of the Company (the “Compensation Committee”). However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits.

The Company’s Board shall, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board shall take into account, among other factors, growth in the Company’s revenues and/or profits and/or successful completion of transactions or activities by the Company (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Nissenson, may, at any time and from time to time, initiate a Bonus grant to Mr. Nissenson, and in such an event the approving process shall be set in motion.

Immediately upon the establishment by the Company of any new stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants of the Company (collectively, “Plan”), the Company’s Board shall consider approving a grant of an appropriate amount of options (or any other applicable rights) under the Plan to Mr. Nissenson. Such Board approval shall be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. However, in the event the Company has not established a Compensation Committee, the review, oversight and recommendation to the Board of the Audit Committee shall suffice.

In addition to the Fee and the Bonus, the Company shall pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” shall mean any and all amounts actually paid by the Company and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the Services pursuant to the Nissenson Consulting Agreement.

The Company acknowledges that in order to render the Services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life the Company shall bear Expenses which are related to Mr. Nissenson’s spouse.

Mr. Nissenson shall hold and use, in his sole discretion, credit cards in the name of the Company (the “Credit Cards”). Due to Mr. Nissenson’s position with the Company (i.e. President and CEO) he may from time to time use the Credit Cards to make certain Company payments and pay certain Company expenses.

This Nissenson Consulting Agreement shall be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, shall automatically be renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the Company and Mr. Nissenson shall have the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson shall command and/or control, directly and/or indirectly, including together with others (as well as pursuant to that certain Voting Agreement dated September 28, 2004, by and among Mr. Nissenson, Abraham Keinan and Campbeltown Business Ltd.) and/or by proxies, fifteen percent (15%) or more of the voting rights of the Company, if the Company shall choose to exercise its right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period shall be of not less than twelve months. Notwithstanding the foregoing, Mr. Nissenson shall have the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson “). In the event of Early Termination by Mr. Nissenson, the Notice Period shall be of not less than eight months.

The Nissenson Consulting Agreement further provided that no later than June 30, 2007, the Company and Mr. Nissenson shall enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson (the “Severance Agreement”). The Severance Agreement shall, inter alia, cover events of termination of the automatic renewal of the Nissenson Consulting Agreement by the Company or Mr. Nissenson, termination of the Nissenson Consulting Agreement by Mr. Nissenson, and scheduled retirement by Mr. Nissenson. The Company has not yet entered into any such agreement.

The Nissenson Consulting Agreement also contains provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company’s Audit Committee.

Nissenson Bonus and Success Fee

On December 29, 2005, the Company’s Board of Directors granted a bonus to Mr. Nissenson for an aggregate amount of $220,000 (the “Bonus”). The Company’s Board of Directors with the exception of Mr. Nissenson and Mr. Keinan who abstained from voting, resolved and granted the Bonus to Mr. Nissenson for his exceptional efforts and professional abilities to achieve the Company’s goals and determined that it was in the best interest of the Company, moreover, the Company believes that the Bonus was fair and proportionate to its President and Chief Executive Officer’s commitment and achievements.

Mr. Nissenson waived $22,610 of the Bonus.

Dionysos Investments (1999) Ltd. financial services and business development consulting agreement

A Financial Services Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos Investments”) and the Company with respect to certain services (the “Dionysos Investments Consulting Agreement”). Mr. Haim Nissenson, father of Mr. Guy Nissenson, our President, Chief Executive Officer, and Director, is the Managing Director of Dionysos Investments. Dionysos Investments is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Under the Dionysos Investments Consulting Agreement, Dionysos Investments agrees to assist the Company in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event the Company requests additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by the Dionysos Investments Consulting Agreement.

The Dionysos Investments Consulting Agreement provided that Dionysos Investments will be compensated by the Company for the Services provided to the Company in the amount of £3,000 ($6,313) per month beginning on the Effective Date of the Dionysos Investments Consulting Agreement (the “Fees”). In addition, the Company will reimburse Dionysos Investments, based on prior approval, for expenses incurred, which expenses include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos Investment for the Company shall be as agreed by the parties.

The Effective Date of the Dionysos Investments Consulting Agreement is January 1, 2005 (the “Effective Date”). The term of the Dionysos Investments Consulting Agreement is two years (the “Term”). According to the Dionysos Investments Consulting Agreement, the Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety days prior to the end of the Term that such party does not wish to renew the Dionysos Investments Consulting Agreement.

On February 8, 2007, pursuant to the recommendations of the Audit Committee of the Company and the resolutions of its Board of Directors dated December 25, 2006, and February 4, 2007, the Company and Dionysos Investments entered into a First Amendment to the of the Dionysos Investments Consulting Agreement (the “First Amendment”).

The First Amendment provides that Section 2 of the Dionysos Investments Consulting Agreement shall be amended in its entirety to provide as follows:

(i) The parties agree that Dionysos Investments will be compensated by the Company for the Services provided to the Company in the amount of £8,000 ($16,835) per month, beginning on January 1, 2007; (ii) In addition, the Company will pay Dionysos Investments a one time success fee in the amount of £10,000 ($21,044), for initiating, establishing and developing the relationship between the Company and certain Israeli financial institutions during fiscal years 2005-2006, relationships which resulted in significant investments made by certain Israeli financial institutions; (iii) In addition, the Company will pay Dionysos Investments a success fee for any future investments in the Company made by Israeli investors during fiscal year 2007, provided such investments were a direct or indirect result of the Services provided to the Company. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments; (iv) In addition, the Company will reimburse Dionysos Investments, based on prior approval by the Audit Committee of the Company, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed. Compensation for any additional services provided by Dionysos Investments for the Company shall be as agreed by the parties.

The parties agreed that the abovementioned compensation will only apply to fiscal year 2007, and then be reviewed and reconsidered by the Audit Committee and Board of Directors of the Company in December 2007. In the event the Board of Directors of the Company, exercising sole discretion, decides not to approve the abovementioned compensation for fiscal year 2008, Dionysos Investments will have the option, in its sole discretion, to terminate the Dionysos Investments Consulting Agreement, or continue and provide the Services in return for the same compensation which was paid to it in fiscal years 2005-2006 (i.e. fee of £3,000 per month plus reimbursement of expenses).”

The First Amendment further declares that the Audit Committee and Board of Directors of the Company approved the automatic renewal of the Term for an additional two-year period, ending on December 31, 2008.

VOTING AGREEMENT

Our Chairman of the Board, Abraham Keinan, and our President, Chief Executive Officer, and Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

IDDO KEINAN

Mr. Iddo Keinan, son of Mr. Abraham Keinan, our Chairman of the Board, has been employed by our wholly-owned UK based subsidiary, Swiftnet limited since 1998. In 2005 and 2006 Mr. Iddo Keinan served as the Commercial Director of Swiftnet, and his annual salary was £29,989 ($63,108), and £54,459 ($114,601), respectively.

On December 25, 2006, our Board of Directors approved the continuing employment of Mr. Iddo Keinan by Swiftnet Limited, at an annual salary of £36,000 ($75,757).

WADE SPOONER

In connection with the acquisition of WS Telecom, Inc. we issued a promissory note to Wade Spooner, who was President, Chief Executive Officer and shareholder of WS Telecom; the promissory note replaced a $200,000 note issued by WS Telecom in favor of Mr. Spooner. This note was amended to provide for quarterly payment beginning in October 2004, provided that such payment shall not exceed 50% of the net profits of Xfone USA, Inc. Mr. Spooner is the President and Chief Executive Officer of our wholly owned subsidiary, Xfone USA, Inc. Final payment on the note was made to Mr. Spooner February 14, 2007.

DESCRIPTION OF SECURITIES

Capitalization

Common Stock:

Authorized - 75,000,000 (par value $0.001)
Issued and outstanding as of November 6, 2007 - 12,517,928

Preferred Stock:

Authorized / Issued and outstanding as of November 6, 2007 - None

Pursuant to a resolution of the Board of Directors of the Company dated July 11, 2006, in connection with the listing of the shares of the Company on the TASE,  the Company agreed that as long as its shares are listed for trading on the TASE,  the Company shall not create, issue or allot shares of a class other than the class listed for trading on the TASE, other than allotments or issuances that comply with the requirements of  Section 46B(A)(1) of the  Israel  Securities Law, 1968.

Treasury Stock:

Issued and outstanding as of November 6, 2007 - None

Warrants:

Issued and outstanding as of November 6, 2007 - 4,804,159

Each issued and outstanding warrant is exercisable into one share of common stock at an exercise price range of $2.86 - $6.80 per share.

Options under the Company's 2004 Stock Options Plan:

Authorized - 5,500,000

Granted and outstanding as of November 6, 2007 - 5,415,000

Each granted and outstanding option is exercisable into one share of common stock at an exercise price range of $3.146 - $4.62 per share.

Exercised as of November 6, 2007 - 6,300

Plan Administrator (Pool + Terminated) as of November 6, 2007 - 78,700

Convertible Note:

On September 27, 2005, a Securities Purchase Agreement (the “Securities Purchase Agreement”) was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which took the form of a Convertible Term Note secured by the Company's United States assets, has a 3 year term and bears interest at a rate equal to prime plus 1.5% per annum. The Term Note is convertible, under certain conditions, into shares of the Company's common stock at an initial conversion price equal to $3.48 per share. In conjunction with this financial transaction, we issued to Laurus Master Fund 157,500 warrants which are exercisable at $3.80 per share for a period of five years. The closing of the financial transaction was on September 28, 2005. As of August 1, 2007, Laurus Master Fund, Ltd. assigned to Valens U.S. SPV I, LLC a principal amount equal to $169,925.11 of the Term Note, and to Valens Offshore Fund SPV I, Ltd. a principal amount equal to $549,289.76 of the Term Note. In conjunction with the Secured Convertible Term Note, and pursuant to a Registration Statement on Form SB-2 which was declared effective by the U.S. Securities and Exchange Commission on February 10, 2006, the Company registered 574,713 shares of common stock (the maximum amount of shares that could have been issued upon conversion).

Dividends

No cash dividend was declared in 2005, 2006 or in 2007 through the date of this Prospectus.

The Securities Purchase Agreement (as defined immediately above) provides, among others, that for so long as twenty five percent (25%) of the principal amount of the Secured Convertible Term Note is outstanding, the Company, without the prior written consent of Laurus Master Fund, LLC, shall not, and shall not permit any of the Subsidiaries (as defined in the Securities Purchase Agreement) to directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries.

Description of Rights and Liabilities of Common Stockholders

Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of the Company may from time to time determine.

Voting Rights - Each holder of the Company's common stock is entitled to one vote for each share held on record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but un-issued common stock without future stockholder action.

Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

Redemption rights - No redemption rights exist for shares of common stock.

Sinking Fund Provisions - No sinking fund provisions exist.

Further Liability for Calls - No shares of common stock are subject to further call or assessment by the Company.

Potential Liabilities of Common Stockholders to State and Local Authorities - No material potential liabilities are anticipated to be imposed on stockholders under state statues. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations is established.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates”, as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933 (“Rule 144”).

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock by the selling stockholders listed below. All expenses incurred with respect to the registration of the common stock will be bared by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this Prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling stockholders held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days. The "Number of Shares Beneficially Owned after the Offering” column assumes the sale of all shares offered.

Shareholder	Amount of Shares Owned prior to Offering	% of Stock Owned prior to Offering**	Amount Offered	Amount Owned after Offering (1)
Halman Aldubi Provident Fund Ltd. (2)	493,967	4.29%	493,967	0
Halman Aldubi Pension Fund Ltd. (3)	23,275	*	23,275	0
Brian Acosta (4)	182,277	1.57%	200,000 (4)	182,277
Hunter McAllister (5)	88,738	*	200,000 (5)	88,738
Israel Singer (6)	0	*	20,000 (6)	0
Morris Mansour (7)	0	*	20,000 (7)	0

(1) Assumes all shares registered on behalf of the Selling Shareholders are sold.

(2) Halman-Aldubi Provident Fund Ltd. is owned, managed and controlled by Roni Halman and Uri Aldubi.

(3) Halman-Aldubi Pension Fund Ltd. is owned, managed and controlled by Roni Halman and Uri Aldubi.

(4) Mr. Brian Acosta is the Chief Technical Officer of our subsidiary, Xfone USA. The 182,277 shares include 101,216 shares and 81,061 warrants.  53,308 of such shares and 40,530 of such warrants are held in escrow and are subject to forfeiture in certain events. The 182,277 shares do not include 200,000 shares issuable upon the exercise of options that are not exercisable within 60 days.  However, we are registering the shares underlying such options.

(5) Hunter McAllister is the Vice President Business Development of our subsidiary, Xfone USA. The 88,738 shares includes 40,530 warrants, 26,504 of such shares and 20,265 of such warrants are held in escrow and are subject to forfeiture. The 88,738 shares do not include 200,000 shares issuable upon the exercise of options that are not exercisable within 60 days.  However, we are registering the shares underlying such options.

(6) Mr. Israel Singer has been a member of our Board of Directors since December 28, 2006, and is an Independent Director and member of our Audit Committee. The 20,000 shares of common stock being registered on his behalf represent shares of Common Stock underlying options which are not exercisable within 60 days.

(7) Mr. Morris Mansour has been a member of our Board of Directors since December 28, 2006, and is an Independent Director and member of our Audit Committee. The 20,000 shares of common stock being registered on his behalf represent shares of Common Stock underlying options which are not exercisable within 60 days.

(*) Less than 1%.

(**) Based on 11,524,971 shares outstanding.

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market where our common stock may be listed or quoted (currently the American Stock Exchange and the Tel Aviv Stock Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this Prospectus may be sold by the selling security holders by one or more of the following methods:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;

(c) an exchange distribution in accordance with the rules of the applicable exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this Prospectus and the registration statement of which this Prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the Prospectus delivery requirements under the Securities Act by delivering a Prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and other facts material to the transaction. We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

The selling shareholders may offer to sell the shares of common stock being offered in this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.  All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

This Prospectus also relates to the sale of up to 2,000,000 shares of our common stock that are being offered on a “best efforts” basis for cash directly for our account. We have entered into Subscription Agreements with 24 investors who agreed to purchase 1,950,000 of the 2,000,000 shares of such offering, and accordingly will receive $5,850,000 from the sale of such shares.

First International & Co. - Underwriting & Investments Ltd., one of our Israeli investors in the “best efforts” offering, acted as placement agent with respect to the investment of eight Israeli investors (including First International), who entered into Subscription Agreements with us as of November 4, 2007, for the purchase of an aggregate of 700,000 shares of our common stock, for a total purchase price of $2,100,000. The placement agent had no obligation to buy any of the shares of common stock from us or to arrange the purchase or sale of any specific number or dollar amount of the shares of common stock.  The placement agent is entitled to a placement fee equal to 5% (plus VAT, if applicable) of the gross proceeds of the subscriptions by such Israeli investors.

In addition, the Company will pay its consultant, Dionysos Investments (1999) Ltd. (“Dionysos”) a success fee equal to 0.5% of the gross proceeds of the subscriptions by the Israeli investors, pursuant to that certain First Amendment to Financial Services and Business Development Consulting Agreement by and among the Registrant and Dionysos dated February 8, 2007, described above under “Certain Relationships and Related Transactions and Director Independence.”

$3,000,000 of the aggregate $5,850,000 subscription amount is being held in an escrow account with Gersten Savage LLP, and $2,850,000 of the aggregate subscription amount is being, or will be, held in an escrow account with the Company’s General Counsel and Secretary, Advocate Alon Reisser, for the benefit of the Company, pending the receipt by the Company of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares. The offering and release of escrow was also conditioned upon receipt by the Company of confirmation from its transfer agent that the shares are available for issuance via the DWAC system. The Company received such confirmation on October 31, 2007.

We have arranged to deposit the shares of common stock in connection with the “best efforts” offering with The Depository Trust Company, whereupon the Depository Trust Company will distribute the shares by crediting the shares of common stock to the respective accounts of the investors.

We are responsible for all costs, expenses and fees, including filing, legal, accounting and miscellaneous fees incurred of approximately $40,000 in registering the shares offered by this Prospectus.  Selling shareholders will pay no offering expenses with respect to our “best efforts” offering.

Our employees, officers or directors, none of whom are registered broker-dealers, will not receive a commission or other compensation for arranging for, or assisting in, the sale of our shares. We are relying upon Rule 3a4-1 of the Securities Act of 1933, as amended, to not deem such persons associated with us as brokers.  None of such persons are registered broker-dealers or affiliates of broker-dealers, and in the event and to the extent that members of our management sell shares, no commissions or other remuneration based either directly or indirectly on transaction in securities will be paid to such persons.  In addition, such persons conduct their selling activity in accordance with paragraph (a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, at 600 Lexington Avenue, New York, New York 10022.

EXPERTS

Our consolidated balance sheet as of December 31, 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended included in this Prospectus are in reliance on the report of Stark, Winter, Schenkein & Co., LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

TRANSFER AGENT

Our transfer agent is Transfer Online, Inc., located at 317 SW Alder Street, 2nd Floor Portland, OR 97204.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This Prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at www.sec.gov. Copies of such material can be obtained from the public reference section of the Securities and Exchange Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this Prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page

Consolidated Financial Statements of Xfone, Inc. and Subsidiaries as of December 31, 2006	F02
Consolidated Financial Statements (Unaudited) of Xfone, Inc. and Subsidiaries as of June 30, 2007	F35
Audited financial statements of Auracall Limited for the year ended on December 31, 2006	F47
Unaudited financial statements of Auracall Limited for the six-month period ended on June 30, 2007	F59
Consolidated Financial Statements of NTS Communications, Inc. and Subsidiaries for the years ended July 31, 2007 and 2006	F66
Pro Forma Combined Condensed Balance Sheet and Statements of Operations (Unaudited) for Xfone, Inc. and Subsidiaries reflecting the combination of Xfone, Inc., Auracall Limited and NTS Communications, Inc., as though it had occurred on January 1, 2006
F91

-F1-

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2006

CONTENTS

-F2-

Xfone, Inc. and Subsidiaries

BALANCE SHEET

	December 31,	December 31,
	2006	2006

		Convenience translation into U.S.$
CURRENT ASSETS:

Cash	£621,946	$1,218,392
Accounts receivable, net	3,871,620	7,584,504
Prepaid expenses and other receivables (Note 3)	759,867	1,488,579

Total current assets	5,253,433	10,291,475

INVESTMENTS (NOTE 5)	98,758	193,467

MINORITY INTEREST	155,717	305,050

LONG TERM RECEIVABLES	362,229	709,607

FIXED ASSETS, NET (NOTE 4)	2,279,759	4,466,048

OTHER ASSETS, NET (NOTE 6)	8,709,187	17,061,297

Total assets	£16,859,083	$33,026,944

The accompanying notes are an integral part of these consolidated financial statements

-F3-

Xfone, Inc. and Subsidiaries

BALANCE SHEET

	December 31,	December 31,
	2006	2006

		Convenience translation into U.S.$

CURRENT LIABILITIES:
Notes payable - current portion (Note 8)	£1,002,249	$1,963,406
Trade payables	3,425,244	6,710,053
Other liabilities and accrued expenses (Note 7)	1,233,368	2,416,168
Obligations under capital leases - current portion	66,988	131,229

Total current liabilities	5,727,849	11,220,856

DEFERRED TAXES (NOTE 10)	90,522	177,333

NOTES PAYABLE (NOTE 8)	989,411	1,938,256

OBLIGATIONS UNDER CAPITAL LEASES	60,249	118,028

SEVERANCE PAY	51,155	100,213

Total liabilities	£6,919,186	$13,554,686

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 11)

SHAREHOLDERS' EQUITY:
Preferred stock - 50,000,000 shares authorised, none issued
Common stock:
25,000,000 shares authorised, $.001 par value;
11,153,817 issued and outstanding	6,651	13,029
Contributions in excess of par value	9,702,817	19,007,819
Foreign currency translation adjustment	(704,799)	(1,380,701)
Deferred stock compensation	(261,048)	(511,393)
Retained earnings	1,196,276	2,343,505

Total shareholders' equity	9,939,897	19,472,259

Total liabilities and shareholders' equity	£16,859,083	$33,026,945

The accompanying notes are an integral part of these consolidated financial statements

-F4-

Xfone, Inc. and Subsidiaries

STATEMENT OF OPERATIONS

	Years Ended		Year Ended
	December 31		December 31
	2006	2005	2006
			Convenience translation into U.S.$

Revenues	£19,353,771	£14,113,748	$37,914,037
Cost of revenues	(11,214,394)	(9,254,597)	(21,968,998)

Gross profit	8,139,377	4,859,151	15,945,039

Operating expenses:
Research and development	(23,333)	(6,896)	(45,709)
Marketing and selling	(2,520,167)	(1,262,182)	(4,937,007)
General and administrative	(5,067,535)	(3,635,819)	(9,927,301)

Total operating expenses	(7,611,035)	(4,904,897)	(14,910,017)

Operating profit (loss)	528,342	(45,746)	1,035,022
Financing expenses, net	(276,002)	(122,338)	(540,688)
Equity in income of affiliated company	30,921	76,800	60,574
Loss from a change of holding of affiliated company	(29,848)	-	(58,472)
Loss from hurricane Katrina	-	(38,703)	-
Other income	43,248	104,646	84,723

Income (loss) before minority interest and taxes	296,661	(25,341)	581,159

Minority interest	41,757	113,960	81,802

Income before taxes	338,418	88,619	662,961

Taxes on income	(1,156)	(62,541)	(2,265)

Net income	£337,262	£26,078	$660,696

Basic net profit per share	£0.033	£0.004	$0.065

Diluted net profit per share	£0.033	£0.003	$0.065

Weighted average number of shares used for computing:
Basic profit per share	10,135,874	6,868,471	10,135,874

Diluted profit per share	10,135,874	7,943,184	10,135,874

The accompanying notes are an integral part of these consolidated financial statements
-F5-

Xfone, Inc. and Subsidiaries

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Number of		Contributions	Foreign currency	Deferred		Total
	Ordinary	Share	in excess of	translation	Stock	Retained	Shareholders'
	Shares	Capital	par value	adjustments	Compensation	Earnings	Equity

Balance at January 1, 2005	6,220,871	£4,290	£1,373,556	£1,210	£-	£832,936	£2,211,992
Redemption of stock	(100,000)	(58)	(142,108)	-	-	-	(142,166)
Stock issued during the period, net of
issuance expenses:							-
For acquisition transaction	663,650	370	1,188,204	-	-	-	1,188,574
For services	3,150	2	(2)	-	-	-	-
For cash	885,000	496	832,665	-	-	-	833,161
Exercise of share options	500,000	290	115,129	-	-	-	115,419
Warrants issued during the period			756,322				756,322
Beneficial conversion feature
relating to convertible note	-	-	140,190	-	-	-	140,190
Currency translation	-	-	-	(117,618)	-	-	(117,618)
Net income	-	-	-	-	-	26,078	26,078

Balance at December 31, 2005	8,172,671	£5,390	£4,263,956	£(116,408)	£-	£859,014	£5,011,952

Balance at January 1, 2006	8,172,671	£5,390	£4,263,956	£(116,408)	£-	£859,014	£5,011,952
Deferred stock compensation, net	-	-	377,300	-	(377,300)	-	-
Amortization of deferred compensation	-	-	-	-	116,252	-	116,252
Redemption of stock	(100,000)	(51)	(137,704)	-	-	-	(137,755)
Stock issued during the period, net of
issuance expenses :
For services	40,629	24	13,977	-	-	-	14,001
For cash	663,825	362	521,040	-	-	-	521,402
For acquisitions	1,544,761	822	3,022,394	-	-	-	3,023,216
For loan repayment	831,931	104	1,424,529	-	-	-	1,424,633
Warrants granted to consultants
for services and others	-	-	217,325	-	-	-	217,325
Currency translation	-	-	-	(588,391)	-	-	(588,391)
Net income	-	-	-	-	-	337,262	337,262

Balance at December 31, 2006	11,153,817	£6,651	£9,702,817	£(704,799)	£(261,048)	£1,196,276	£9,939,897

Convenience translation into U.S.$:
Balance at January 1, 2006	8,172,671	$10,559	$8,353,089	$(228,043)	$-	$1,682,809	$9,818,414
Deferred stock compensation, net	-	-	739,131	-	(739,131)	-	-
Amortization of deferred compensation	-	-	-	-	227,738	-	227,738
Redemption of stock	(100,000)	(100)	(269,762)	-	-	-	(269,862)
Stock issued during the period, net of
issuance expenses :
For services	40,629	47	27,381	-	-	-	27,428

-F6-

Xfone, Inc. and Subsidiaries

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (Continued)

	Number of		Contributions	Foreign currency	Deferred		Total
	Ordinary	Share	in excess of	translation	Stock	Retained	Shareholders'
	Shares	Capital	par value	adjustments	Compensation	Earnings	Equity
For cash	663,825	709	1,020,717	-	-	-	1,021,426
For acquisitions	1,544,761	1,610	5,920,870	-	-	-	5,922,480
For loan repayment	831,931	204	2,790,652	-	-	-	2,790,856
Warrants granted to consultants
for services and others	-	-	425,740	-	-	-	425,740
Currency translation	-	-	-	(1,152,658)	-	-	(1,152,658)
Net income	-	-	-	-	-	660,696	660,696

Balance at December 31, 2006	11,153,817	$13,029	$19,007,818	$(1,380,701)	$(511,393)	$2,343,505	$19,472,258

The accompanying notes are an integral part of these consolidated financial statements

-F7-

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS

	Years Ended		Years Ended
	December 31 ,		December 31 ,
	2006	2005	2006

			Convenience translation into U.S.$

Cash flow from operating activities:
Net income	£337,262	£26,078	$660,696
Adjustments required to reconcile net income
to net cash provided by (used in)
operating activities:
Depreciation and amortization	557,470	246,443	1,092,085
Stock, warrants and options issued for professional services	130,253	24,377	255,166
Minority Interest	(41,757)	(113,960)	(81,802)
Currency differences on convertible notes and loans	188	97,572	368
Loss from a change of holding of affiliated company	29,848	-	58,472
Changes in earnings of equity investments	(30,921)	(76,800)	(60,574)
Capital gain (loss) from the sale of fixed assets	-	(5,398)	-
(Increase) decrease in account receivables	(681,735)	(1,013,747)	(1,335,519)
Increase (decrease) in Severence pay	32,315	(4,565)	63,305
(Increase) decrease in other receivables	393,832	(11,361)	771,517
Decrease in shareholder loans receivable	123,965	123,966	242,847
Increase (decrease) in trade payables	(769,842)	957,861	(1,508,120)
Increase (decrease) in other payables	(230,454)	521,970	(451,460)
Increase (decrease) deferred taxes	(26,369)	82,079	(51,657)

Net cash provided by (used in) operating activities	(175,945)	854,515	(344,676)

Cash flow from investing activities:
Purchase of other assets	(642)	(117,348)	(1,258)
Purchase of equipment	(445,124)	(388,580)	(871,998)
Change in long-term receivables	(54,239)	(87,000)	(106,254)
Proceeds from sale of fixed assets	-	57,971	-
Repayment of capital lease obligation	-	(229,358)	-
Net cash acquired through purchase of WS Telecom	-	(167,614)	-
Acquisition of EBI	(50,726)	-	(99,372)
Acquisition of Canufly	(258,644)	-	(506,684)
Acquisition of I-55 Internet Services	(53,374)	-	(104,560)
Acquisition of I-55 Telecommunications	(15,414)	-	(30,196)
Net cash acquired from the acquisition of Equitalk	74,976	-	146,878
Net cash acquired from the acquisition of Story Telecom	33,476	-	65,579

Net cash (used in) investing activities	(769,711)	(931,929)	(1,507,865)

-F8-

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS (Continued)

	Years Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006

			Convenience translation into U.S.$
Cash flow from financing activities:
Repayment of long term loans from banks and others	(1,299,104)	(72,773)	(2,544,945)
Increase in capital lease obligation	26,805	-	52,511
Increase (decrease) in short-term bank credit, net	122,842	-	240,647
Proceeds from long term loans from banks	156,923	-	307,412
Repayment of convertible notes	(318,434)	-	(623,812)
Proceeds from issuance of convertable notes, net	-	842,889	-
Proceeds from issuance of shares
and detachable warrants, net of issuance expenses	383,647	1,005,123	751,564

Net cash provided by (used in) financing activities	(927,321)	1,775,239	(1,816,623)

Net (decrease) increase in cash and cash equivalents	(1,872,977)	1,697,825	(3,669,164)

Cash and cash equivalents at the beginning of year	2,494,923	797,098	4,887,556

Cash and cash equivalents at the end of year	£621,946	£2,494,923	$1,218,392
The accompanying notes are an integral part of these consolidated financial statements

Supplemental disclosure of non cash investing and financing activities:

Cash paid for:

Interest paid	£148,241	£92,023	$290,404

Tax paid	£57,100	£23,490	$111,859

Acquisision of WS Telecom	£-	£1,862,000	$-

Acquisition of communication license	£-	£61,256	$-

Acquisition of EBI	£90,008	£-	$176,326

Acquisition of Canufly	£180,915	£-	$354,412

Acquisition of I-55 Internet Services	£1,631,087	£-	$3,195,299

Acquisition of I-55 Telecommunication	£417,822	£-	$818,513

Acquisition of Equitalk	£142,662	£-	$279,475

The accompanying notes are an integral part of these consolidated financial statements

-F9-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September 2000 and is a provider of voice, video and data telecommunications services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities, with operations in the United Kingdom, the United States and Israel.

Xfone's holdings in subsidiaries are as follows:

-	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.

-	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.

-	Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. (collectively, " Xfone USA ") - wholly owned U.S. subsidiary.

-
Story Telecom, Inc. and its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007) (collectively, " Story Telecom ") - majority owned U.S. subsidiary, in which Xfone holds a 69.9% ownership share.

-	Xfone 018 Ltd. ("Xfone 018") - wholly owned Israeli subsidiary in which Xfone holds a 69% ownership share.

B.
On October 4, 2000, Xfone acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom and is headquartered in London, England. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During 2000, Swiftnet shifted its business focus and its focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need for heavy investments and with lower expenses for operations and registration of new customers.

C.
On April 15, 2004, Xfone established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. Xfone started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system.

D.
On May 28, 2004, Xfone entered into an agreement and Plan of Merger to acquire WS Telecom, Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into Xfone's wholly owned U.S. subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the management agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.  Headquartered in Jackson, Mississippi, Xfone USA. is an integrated telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system and network. Xfone USA provides residential and business customers with high quality local, long distance and high-speed broadband Internet services, as well as cable television services in certain planned residential communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill.

-F10-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

E.
On August 18, 2005, Xfone entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “I-55 Internet Merger Agreement”). On September 13, 2005, Xfone filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Internet Merger Agreement. On October 10, 2005, Xfone entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, Xfone, Inc, Xfone USA, Inc. and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce Xfone and Xfone USA not to terminate the I-55 Internet Merger Agreement due to the material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since, at that time, the merger of I-55 Internet Services with and into Xfone USA had not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the "I-55 Internet Management Agreement") that provided that I-55 Internet Services hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services provided under the I-55 Internet Management Agreement, I-55 Internet Services assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Internet Management Agreement. The term of the I-55 Internet Management Agreement commenced on October 11, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Internet Services, Xfone issued a total of 789,863 shares of its common stock valued at $2,380,178 and 603,939 warrants exercisable for a period of five years into shares of its common stock, with an exercise price of $3.31, valued based on the Black Scholes option-pricing model (the "Xfone Stock and Warrant Consideration"). A portion of the Xfone Stock and Warrant Consideration issued at closing was placed in an escrow. The First Amendment to the I-55 Merger Agreement provides for an adjustment to the consideration paid based on changes in customer billings as determined pursuant to a certain formula (the "Customer Billing Adjustment Amount"). Xfone has determined that the Customer Billing Adjustment Amount is $247,965 and on March 27, 2007, sent a claim for this amount against the escrowed portion of the Xfone Stock and Warrant Consideration.

I-55 Internet Services provided Internet access and related services, such as installation of various networking equipment, website design, hosting and other Internet access installation services, throughout the Southeastern United States to individuals and businesses located predominantly in rural markets in Louisiana and Mississippi. As a result of the merger with and into Xfone USA, these services are now available in expanded markets throughout Louisiana and Mississippi. The Internet service offerings include dial-up, DSL, high speed dedicated Internet access, web services, email, the World Wide Web, Internet relay chat, file transfer protocol and Usenet news access to both residential and business customers. The I-55 Internet Services offerings provided various prices and packages that allowed I-55 Internet Services subscribers to customize their subscription with services that met customers' particular requirements. Xfone USA now provides bundled services of voice and data (broadband Internet) to customers throughout its service areas.

-F11-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of March 31, 2006:

I-55 Internet Services, Inc.
		US$
Current Assets, excluding cash acquired	£516,602	$955,197
Fixed Assets	117,227	216,753
Other Assets	459	849
Total Assets acquired	634,288	1,242,570

Current Liabilities	862,123	1,688,899
Long-term Liabilities	1,083,083	2,121,760
Total liabilities	1,945,206	3,810,659
Net liabilities assumed	£(1,310,918)	$(2,568,089)

Purchase price:
Cash acquired, net	£(6,673)	$(13,072)
Acquisition costs	60,047	117,632
Fair market value of stock and warrant issued	1,631,087	3,195,299
Total	£1,684,461	$3,299,859

Goodwill	2,732,257	5,352,492
Customer relations	128,655	252,035
Stock and warrants redeemable	134,467	263,421

The value assigned to the customer relations is amortized on a straight-line basis over 6 or 7 years.

F.
On August 26, 2005, Xfone entered into an Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC, a Louisiana corporation (the “I-55 Telecom Merger Agreement”). On September 13, 2005, Xfone filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the I-55 Telecom Merger Agreement. In order to demonstrate Xfone's intention to continue on with the transaction contemplated by the I-55 Telecom Merger Agreement, the parties entered into on October 12, 2005 a Management Agreement (the “I-55 Telecom Management Agreement”) that provided that I-55 Telecommunications hired and appointed Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunications' business operations. In consideration of the management services provided under the I-55 Telecom Management Agreement, I-55 Telecommunications assigned and transferred to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the I-55 Telecom Management Agreement. The term of the I-55 Telecom Management Agreement commenced on October 12, 2005 and continued until the consummation of the merger on March 31, 2006.

In conjunction with the consummation of the merger and in exchange for all of the capital stock of I-55 Telecommunications, Xfone issued a total of 223,702 shares of its common stock valued at $671,687 and 79,029 warrants exercisable into shares of its common stock, with an exercise price of $3.38, valued based on the Black Scholes option-pricing model.

I-55 Telecommunications provided voice, data and related services throughout Louisiana and Mississippi to both individuals and businesses. Prior to the merger with and into Xfone USA, I-55 Telecommunications was a licensed facility based CLEC operating in Louisiana and Mississippi with a next generation class 5 carrier switching platform. I-55 Telecommunications provided a complete package of local and long distance services to residential and business customers across both states. As a result of the merger, Xfone USA has now expanded its On-Net (facilities) service area, through I-55 Telecommunications, into New Orleans, Louisiana and surrounding areas, including Hammond, Louisiana and Baton Rouge, Louisiana. Xfone USA is expanding its sales offices to include New Orleans, in an effort to continue revenue growth and increase market share in the revitalized city, as well as into Biloxi, Mississippi, Hammond, Louisiana and Baton Rouge, Louisiana. Regulations affecting the telecommunications industry began in March 2006; conversions of all circuits affected were completed in April 2006. The competition in secondary markets, such as Jackson, Mississippi, Baton Rouge, Louisiana, and Biloxi, Mississippi, as opposed to Tier 1 markets such as Atlanta, Georgia, is also rapidly declining due to the removal of UNE-P and the decline in the competitive local exchange providers that had been dependent on UNE-P as their only source for providing competitive local telephone services in those markets. This provides for a unique opportunity for Xfone USA to gain market share, by utilizing its existing network and to expand its facilities into these opportunity areas becoming a primary alternative to the monopoly Incumbent Local Exchange Company.
-F12-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of March 31, 2006:

I-55 Telecommunication, LLC.
		US$
Current Assets, excluding cash acquired	£989,339	1,938,115
Fixed Assets	1,869	3,661
Other Assets	-	-
Total Assets acquired	991,208	1,941,776

Current Liabilities	1,061,757	2,079,982
Long-term Liabilities	417,822	818,513
Total liabilities	1,479,579	2,898,495
Net liabilities assumed	£(488,371)	$(956,719)

Purchase price:
Cash acquired, net	£-	$-
Acquisition costs	15,414	30,196
Fair market value of stock and warrant issued	418,677	820,188
Total	£434,091	$850,384

Goodwill	682,544	1,337,103
Customer relations	239,918	470,000

The value assigned to the customer relations is amortized on a straight-line basis over 6 or 7 years.

G.
On January 1, 2006, Xfone USA, Inc., entered into an Agreement with EBI Comm, Inc. (“EBI”), a privately held Internet Service Provider, to purchase the assets of EBI. EBI provided a full range of Internet access options for both commercial and residential customers in north Mississippi. Based in Columbus, Mississippi, EBI's services included Dial-up, DSL, T1 Dedicated Access and Web Hosting. The customer base, numbering approximately 1,500 Internet users, is largely concentrated in the Golden Triangle area, which includes Columbus, West Point and Starkville, Mississippi. The acquisition was structured as an asset purchase, providing for Xfone USA to pay EBI total consideration equal to 50% of the monthly collected revenue from the customer base during the first 12 months, beginning January 2006. Acquired assets include the customer base and customer lists, trademarks and all related intellectual property, fixed assets and all account receivables. As of December 31, 2006, Xfone paid $85,699 (£43,746) in consideration of this acquisition, recorded as other assets.

The following table summarizes the fair values of the assets acquired and liabilities assumed, as of January 1, 2006:

EBI Comm, Inc.		U.S.$
Current Assets, excluding cash acquired	£-	$-
Total Assets acquired	-	-

Total liabilities	90,008	176,326
Net liabilities assumed	£90,008	$176,326

Purchase price:
Cash paid	£43,746	$85,698
Acquisition costs	6,980	13,674
	£50,726	$99,372

Goodwill	140,734	275,698

-F13-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

H.
On January 10, 2006 (effective as of January 1, 2006), Xfone USA, Inc., entered into an Asset Purchase Agreement with Canufly.net, Inc. (“Canufly.net”), an Internet Service Provider based in Vicksburg, Mississippi, and its principal shareholder, Mr. Michael Nassour. Canufly.net provided residential and business customers with high-speed Internet services and utilized the facilities-based network of Xfone USA, as an alternative to BellSouth, to provide Internet connectivity to its customers. Canufly.net also provided Internet services through a small wireless application in certain areas in Vicksburg, Mississippi. The transaction was closed on January 24, 2006. Xfone agreed to pay a total purchase price of up to $710,633, payable as follows: (i) $185,000 in cash payable in twelve equal monthly payments, the first installment was paid at closing, and as of December 31, 2006, the entire amount was paid in full and in accordance with the Asset Purchase Agreement; (ii) $255,633 in cash, paid at closing, to pay off the loan with the B&K Bank; (iii) 33,768 restricted shares of common stock and 24,053 warrants exercisable at $2.98 per share for a period of five years were issued to the shareholders of Canufly.net during May 2006. Following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement Xfone issued in March 2007 additional 20,026 restricted shares of common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net.

Canufly.net, Inc.		US$
Current Assets, excluding cash acquired	£-	$-
Fixed Assets	18,761	36,753
Total Assets acquired	18,761	36,753

Current Liabilities	-	-
Long-term Liabilities	-	-
Total liabilities	-	-
Net Assets assumed	£18,761	$36,753

Purchase price:
Cash acquired or commitment in cash, net	£252,947	$495,524
Acquisition costs	5,697	11,160
Fair market value of stock and warrant issued	99,005	193,951
Total	357,649	700,635

Goodwill	£338,888	$663,882

I.
On May 10, 2006, Xfone, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited, a company controlled by Mr. Davison, entered into the Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, Xfone increased its ownership interest in Story Telecom from 39.2% to 69.6% in a cash transaction valued at $1,200,000. $900,000 of the total consideration was applied to payables owed by Story Telecom to Xfone and its subsidiary Swiftnet Limited for back-end telecommunications services. The balance of $300,000 was paid to Story Telecom, and is being used as working capital. Story Telecom, Inc., a telecommunication service provider, operated in the United Kingdom through its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007). Story Telecom operates as a division of Xfone's operations in the United Kingdom. Founder and CEO of Story Telecom, Nir Davison, remained as Managing Director of the division. The stock purchase pursuant to the Stock Purchase Agreement was completed on May 16, 2006.

Pursuant to the above-mentioned Stock Purchase Agreement, at certain dates and provided Story Telecom meets certain business and financial covenants, Nir Davison and Trecastle Holdings Limited shall have the option to sell to the Company all of their shares in Story Telecom for U.S. $450,000 in cash, or equivalent in the Company's common stock (to be decided by the Company). In addition, at certain dates and provided Story Telecom meets certain business and financial covenants, the Company shall have the option to buy from Nir Davison and Trecastle Holdings Limited all of their shares in Story Telecom for U.S. $900,000 in cash, or equivalent in the Company's common stock (to be decided by the Company). The Stock Purchase Agreement further provides that upon request from Story Telecom, and provided certain conditions are met, the Company shall provide all consents necessary to make Story Telecom a publicly traded company through a distribution of its shares as a dividend to the shareholders of the Company, or a similar transaction. If the Company will fail to provide all necessary consents it shall have to buy from Nir Davison and Trecastle Holdings Limited all their shares of Story Telecom for $1,000,000, paid 70% in the Company's shares, valued at market price on an average of 30 trading days, and 30% in cash.
-F14-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of May 10, 2006:

Story Telecom, Inc.
		In U.S.$
Current Assets, excluding cash acquired	£362,529	$710,194
Fixed Assets	1,123	2,200
Other Assets	-	-
Total Assets acquired	363,652	712,394

Current Liabilities	1,807,922	3,541,719
Long-term Liabilities	-	-
Total liabilities	1,807,922	3,541,719
Net liabilities assumed	£1,444,270	$2,829,325

Purchase price:
Cash acquired, net	£(33,476)	$(65,579)
Acquisition costs	-	-
Total	£(33,476)	$(65,579)

Goodwill	1,383,286	2,690,786
Trade name	37,508	72,960

The value assigned to the trade name is amortized on a straight-line basis over 7 years.

J.
As of May 10, 2006 the Company had a £1,010,030 receivable from Global VOIP Services Limited ("Global VOIP"), an Irish company which provided telecom services. Story Telecom, Inc. and/or its subsidiaries owed £1,010,030 to Global VOIP. In separate agreements, subsequent to the May 10, 2006 Stock Purchase Agreement, Story Telecom, Inc and/or its subsidiaries were assigned the £1,010,030 receivable and payable on Global VOIP's books. The assignment of Global VOIP's receivable and payable resulted in a non-cash transaction that removed Globe VOIP's receivable from the books of the Company and results in inter-company receivables and payables that eliminate in consolidation. There is no income statement effect to these transactions.

K.
On May 25, 2006, Xfone and the shareholders of Equitalk.co.uk Limited, a privately held telephone company based in the United Kingdom ("Equitalk") entered into an Agreement relating to the sale and purchase of Equitalk (the "Equitalk Agreement"). The Equitalk Agreement provided for Xfone to acquire Equitalk in a restricted common stock and warrant transaction valued at $1,650,000. The acquisition was completed on July 3, 2006, and on that date Equitalk became Xfone's wholly owned subsidiary. In conjunction with the completion of the acquisition and in exchange for all of the capital stock of Equitalk, Xfone issued a total of 402,192 restricted shares of its common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

-F15-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 The following table summarizes the fair values of the assets acquired and liabilities assumed, as of July 3, 2006:

Equitalk.co.uk Limited
		In U.S.$
Current Assets, excluding cash acquired	£146,836	$276,442
Fixed Assets	2,258	4,251
Other Assets	-	-
Total Assets acquired	149,094	280,693

Current Liabilities	237,153	446,478
Long-term Liabilities	75,000	141,200
Total liabilities	312,153	587,678
Net liabilities assumed	£(163,059)	$(306,985)

Purchase price:
Cash acquired, net	£(82,346)	$(155,030)
Acquisition costs	7,370	13,875
Fair market value of stock and warrant issued	754,553	1,420,567
Total	£679,577	$1,279,412

Goodwill	741,245	1,395,513
Customer relations	101,391	190,884

The value assigned to the customer relations is amortized on a straight-line basis over 7 years.

The financial statements consolidate the operations of Xfone, Swiftnet, Equitalk, Xfone USA, Story Telecom, and Xfone 018 - (collectively the " Company ").

L.
The financial statements of the Company have been prepared in Sterling ("£") since this is the currency of the prime economic environment, the U.K., in which the majority of the operations of the Company are conducted.

M.
The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2006. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that the £ currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the £ at December 31, 2006 was £1 = $1.959.

Note 2 -  Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

B.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.
-F16-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

As of December 31, 2006 the accounts receivable are presented net of an allowance for doubtful accounts of £1,286,548.

C.	Investments

Investments in affiliates over which the Company have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary, an impairment loss is recorded and the investment is written down to a new carrying value. In case of losses the equity of such investments is reduced to zero.

D.	Fixed Assets

Fixed Assets are stated at cost. Depreciation is calculated based on a straight-line method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

Useful Life
Switching equipment	10 years
Machinery and equipment	3-4 years
Furniture and fixtures	4-14 years
Motor vehicles	4 years

E.	Other intangible assets

Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.
Customer base and trade name related to merger and acquisitions are amortized over a period between 6-7 years from the date of the purchase.

F.	Long-Lived Assets

The Company periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company evaluates events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. Impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. The Company also continually evaluates the estimated useful lives of all long-lived assets and periodically revises such estimates based on current events.

G.	Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

Revenue for services is recognized when the related services are provided. Payments received in advance are deferred until the service is provided.

-F17-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

H.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

I.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

J.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

K.	Stock-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” All equity-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. Pro forma information (see Note 14) regarding the Company's net income and net earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123.

Effective the beginning of the first quarter of fiscal year 2006, the Company adopted the provisions of SFAS 123R using the modified prospective transition method. Under this method, prior periods are not restated. The Company use the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term participants will retain their vested stock options before exercising them, the estimated volatility of its common stock price over the expected term, and the number of options that will be forfeited prior to the completion of their vesting requirements. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation and consequently, the related amounts recognized in the Consolidated Statements of Operations. The provisions of SFAS 123R apply to new stock options and stock options outstanding, but not yet vested, on the date the Company adopted SFAS 123R. Stock-based compensation expense was included in applicable departmental expense categories in the Consolidated Statements of Operations.

L.	Foreign Currency Translation

Assets and liabilities of subsidiaries operating outside United Kingdom with a functional currency other than Pound are translated into Pounds using year end exchange rates, costs and expenses are translated at the average exchange rate effective during the year. Foreign currency translation gains and losses are included in the shareholders equity section.

M.	Goodwill and Indefinite-Lived Purchased Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill acquired in business combination is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The company assesses goodwill and indefinite-lived intangible assets for impairment annually at the end of each year and more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value. No impairment was recorded at December 31, 2006 and 2005.

-F18-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

N.	Recent Accounting Pronouncements
1) FIN 48
In June 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109," which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. FIN 48 presents a two-step process for evaluating a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently in the process of evaluating the effect, if any, the adoption of FIN 48 will have on its consolidated results of operations, financial position, or cash flows.

2) FAS 157
In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its consolidated results of operations, financial position, or cash flows.

3) SAB 108
In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet (iron curtain) approach and an income statement (rollover) approach then evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company has adopted the bulletin during 2006. The adoption did not have a material effect on its consolidated results of operations, financial position, or cash flows.

Note 3 - Prepaid Expenses, Other Receivables and Deposits

	December 31,	December 31,
	2006	2006
		US$

Deferred Taxes	£31,246	$61,211
Prepaid acquisition costs	77,534	151,889
Due from Swift Global Limited (non-affiliated entity)	5,243	10,271
Prepaid expenses	129,041	252,792
Accrued income	171,209	335,398
Tax authorities	50,264	98,467
Income receivable	74,352	145,656
Other receivables	220,978	432,895

	£759,867	$1,488,579

-F19-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

Note 4 - Fixed Assets

	December 31,	December 31,
	2006	2006
		US$
Cost
Equipment held under capital lease	£555,150	$1,087,539
Office furniture and equipment	1,019,450	1,997,103
Development costs	232,737	455,931
Computer equipment	1,333,028	2,611,401
Motor vehicles	116,069	227,380
Building and Plant	646,399	1,266,296

	3,902,833	7,645,650

Accumulated Depreciation
Equipment held under capital lease	157,548	308,636
Office furniture and equipment	510,107	999,300
Development costs	134,849	264,169
Computer equipment	381,205	746,781
Motor vehicles	12,889	25,249
Building and Plant	426,476	835,467

	1,623,074	3,179,602

	£2,279,759	$4,466,048

Note 5 - Investments

As of December 31, 2005, Swiftnet had an equity investments of 47.5% of Auracall Limited (“Auracall”), which operates in the U.K. Auracall is a reseller of Swiftnet's telecommunications services. On January 1, 2006 and in compliance with an agreement dated August 21, 2003, Auracall issued shares to a current shareholder of Auracall. As a result of this issuance, Swiftnet's equity in Auracall was reduced from 47.5% to 32.5%.

On September 27, 2006, a Shareholders Loan Agreement was entered by and between Auracall, Swiftnet, and the Managing Director of Auracall who holds 67.5% of Auracall. As part of this agreement, Swiftnet agreed to provide a loan of £24,000 ($47,016) to Auracall, free of interest, to be repaid within one year. The loan was funded on October 13, 2006.

The income that was recorded in the Company's statement of operations for the year ended December 31, 2006 which was related to the holding in Auracall amounted to £30,921 ($60,574).

-F20-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 6 - Other Assets

	December 31,	December 31,
	2006	2006
		US$
Cost:
Goodwill	£8,074,242	$15,817,438
Customer relations	501,505	982,448
Trade name	37,508	73,478
License	168,639	330,364
	8,781,894	17,203,728

Accumulated amortization:
Customer relations	49,036	96,057
Trade name	3,426	6,716
License	20,245	39,658
	72,707	142,431

Other assets, net	£8,709,187	$17,061,297

Note 7 - Other Liabilities and Accrued Expenses

	December 31,	December 31,
	2006	2006
		US$

Related party	£32,494	$63,656
Corporate taxes	93,898	183,946
Government authorities	529,230	1,036,762
Payroll and other taxes	85,924	168,325
Accrued expense	322,972	632,701
Others	168,850	330,778

	£1,233,368	$2,416,168

-F21-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 8 - Notes Payable

		December 31,	December 31,
	Annual Interest rate	2006	2006
			US$

Short term bank credit	Prime + 0.0% - 1.0%	£330,555	$647,557
Convertible note	Prime + 1.5%	714,603	1,399,907
Note payable to others, due on demand, monthly interest payments only	5%-7%	284,197	556,742
Bank loans	8.5%	58,333	114,274
Loans payable over 5 years	Prime + 1.0%	382,109	748,552
Loan	Israeli Consumer Price Index + 4.0%	221,863	434,630

		1,991,660	3,901,662
less current portion		1,002,249	1,963,406

Long term portion		£989,411	$1,938,256

The notes payable matures as follows:

Year
2007	£1,002,249	$1,963,406
2008	729,357	1,428,810
2009	166,505	326,182
2010	72,018	141,084
2011	21,531	42,180

	£1,991,660	$3,901,662

-F22-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 9 - Capital Lease Obligations

The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

Future minimum lease payments under capital leases as of December 31, 2006 are:

	December 31,	December 31,
	2006	2006
		U.S.$

2007	£66,984	$131,221
2008	60,248	118,026
2009	16,328	31,987

Total	£143,560	$281,234

Total minimum lease payments	£157,459	$308,462
Less: amount representing interest	(13,899)	(27,228)

Present value of net minimum lease payment	£143,560	$281,234

Note 10 - Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forward. The Company does not file consolidated tax returns.

 The following table reflects the Company's deferred tax assets and (liabilities):

	December 31, 2006
		U.S.$
Deferred Tax Liabilities:
Accelerated tax write off of fixed assets	£90,522	$177,333

Deferred Tax Assets:
Carry forward losses	31,246	61,211
Accrued Vacation and severance pay	9,450	18,513

Net deferred taxes liabilities	£49,826	$97,609

-F23-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

The provision for income taxes differs from the amount computed by applying the statutory income tax rates to income before taxes as follows:

	Years Ended	Year Ended
	December 31,	December 31,
	2006	2006
		U.S.$

Income tax computed at statutory rate	£106,296	$208,234

Effect of tax authority adjustments	(1,328)	(2,602)
Current income (losses) for which no deferred tax expense (benefit) has been recorded	(153,871)	(301,432)
Difference between income reported for tax purposes and income for financial reporting purposes - net	43,694	85,596
Taxes in respect of prior years	6,365	12,469
Provision for income taxes	£1,156	$2,265

Note 11 - Commitments contingent liabilities

LEGAL PROCEEDINGS

A.
In August 2002, Swiftnet filed a summary procedure lawsuit in the Magistrate Court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, Swiftnet alleged an unpaid debt due to Swiftnet in the amount of $50,000 from MG Telecom for services rendered by Swiftnet to MG Telecom. The debt arose from an agreement between Swiftnet and MG Telecom, at that time a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom's obligations under the agreement. On August 16, 2005, the Magistrate Court rendered a judgment in this matter, rejecting our claims. On October 16, 2005, Swiftnet filed an appeal with the District Court of Tel - Aviv. On December 28, 2006, the District Court rescinded the judgment of the Magistrate Court. The case was returned to the Magistrate Court for writing a new reasoned judgment.

B.
Swiftnet was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,440 ($3,213,622) plus interest accruing at a daily rate of £401 ($786) which at the date of claim had amounted to £92,317 ($180,849). MCI's claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim.  Swiftnet has defended the claim by stating that in relation to the invoices that MCI is claiming remain unpaid, £307,094 ($601,597) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,314,706) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. In addition, MCI continues to send traffic to Swiftnet for termination via Xfone 018's network. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off against any amounts being claimed by MCI in the dispute. There is a further counterclaim for additional accounting costs and loss of management time incurred by Swiftnet due to the incorrect billing. Our financial statements carry the full amount Swiftnet has calculated that it owes to MCI based on the data held in Swiftnet's billing systems.

-F24-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

C.
In August 2006, Story Telecom Limited filed a lawsuit in the Barnet County Court, London, United Kingdom, against “Famous Telecommunications”, a reseller of calling cards, and its owner, Mr. Tanvir Babar. In this lawsuit, Story Telecom alleged an unpaid debt in the amount of £52,000 ($101,868) from Famous Telecommunications and/or Mr. Baber for services rendered by it. The debt arose from an agreement between Story Telecom and famous Telecommunications and/or Mr. Baber, in which Story Telecom supplied Famous Telecommunications and/or Mr. Baber with calling cards which they in turn distributed in the market. In September 2006, the court rendered a Judgment in Default in favor of Story Telecom. According to the judgment Famous Telecommunications and/or Mr. Baber must pay the debt plus interest forthwith, approximately £54,000 ($105,786). Famous Telecommunications and/or Mr. Baber failed to comply with the court's order and as a result thereof Story Telecom applied for a Third Party Debt Order, requesting the court to order Mr. Baber's bank, Halifax plc, to make available to Story Telecom any monies currently available within Mr. Baber's account. In October 2006, the court made an Interim Order ordering Halifax plc to hold any amounts available within Mr. Baber's account (up to the amount of the judgment being £54,000) in favor of Story Telecom until full hearing takes place. Full hearing took place on January 18, 2007, during which the court ordered Halifax plc to pay Story Telecom any monies held in Mr. Baber's account. Halifax plc transferred approximately £1,200 ($2,351) to Story Telecom's account as these were all the monies available. On March 3, 2007, the court, following Story Telecom's request, ordered Mr. Baber to attend court on April 3, 2007, for questioning regarding his financial situation whereby he will also be required to detail all his assets. Following such questioning Story Telecom will look to pursue the most likely to succeed course of action in collecting the monies due.

Note 12 - Capital Structure, Stock Options

Shares and Warrants

A.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

B.	In February 2005, Xfone granted 11,400 shares to employees, agents and subcontractors from its compensation fund stock pool the shares value as of the granting day was: £18,171.
C.
In March 2005 Xfone granted 8,419 warrants for consulting services, valued £4,505. Each Warrant is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $5.50 per share.

D.
During May 2005 and in connection with the acquisition of W.S. Telecom, Xfone issued 663,650 restricted shares of its common stock representing a market value of £1,170,400, and 561,216 warrants with a value £691,600. Each Warrant is valid for 5 years and exercisable into one share with a strike price that is 10% above the closing price of Xfone's common stock at the date of the acquisition.

E.	During July 2005, Xfone granted 3,150 shares to a subcontractor. The value at the granting day was: £5,478.
F.
In connection with Xfone's September 28, 2005 financing transaction with Laurus Master Fund, Ltd. Xfone issued 157,500 warrants with a value of £21,740 (see also Note 9). Each warrant is valid for 5 years and exercisable into one share of common stock at $3.80 per share.

G.
On September 28, 2005 a Securities Purchase Agreement was entered for a financial transaction by and among Xfone, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd. and Mercantile Discount - Provident Funds. The proceeds of the financial transaction were used for general working capital and/or investment in equipment and/or for acquisitions and/or business development. Upon the closing of the financial transaction on October 31, 2005, Xfone issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share.

H.
On September 28, 2005, Xfone sold to Laurus Master Fund Ltd. in return for $2,000,000 a Secured Convertible Term Note for 574,713 shares of common stock, and 157,500 warrants which are exercisable at $3.80 per share. The warrants are exercisable for a period of 5 years

I.
During November 2005, Xfone granted 320,370 warrants to service providers and subcontractors valued £77,671 according to Black-Scholes option pricing model. Each Warrant is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $3.15 to $6.80 per share.

J.
In connection with a Stock Purchase Agreement, clarified on July 30, 2001, Campbeltown Business Limited (“Campbeltown”), an entity owned by the Nissenson family including Xfone's President and Chief Executive Officer, a shareholder, holds options from Xfone and one of its directors to purchase 500,000 additional shares of Xfone for the amount of $200,000 (£115,942). This option was exercised on December 29, 2005.

-F25-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

K.
On December 29, 2005, the Board of Directors of Xfone entered into an oral Stock Purchase Agreement with Mr. Keinan pursuant to which it repurchased 100,000 restricted shares of its common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to Xfone for cancellation. The Agreement was approved by a majority of the non-interested members of the Board of Directors of Xfone.

L.	On March 28, 2006, Xfone issued to Gersten Savage, LLP 755 restricted shares of its common stock as consideration for legal services with a value of £1,480 ($2,900).
M.
On March 28, 2006, Xfone issued to Oberon Securities, LLC 30,144 shares of its common stock pursuant to that certain Letter Agreement dated November 15, 2005, between Xfone and Oberon Securities with a value of £54,302 ($106,378).

N.
On March 31, 2006, and in conjunction with a Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, Xfone issued to MCG Capital 667,998 shares of its common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services.

O.
On April 6, 2006, Xfone sold 80,000 restricted shares of its common stock, 20,000 warrants exercisable at $3.00 per share, and 20,000 warrants exercisable at $3.25 per share to Mercantile Discount-Provident Funds. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £110,072 ($215,630).

P.
On April 6, 2006, Xfone sold 90,000 restricted shares of its common stock, 22,500 warrants exercisable at $3.00 per share, and 22,500 warrants exercisable at $3.25 per share to Hadar Insurance Company Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £123,831 ($242,584).

Q.
On April 6, 2006, Xfone sold 110,000 restricted shares of its common stock, 27,500 warrants exercisable at $3.00 per share, and 27,500 warrants exercisable at $3.25 per share to the Israeli Phoenix Assurance Company Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £151,348 ($296,492).

R.
On April 6, 2006, Xfone sold 44,000 restricted shares of its common stock, 11,000 warrants exercisable at $3.00 per share, and 11,000 warrants exercisable at $3.25 per share to Gaon Gemel Ltd. The warrants are exercisable for a period of 5 years. The total value of the shares and warrants is £60,539 ($118,597).

S.
During May 2006, and in conjunction with a January 10, 2006 Asset Purchase Agreement by and among Xfone USA, Inc. and Canufly.net, Inc., Xfone issued to the shareholders of Canufly.net 33,768 restricted shares of its common stock and 24,053 warrants, exercisable at $2.98 per share for a period of five years. The total value of the shares and warrants is £60,752 ($112,330).

T.
On May 10, 2006, Xfone issued in exchange for services 25,000 warrants exercisable at $4.00 per share, 25,000 warrants exercisable at $4.50 per share, 25,000 warrants exercisable at $5.00 per share, and 25,000 warrants exercisable at $5.50 per share to Elite Financial Communications Group, LLC. The term of the warrants shall expire at the later of: (i) 36 months from the day of grant; (ii) 6 months after the underlying shares are effective. In the event Xfone elects early termination of its agreement with Elite Financial Communications Group, then any warrants that have not yet reached their vesting date will be deemed null and void.

U.
During May 2006, and in conjunction with the merger that consummated on March 31, 2006, Xfone issued to the shareholders of I-55 Internet Services, Inc. 789,863 restricted shares of its common stock valued at $2,380,178 and 603,939 warrants valued at $1,284,722, based on the Black Scholes option-pricing model. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.31 per share, and have a term of five years.

V.
During May 2006, and in conjunction with the merger that consummated on March 31, 2006, Xfone issued to the sole shareholder of I-55 Telecommunications, LLC. 223,702 restricted shares of its common stock valued at $671,687 and 79,029 warrants valued at $166,667, based on the Black Scholes option-pricing model. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.38 per share, and have a term of five years.

W.
During May 2006, and in conjunction with Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with certain creditors of I-55 Telecommunications, LLC, Xfone issued to the creditors of I-55 Telecommunications 163,933 restricted shares of its common stock and 81,968 warrants at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.38 per share, and have a term of five years.

X.	On May 30, 2006, Xfone issued 2,736 restricted shares of its common stock to Elite Financial Communications Group, LLC in exchange for services. The value of the shares is £4,955 ($9,707).

-F26-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

Y.
On June 28, 2006, Xfone cancelled 5,000 restricted shares of its common stock which were issued in 2000 to Ofer Weisglass. The shares were issued to Mr. Weisglass in return for services; however Mr. Weisglass failed to provide the services to Xfone.

Z.	On July 3 2006, Xfone issued to Preiskel & Co LLP 5,236 restricted shares of its common stock as consideration for legal services. The value of the shares is £7,500 ($1,469).
AA.
On July 5, 2006, and in conjunction with the acquisition that was completed on July 3, 2006, Xfone issued to the shareholders of Equitalk.co.uk Limited a total of 402,192 restricted shares of its common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. The total value of the shares and warrants is £717,167 ($1,404,930).

BB.
On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Wade Spooner, its President and Chief Executive Officer, Xfone issued to Mr. Spooner an “Acquisition Bonus” of 32,390 warrants. Xfone was advised by AMEX that the approval of the shareholders of Xfone is required in order to allow the issuance and listing of the shares underlying said warrants. The required approval was obtained on December 28, 2006. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.285, and have a term of five years. The value of the warrants is £11,010 ($21,569).

CC.
On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Ted Parsons, its Vice President and Chief Marketing Officer, Xfone issued to Mr. Parsons an “Acquisition Bonus” of 16,195 warrants. Xfone was advised by AMEX that the approval of the shareholders of Xfone is required in order to allow the issuance and listing of the shares underlying said warrants. The required approval was obtained on December 28, 2006. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock at an exercise price of $3.285, and have a term of five years. The value of the warrants is £5,506 ($10,785).

DD.
On July 11, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between Xfone and Oberon Securities, LLC, Xfone issued to Oberon Securities 243,100 warrants at an exercise price of $2.86 and 37,200 warrants at an exercise price of $3.34. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock, and have a term of five years. The value of the warrants is £180,140 ($352,895).

EE.
On July 11, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement Xfone issued to several investors an aggregate of 172,415 warrants. The warrants are convertible on a one to one basis into restricted shares of Xfone's common stock, at an exercise price of $3.40, and have a term of five years. The value of the warrants is £91,186 ($178,633).

FF.
On September 5, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement Xfone issued to several investors an aggregate of 344,825 restricted shares of common stock. The value of the shares is £531,163 ($1,040,549).

GG.
On September 19, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between Xfone and Oberon Securities, LLC, Xfone issued to Oberon Securities 90,000 restricted shares of common stock. The value of the shares is £119,512 ($234,124).

HH.
On September 19, 2006, and pursuant to the Service Agreement dated December 6, 2005, that was terminated on August 28, 2006, Xfone cancelled 64,360 of the 100,000 warrants which were issued to Elite Financial Communications Group, LLC on May 10, 2006.

II.	On November 1, 2006, Xfone issued 6,994 restricted shares of its common stock to Elite Financial Communications Group, LLC in exchange for services. The value of the shares is £9,044 ($17,717).
JJ.
On November 20, 2006, Xfone issued in exchange for services 36,000 warrants exercisable at $3.50 per share, 36,000 warrants exercisable at $4.00 per share, and 36,000 warrants exercisable at $4.50 per share to Institutional Marketing Services, Inc. The warrants have a term of five years. In the event Xfone elects early termination of its agreement with Institutional Marketing Services, then any warrants that have not yet reached their vesting date will be cancelled. The value of the warrants is £27,341($53,561).

KK.
On November 27, 2006, Xfone issued in exchange for services 117,676 warrants exercisable at $3.50 per share to Crestview Capital Master, LLC. The warrants have a term of five years and shall vest as follows: 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007. The value of the warrants is £89,662 ($175,648).

LL.
On December 26, 2006, and in conjunction with a December 25, 2006 oral stock purchase agreement, Xfone repurchased from Abraham Keinan, its Chairman of the Board, 100,000 restricted shares of its common stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to Xfone for cancellation. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by Xfone's Audit Committee.

-F27-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

Stock Option Plan

A.
In November 2004, Xfone's board of directors approved the adoption of the principal items forming Xfone's 2004 stock option plan (The “Plan”) for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. This plan was approved by a special meeting of shareholders on March 13, 2006. The purpose of the Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive to such persons presently engaged with the Company and to promote the success of the Company business. The Plan will provide for the grant of options an aggregate of 5,500,000 shares of Xfone's common stock. The Plan shall be administered by the board to determine the persons to whom options are granted, the number of options that are granted, the number of shares to be covered by each option, the options may be exercised and whether the options is an incentive or non-statutory option.

B.
At November 24, 2004 3,200,000 options were granted under the plan described above according to the following terms: Option exercise price - $3.50, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

C.
On February 6, 2005, Xfone's board of directors approved a grant to employees of 730,000 options under and subject to the 2004 Stock Option Plan of Xfone according to the following terms: Option exercise price of $3.50; Vesting Date  - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date  -  5.5 years from the Grant Date.

D.
On November 13, 2005, Xfone's Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons on March 10, 2005, under its 2004 Stock Option Plan, pursuant to the terms described in their March 10, 2005 employment agreements. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Registrant's common stock on the date of issue of the Options.

E.
On June 8, 2005, Xfone's board of directors approved a grant to Xfone's Chief Financial Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of Xfone according to the following terms: Option exercise price of $3.50; Vesting Date  -  the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date  - 5.5 years from the grant date.

F.
On July 11, 2006, and in conjunction with a July 3, 2006 Service Agreement between Xfone, Swiftnet Limited and John Mark Burton, the Managing Director of Xfone's UK based subsidiaries, Swiftnet Limited and Equitalk.co.uk Limited Xfone's Board of Directors approved the grant of 300,000 options, under and subject to its 2004 Stock Option Plan, to Mr. Burton. The options are convertible on a one to one basis into restricted shares of Xfone's common stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options are vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years.

G.
On October 30, 2006, Xfone's Board of Directors approved a grant of 25,000 options to Itzhak Almog under and subject to Xfone's 2004 Stock Option Plan. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date.

H.
As of December 31, 2006 there are 5,350,000 options outstanding out of this plan, of which 325,000 options were granted in 2006. Transactions related to the above Plan during the year ending December 31, 2006 were as follows:

-F28-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

	Year Ended December 31, 2006
	Number of options	Weighted average exercise price
Options outstanding at the beginning of the year	5,130,000	$3.70
Granted	325,000	$3.50
Forfeited	(105,000)	$3.50
Options outstanding at the end of the year	5,350,000	$3.69

Options vested as exercisable	3,665,625	$3.50

Weighted average fair value of options granted		$1.21

 The following table summarizes information about options outstanding and exercisable at December 31, 2006:

	Options Outstanding
Range price ($)	Number of options	Weighted average remaining contractual life (years)	Weighted average exercise price

3.50 - 4.62	5,350,000	4.8	$3.69

Note 13 - Earnings Per Share

			Year Ended December 31 , 2006
			Weighted Average
			Income	Shares	Per Share	Per Share
					Amounts	Amounts
						U.S.$
Net Income			£337,262
Basic EPS:
Income available to common stockholders			£337,262	10,135,874	£0.033	$0.065
Effect of dilutive securities:
Options and warrants	(	*)	-	-	-	-
Diluted EPS:
Income available to common stockholders			£337,262	10,135,874	£0.033	$0.065
(*) Anti-diluted

	Year Ended December 31 , 2005
	Weighted Average
	Income	Shares	Per Share	Per Share
			Amounts	Amounts
				U.S.$
Net Income	£26,078
Basic EPS:
Income available to common stockholders	£26,078	6,868,471	£0.004	$0.007
Effect of dilutive securities:
Options and warrants	-	1,074,713	(0.001)	(0.001)
Diluted EPS:
Income available to common stockholders	£26,078	7,943,184	£0.003	$0.006

-F29-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 14 - Related Party Transactions

	Years ended		Years ended
	December 31,		December 31,
	2006	2005	2006
			US$

Campbeltown Business:

Fees	£83,400	£83,400	$163,381
Accrued Expenses	6,950	6,950	13,615

Vision Consultants Limited:

Fees	-	83,400	163,381
Accrued expenses	-	6,950	-

Abraham Keinan

Fees	51,409	-	100,710
Accrued expenses	5,905	-	11,568

Story Telecom Limited:

Revenues (*)	1,472,150	3,203,663	2,883,942
Commissions (*)	159,418	172,144	312,300
Due from related Story Telecom (net)	627,528	1,290,702	1,229,327

Auracall Limited:

Related revenues	766,254	211,099	1,501,092
Commissions	541,735	143,364	1,061,259
Due to Auracall (net)	72,809	120,395	142,633
Short-term loan from Auracall Limited	24,000	-	47,016

Dionysos Investments (1999) Limited:
Fees	36,000	36,000	70,524
Accrued Expenses	3,000	3,000	5,877

Balance:
Loan to Abraham Keinan	-	123,965	-
Guy Nissenson	-	(11,542)	(22,611)
Abraham Keinan	-	(18,201)	(62,670)

(*) Amount represents the period for which Story Telecom Limited was not consolidated into the Company's financial reports.

-F30-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 15 - Financial Commitments

A.
The Company leases its facilities in the UK, USA and Israel under operating lease agreement, which will expire in 2009 through 2012. The minimum lease payments under non-cancelable operating leases are as follows:

Year ended December 31,

2007	£223,887
2008	166,612
2009	108,818
2010	49,134
2011	49,134
2012	49,134

B.
On April 2, 2002, Xfone's Board of Directors approved a bonus and success fee whereby if the Company receives monthly revenues in excess of $485,000 then Mr. Keinan and Campbeltown Business shall receive 1% of such monthly revenues, up to a maximum of one million dollars (the “Bonus and Success Fee”). On April 10, 2003, Mr. Keinan and Campbeltown Business waived their right to receive 1% of the revenues generated by Story Telecom. This bonus and success fee was separate from our consulting agreement with Campbeltown Business, involving a monthly payment of £2000, along with an additional monthly performance bonus. On February 8, 2007, an Agreement was entered by and between Xfone, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the Bonus and Success Fee is cancelled, and that Mr. Keinan and Campbeltown Business shall have no further right to any percentage of our revenue.

C.
On May 11, 2000, Swiftnet Limited, which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer and Director and other family members of Mr. Nissenson. This agreement provided that Swiftnet will hire Campbeltown Business as its financial and business development consultant and will pay Campbeltown Business £2,000 per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels, for consulting services in the area of business development and management activities:

TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than £125,000	£0
Between £125,000 - £150,000 (approximately $244,875 - $293,850)	£1,250 (approximately $2,449)
Between £150,000 - £175,000 (approximately $293,850 - $342,825)	£2,500 (approximately $4,898)
Over £175,000 (approximately $342,825)	£2,750 (approximately $5,387)

The agreement with Campbeltown Business involving the aforementioned monthly payment of £2000, along with an additional monthly performance bonus, was separate from a bonus and success fee arrangement that was approved by our Board of Directors on April 2, 2002.
-F31-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

The May 11, 2000 agreement was for 18 months, but provided that it will be renewed by mutual agreement of Swiftnet and Campbeltown Business. On November 5, 2001, May 11, 2003, November 10, 2004, and May 11, 2006 this agreement was renewed for additional 18 month periods. On February 8, 2007, an Agreement was entered by and between Xfone, Swiftnet, Campbeltown Business, and Mr. Keinan (the “February 8, 2007 Agreement”). The February 8, 2007 Agreement provides that effective as of January 1, 2007, the aforementioned consulting agreement is terminated.

Stock Purchase Agreement

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business Ltd. a company owned and controlled by Guy Nissenson and his family. This agreement provides that:

•
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

•	Campbeltown Business declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded.
•	Campbeltown Business would invest $100,000 in Swiftnet, in exchange for 20% of the total issued shares of Swiftnet;
•
Campbeltown Business would also receive 5% of our issued and outstanding shares following our acquisition with Swiftnet. In June 2000, Campbeltown Business invested the $100,000 in Swiftnet. Xfone acquired Swiftnet and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet.

•
Swiftnet and Abraham Keinan would guarantee that Campbeltown Business' 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown Business would have in total at least 15% of our total issued shares after our acquisition occurred.

•
Campbeltown Business would have the right to nominate 33% of the members of our board of directors and Swiftnet's board of directors. When Campbeltown Business ownership in our common stock was less than 7%, Campbeltown Business would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown Business ownership in our common stock was less than 2%, this right would expire.

•
Campbeltown Business would have the right to nominate a vice president in Swiftnet. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown Business and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

•
Campbeltown Business will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

•	Keinan and Campbeltown Business have signed a right of first refusal agreement for the sale of their shares.

Until Xfone conducts a public offering or is traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown Business. This right expires when Campbeltown no longer owns any equity interest or shares in Xfone or Swiftnet.

D.	The Company has commission agreements with various agents that are entitled to commission of approximately 5%-12% of the total sale amount less any bad debts.

Note 16 - Economic Dependency and Credit Risk

A. Certain Telecommunication operators act as collection channels for the Company. In 2006 the Company had two major collection channels, one in the U.K. and one in Israel. Collections through these channels accounted to approximately 18% and 5% of the Company's total revenues in 2006, and 23% and 19% of the Company's total revenues in 2005. With respect to collection of monies for the Company, these Telecommunication operators are not deemed to be customers of the Company.

-F32-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

B.
Approximately, 31%, 28% and 5% of the Company's purchases are from three suppliers for the year ended December 31, 2006, and 21%, 16%, 15% and 14% are from four suppliers for the year ended December 31, 2005.

Note 17 - Segment Information

The percentage of the Company's revenues is derived from the following Geographical segments:

	Years Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006
			US$
Revenues:
England	£8,652,945	£8,141,765	$16,951,119
United states	7,899,033	4,516,472	15,474,206
Israel	2,801,793	1,455,511	5,488,712

Total revenues	19,353,771	14,113,748	37,914,037

Cost of revenues
England	6,041,075	6,104,496	11,834,466
United states	3,922,771	2,146,386	7,684,708
Israel	1,250,548	1,003,715	2,449,824

Total cost of revenues	11,214,394	9,254,597	21,968,998

Direct gross Profit:
England	2,611,870	2,037,269	5,116,653
United states	3,976,262	2,370,086	7,789,497
Israel	1,551,245	451,796	3,038,889

	8,139,377	4,859,151	15,945,039

Operating expenses:
England	1,828,572	1,826,754	3,582,173
United states	3,398,811	(*) 1,707,604	6,658,270
Israel	1,638,303	823,048	3,209,436

	6,865,686	(*) 4,357,406	13,449,879

Operating Profit:
England	783,298	210,515	1,534,480
United states	577,451	(*) 662,482	1,131,227
Israel	(87,058)	(371,252)	(170,547)

	1,273,691	(*) 501,745	2,495,160

Expenses related to Headquarter in the US	745,349	(*) 547,491	1,460,138

Operating Profit	£528,342	£(45,746)	$1,035,022

(*) Amounts were reclassified in order to present segment information without the effect of expenses related to operating a Headquarter in the US.
-F33-

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006

 Note 18 - Subsequent Events

A.On January 16, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement we issued an aggregate of 344,828 restricted shares of our common stock to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.

B. On February 2, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement we issued an aggregate of 172,414 warrants to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. The warrants are exercisable on a one to one basis into restricted shares of our common stock, at an exercise price of $3.40, and have a term of five years.

C.On February 23, 2007, Story Telecom (Ireland) Limited, a wholly-owned subsidiary of Story Telecom, Inc., the Company's majority-owned subsidiary, was dissolved.

D. Following the closing in 2006, and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement with Canufly.net and Mr. Michael Nassour, the Company issued on March 20, 2007 an additional 20,026 restricted shares of its common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years to the shareholders of Canufly.net.

-F34-

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2007

-F35-

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

June 30, 2007

-F36-

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
	2007	2006
	Unaudited
CURRENT ASSETS:

Cash	$1,202,086	$1,218,392
Accounts receivable, net	9,255,511	7,584,504
Prepaid expenses and other receivables	1,722,420	1,488,579

Total current assets	12,180,017	10,291,475

INVESTMENTS	306,052	193,467

MINORITY INTEREST	131,919	305,050

LONG TERM RECEIVABLES	564,905	709,607

FIXED ASSETS, NET	5,439,965	4,466,048

OTHER ASSETS, NET	16,977,759	17,061,297

Total assets	$35,600,617	$33,026,944

The accompanying notes are an integral part of these consolidated financial statements.

-F37-

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

	June 30,	December 31,
	2007	2006
	Unaudited

CURRENT LIABILITIES:
Short-term bank credit and current maturities of notes payable	$2,013,892	$1,963,406
Trade payables	7,748,994	6,710,052
Other liabilities and accrued expenses	2,701,835	2,416,168
Current maturities of obligations under capital leases	92,635	131,229

Total current liabilities	12,557,356	11,220,855

DEFERRED TAXES	182,330	177,333

NOTES PAYABLE	1,318,191	1,938,256

OBLIGATIONS UNDER CAPITAL LEASES	155,694	118,028

SEVERANCE PAY	148,601	100,213

Total liabilities	14,362,172	13,554,685

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
Common stock of $0.001 par value:
25,000,000 and 75,000,000 shares authorized at December 31, 2006 and June 30, 2007, respectively;
11,153,817 issued and outstanding at December 31, 2006 and 11,524,971 issued and outstanding at June 30, 2007	11,525	11,154
Additional paid-in capital	19,885,022	19,009,694
Foreign currency translation adjustment	(1,467,658)	(1,380,701)
Deferred stock compensation	(389,783)	(511,393)
Retained earnings	3,199,339	2,343,505

Total shareholders' equity	21,238,445	19,472,259

Total liabilities and shareholders' equity	$35,600,617	$33,026,944

The accompanying notes are an integral part of these consolidated financial statements.

-F38-

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues	$23,153,522	$16,690,082	$11,629,806	$8,367,198
Cost of revenues	10,323,243	10,510,433	5,130,021	5,206,666

Gross profit	12,830,279	6,179,649	6,499,785	3,160,532

Operating expenses:
Research and development	31,796	20,801	16,018	10,401
Marketing and selling	5,474,506	1,513,832	2,742,530	792,328
General and administrative	5,846,730	4,225,081	2,959,944	2,107,007

Total operating expenses	11,353,032	5,759,714	5,718,492	2,909,736

Operating profit	1,477,247	419,935	781,293	250,796

Financing expenses, net	(306,695)	(196,055)	(166,826)	(50,962)
Equity in income of affiliated company	112,585	133,827	33,449	38,759
Loss from a change of holding of affiliated company	-	(55,189)	-	-

Income before minority interest and taxes	1,283,137	302,518	647,916	238,593

Minority interest	(173,131)	12,346	(80,996)	(9,299)

Income before taxes	1,110,006	314,864	566,920	229,294

Tax benefits (expenses)	(254,172)	32,478	(155,481)	(85)

Net income	$855,834	$347,342	$411,439	$229,209

Earnings Per Share:
Basic	$0.075	$0.038	$0.036	$0.023

Diluted	$0.075	$0.036	$0.036	$0.022

Weighted average shares outstanding:
Basic	11,481,080	9,033,069	11,521,916	9,800,069

Diluted	11,481,080	9,607,782	11,531,220	10,374,782

The accompanying notes are an integral part of these consolidated financial statements.

-F39-

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flow from operating activities
Net income	$855,834	$347,342
Adjustments required to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	526,688	464,195
Compensation in connection with the issuance of warrants and options	121,610	97,161
Minority interest	173,131	(12,346)
Loss from a change of holding of affiliated company	-	55,189
Equity in earnings of affiliated company	(112,585)	(133,827)
Decrease (increase) in account receivables	(1,548,524)	(590,345)
Decrease (increase) in prepaid and other receivables	(173,028)	757,273
Increase (decrease) in trade payables	906,804	(687,342)
Increase (decrease) in other payables	259,037	(502,556)
Increase in severance pay	66,313	11,443
Increase in deferred taxes	1,083	-

Net cash provided by (used in) operating activities	1,076,363	(193,813)

Cash flow from investing activities
Purchase of equipment	(598,246)	(676,022)
Net cash acquired from the acquisition of Story Telecom	-	61,897
Change in other assets and long-term receivables	128,203	(435,611)
Acquisition of EBI Comm, Inc.	-	(12,906)
Acquisition of Canufly.net, Inc.	-	(326,781)
Acquisition of I-55 Internet Services, Inc.	-	(98,689)
Acquisition of I-55 Telecommunications, LLC	-	(28,500)

Net cash used in investing activities	(470,043)	(1,516,612)

Cash flow from financing activities
Repayment of long term loans from banks and others	(881,195)	(1,180,300)
Proceeds from issuance of shares and detachable warrants, net of issuance expenses	853,649	481,065
Proceeds from long term loans from banks	20,466	178,064
Proceeds from exercise of options	22,050	-
Decrease (increase) in capital lease obligation	22,545	(64,918)
Increase (decrease) in short term loan and bank credit	(584,786)	72,414

Net cash used in financing activities	(547,271)	(513,675)

Effect of exchange rate changes on cash and cash equivalents	(75,355)	(137,699)

Net decrease in cash	(16,306)	(2,361,799)

Cash at the beginning of the period	1,218,392	4,613,112

Cash at the end of the period	$1,202,086	$2,251,313

The accompanying notes are an integral part of these consolidated financial statements.
-F40-

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 1 - Organization and Nature of Business

A.
Xfone, Inc. ("Xfone" or the "Company") was incorporated in the State of Nevada, U.S.A. in September 2000 and is a provider of voice, video and data telecommunications services, including: local, long distance and international telephony services; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities, with operations in the United Kingdom, the United States and Israel.

Xfone's holdings in subsidiaries are as follows:

-	Swiftnet Limited ("Swiftnet") - wholly owned U.K. subsidiary.

-	Equitalk.co.uk Limited ("Equitalk") - wholly owned U.K. subsidiary.

-	Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. - wholly owned U.S. subsidiary.

-
Story Telecom, Inc. and its two wholly owned subsidiaries, Story Telecom Limited and Story Telecom (Ireland) Limited (which was dissolved on February 23, 2007) (collectively, "Story Telecom") - majority owned U.S. subsidiary, in which Xfone holds a 69.6% ownership share.

-	Xfone 018 Ltd. ("Xfone 018") - majority owned Israeli subsidiary in which Xfone holds a 69% ownership share.

Note 2 - Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to its exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

-F41-

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

B.	Foreign Currency Translation

Effective January 1, 2007, the Company changed its functional and reporting currency from the Great Britain Pound ("GBP") to the U.S. dollar for the reason that a majority of the Company's transactions and balances are denominated in U.S. dollars. Consistent with SFAS No. 52, "Foreign Currency Translation" ("SFAS No. 52") the change in functional currency will be accounted for prospectively; therefore, there is no effect on the historical consolidated financial statements. The translated amounts for non-monetary assets at December 31, 2006 became the accounting basis for those assets as of January 1, 2007.

The determination of the functional currency for the Company's foreign subsidiaries is made based on the appropriate economic factors. In addition a substantial portion of the Company's costs are incurred in U.S. dollars. The Company's management believes that the U.S. dollar is the primary currency of the economic environment in which it operates. Thus, the Company's functional and reporting currency and the functional and reporting currency of certain of its subsidiaries is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with SFAS No. 52. All gains and losses of the re-measurement of monetary balance sheet items are reflected in the consolidated statements of operations as financial income or expenses as appropriate. The Company's functional currency is US dollars, the Company's financial records are maintained in US dollars, and the Company's financial statements are prepared in US dollars. The functional currency of Swiftnet, Equitalk and Story Telecom is GBP, the financial records of these subsidiaries are maintained in GBP and the financial statements of these subsidiaries are prepared in GBP. The functional currency of Xfone 018 is New Israeli Shekels ("NIS"), the financial records of Xfone 018 are maintained in NIS, and the financial statements of Xfone 018 are prepared in NIS.

Foreign currency transactions during the period are translated into each company's denominated currency at the exchange rates ruling at the transaction dates. Gains and losses resulting from foreign currency transactions are included in the Company's consolidated statement of operations. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated into each company's denominated currency at period-end exchange rates. All exchange differences are dealt with in the consolidated statements of operations. The financial statements of the Company's operations based outside of the United States have been translated into US dollars in accordance with SFAS No. 52. When translating functional currency financial statements into US dollars, period-end exchange rates are applied to the consolidated balance sheet, while average period rates are applied to consolidated statements of operations. Translation gains and losses are recorded in translation reserve as a component of shareholders' equity.

C.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

Accounts receivable are presented net of an allowance for doubtful accounts of $1,589,905 and $2,520,348 at June 30, 2007 and December 31, 2006, respectively.

-F42-

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 2 - Significant Accounting Policies (Cont.)

D.	Other Intangible Assets

Other intangible assets with determinable lives consists of a license to provide communication services in Israel and are amortized over the 20 year term of the license.

Customer base and trade name related to mergers and acquisitions are amortized over a period ranging between 6-7 years from the date of the purchase.

E.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

F.	Stock-Based Compensation

Effective as of the beginning of the first quarter of fiscal 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment ("SFAS 123R")  using the modified prospective transition method. SFAS 123R is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supercedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under this method, prior periods are not restated. The Company uses the Black-Scholes option pricing model which requires extensive use of accounting judgment and financial estimates, including estimates of the expected term for which participants will retain their vested stock options before exercising them, the estimated volatility of the Company's common stock price over the expected term, and the number of options that will be forfeited prior to the completion of their vesting requirements. Application of alternative assumptions could produce significantly different estimates of the fair value of stock-based compensation and consequently, the related amounts recognized in the Consolidated Statements of Operations. The provisions of SFAS 123R apply to new stock options and stock options outstanding, but not yet vested, on the date the Company adopted SFAS 123R. Stock-based compensation expense was included in applicable departmental expense categories in the Consolidated Statements of Operations.

G.	Reclassification

Certain prior period balances in the consolidated statement of cash flows were reclassified to appropriately present net cash used in operating activities and effect of exchange rate changes on cash and cash equivalents. The reclassification had no effect on previously reported net income and shareholders' equity.

-F43-

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 3 - Capital Structure

On January 16, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement, the Company issued an aggregate of 172,414 warrants to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. The warrants are exercisable on a one to one basis into restricted shares of the Company's common stock, at an exercise price of $3.40 per share, and have a term of five years.

On February 1, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement, the Company issued an aggregate of 344,828 restricted shares of its common stock, at a purchase price of $2.90 per share, to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd.

The financial transaction contemplated by the aforementioned Securities Purchase Agreement was closed on February 8, 2007. The net proceeds of the financial transaction were $853,649.

During May 2007, 6,300 options under the Company's 2004 Stock Option Plan were exercised at an exercise price of $3.50 per share.

Note 4 - Commitment and Contingent Liabilities

A.
In August 2002, Swiftnet Limited, the Company's wholly-owned U.K. based subsidiary, filed a summary procedure lawsuit in the Magistrate Court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, Swiftnet alleges an unpaid debt due to it in the amount of $50,000 from MG Telecom for services rendered by Swiftnet to MG Telecom. The debt arose from an agreement between Swiftnet and MG Telecom, which at the time was a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom's obligations under the agreement. On August 16, 2005, the Magistrate Court rendered a judgment in this matter, rejecting Swiftnet's claims. On October 16, 2005, Swiftnet filed an appeal with the District Court of Tel - Aviv. On December 28, 2006, the District Court rescinded the judgment of the Magistrate Court. The case was returned to the Magistrate Court for writing a new reasoned judgment. On May 28, 2007, the Magistrate Court rendered a new judgment, rejecting Swiftnet's claims. On July 15, 2007 Swiftnet filed an appeal with the District Court of Tel - Aviv.

B.
Swiftnet Limited, the Company's wholly-owned U.K. based subsidiary, was served with a claim on October 11, 2005 that was filed by MCI WorldCom Limited (“MCI”) in an English court for the sum of £1,640,440 ($3,300,897) plus interest accruing at a daily rate of £401 ($807) which at the date of claim had amounted to £92,317 ($185,810). MCI's claim is for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim. Swiftnet has defended the claim by stating that in relation to the invoices that MCI is claiming remain unpaid, £307,094 ($618,101) is not justified according to the rates agreed at various meetings and equates to an over-billing by such amount, although Swiftnet does not have written evidence for many of the agreed rates. Swiftnet has also submitted a counterclaim stating that it is owed a further £671,111 ($1,305,773) in credits in relation to amounts paid on account and wrongly attributed by MCI to over-billed invoices. Swiftnet is claiming that the amounts owed by MCI to Swiftnet in this regard should be set off against any amounts being claimed by MCI in the dispute. There is a further counterclaim for additional accounting costs and loss of management time incurred by Swiftnet due to the incorrect billing. Our financial statements carry the full amount Swiftnet has calculated that it owes to MCI based on the data held in Swiftnet's billing systems.

-F44-

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JUNE 30, 2007 (Unaudited)

Note 4 - Commitment and Contingent Liabilities (Cont.)

C.
In August 2006, Story Telecom Limited, the Company's majority-owned U.K. based subsidiary, filed a lawsuit in the Barnet County Court, London, United Kingdom, against “Famous Telecommunications”, a reseller of calling cards, and its owner, Mr. Tanvir Baber. In this lawsuit, Story Telecom alleged an unpaid debt in the amount of £52,000 ($104,663) from Famous Telecommunications and/or Mr. Baber for services rendered by it. The debt arose from an agreement between Story Telecom and Famous Telecommunications and/or Mr. Baber, in which Story Telecom supplied Famous Telecommunications and/or Mr. Baber with calling cards which they in turn distributed in the market. In September 2006, the court rendered a Judgment in Default in favor of Story Telecom. According to the judgment Famous Telecommunications and/or Mr. Baber must pay the debt plus interest forthwith, approximately £54,000 ($108,688). Famous Telecommunications and/or Mr. Baber failed to comply with the court's order and as a result thereof Story Telecom applied for a Third Party Debt Order, requesting the court to order Mr. Baber's bank, Halifax plc, to make available to Story Telecom any monies currently available within Mr. Baber's account. In October 2006, the court made an Interim Order ordering Halifax plc to hold any amounts available within Mr. Baber's account (up to the amount of the judgment of £54,000) in favor of Story Telecom until a full hearing takes place. The full hearing took place on January 18, 2007, during which the court ordered Halifax plc to pay Story Telecom any monies held in Mr. Baber's account. Halifax plc transferred approximately £1,200 ($2,415) to Story Telecom's account as these were all the monies available. Story Telecom intends to request that the court order Mr. Baber to attend court for questioning regarding his financial situation, whereby he would also be required to detail all his assets. Following such questioning Story Telecom intends to take every effort to collect the monies due.

D.
On June 4, 2007, the Company was informed that Gilad Amozeg, a former officer of the Company had filed a complaint with the United States Department of Labor - Occupational Safety and Health Administration ("OSHA") alleging discriminatory employment practices in violation of Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, Title VIII of the Sarbanes-Oxley Act of 2002.  The complaint alleged that Mr. Amozeg was terminated from his position as Chief Financial Officer of the Company as a result of his purportedly engaging in “protected activity” as defined under Section 806 of the Sarbanes-Oxley Act, and sought reinstatement of Mr. Amozeg's position with the Company and damages from the Company.  On June 20, 2007, the Company notified OSHA, in writing through counsel, that because the statute in question does not apply extraterritorially to employees outside of the United States, OSHA has no jurisdiction over the complaint, which should be dismissed on that basis alone.  In addition, the Company denies that Mr. Amozeg's termination was the result of any statutory “protected activities” or for any improper reason and asserts that the termination related to Mr. Amozeg's inability to properly perform his job responsibilities. By letter dated July 18, 2007, OSHA dismissed the complaint, informing the parties that "[f]ollowing an investigation," it had found "no reasonable cause to believe that [the Company] violated [the statute in question]" because Mr. Amozeg was "not an employee covered under [the statute]."  Mr. Amozeg has thirty days from his counsel's receipt of that dismissal to file objections and request a hearing before a Department of Labor Administrative Law Judge, and if he does not do so within that period the dismissal will become final and not subject to judicial review.

E.
On July 25, 2007, the Company received notification of a claim filed on July 23, 2007 by Nir Davison with the United Kingdom Employment Tribunals, against Story Telecom Limited, the Company's majority-owned subsidiary, alleging wrongful termination of his employment as Managing Director. The claim does not seek any specific damages. The Company intends to vigorously defend such action.

Note 5 - Marketing and Selling

Marketing and selling expenses consists of commissions to agents and resellers. Other marketing and selling expenses are related to compensation attributed to employees engaged in marketing and selling activities, promotion, advertising and related expenses.

Commission expenses to Auracall Limited were $1,388,082 and $2,735,658 for the three and six month periods ended June 30, 2007, respectively.

-F45-

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 6 - Segment Information

Geographical segments

	Six months ended		Three months ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues:
United Kingdom	$12,574,190	$6,955,045	$6,478,252	$3,601,887
United States	6,610,958	7,269,042	3,191,865	3,501,294
Israel	3,968,374	2,465,995	1,959,689	1,264,017

Total revenues	23,153,522	16,690,082	11,629,806	8,367,198

Cost of revenues:
United Kingdom	5,751,199	5,399,405	2,871,329	2,676,008
United States	3,145,489	3,491,004	1,551,663	1,692,778
Israel	1,426,555	1,620,024	707,029	837,880

Total cost of revenues	10,323,243	10,510,433	5,130,021	5,206,666

Direct gross profit:
United Kingdom	6,822,991	1,555,640	3,606,923	925,879
United States	3,465,469	3,778,038	1,640,202	1,808,516
Israel	2,541,819	845,971	1,252,660	426,137

	12,830,279	6,179,649	6,499,785	3,160,532

Operating expenses:
United Kingdom	5,834,126	1,059,508	3,011,607	558,489
United States	3,129,573	3,038,030	1,602,168	1,401,286
Israel	1,314,942	990,253	655,956	533,059

	10,278,641	5,087,791	5,269,731	2,492,834

Operating Profit (Loss)
United Kingdom	988,865	496,132	595,316	367,390
United States	335,896	740,008	38,034	407,230
Israel	1,226,877	(144,282)	596,704	(106,922)

	2,551,638	1,091,858	1,230,054	667,698

Operating expenses related to the Headquarters in the US	1,074,391	671,923	448,761	416,902

Operating Profit	$1,477,247	$419,935	$781,293	$250,796

-F46-

Auracall Limited

FINANCIAL STATEMENTS
As of December 31, 2006

-F47-

Auracall Limited
FINANCIAL STATEMENTS

-F48-

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors of
Auracall Limited

We have audited the accompanying balance sheet of Auracall Limited ("the Company") as of December 31, 2006 and the related statement of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards Generally Accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the result of the operations and the cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

BKR Yarel + Partners C.P.A (Isr.)
Tel-Aviv, Israel October 7, 2007	An Independent Member of BKR International
-F49-

Auracall Limited
Balance Sheet

GBP

ASSETS	As of December 31, 2006
Current assets
Cash and cash equivalents	406,963
Accounts receivable	341,485
Other receivables	7,923

Total current assets	756,371

Property and equipment, net	15,349

771,720

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term bank credits	2,903
Accounts payables	199,273
Other liabilities	265,366

Total current liabilities	467,542

Shareholders' equity
Share capital (ordinary shares of £1 par value. Authorized issued and
outstanding - £1,462)	1,462
Retained earnings	302,716

Total shareholders' equity	304,178

771,720

The accompanying notes are an integral part of these financial statements.
-F50-

Auracall Limited
Statement of Operations

GBP

For the year Ended December 31, 2006

Revenues	2,411,508

Operating expenses:
Marketing and selling expenses	1,827,811
General and administrative expenses	475,328
2,303,139

Operating income	108,369
Financial income, net	7,896

Income before taxes	116,265
Taxes income	(21,122)

Net income	95,143

The accompanying notes are an integral part of these financial statements.
-F51-

Auracall Limited
Statement of Changes in Shareholders' Equity

GBP

	Ordinary shares		Retained
	Shares	Amount	earnings	Total

Balance at January 1, 2006	1,000	1,000	207,573	208,573

Changes in 2006:
Shares issued	462	462	-	462
Net income	-	-	95,143	95,143

Balance at December 31, 2006	1,462	1,462	302,716	304,178

The accompanying notes are an integral part of these financial statements.
-F52-

Auracall Limited
Statement of Cash Flows

GBP

For the year Ended December 31, 2006

Cash flows from operating activities
Net income	95,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,116
Change in assets and liabilities:
Decrease in accounts receivables	119,297
Decrease in other receivables	17,436
Increase in trade payables	74,518
Increase in other liabilities	145,373
Changes in related party	(186,489)
Total adjustments	175,251

Net cash provided by operating activities	270,394

Cash flows from investing activities
Purchase of property and equipment	(16,919)
Net cash (used in) investing activities	(16,919)

Cash flows from financing activities
Share capital issue	462
Repayment of short term bank credits	(7,719)
Net cash (used in) financing activities	(7,257)

Increase in cash and cash equivalents	246,218
Cash and cash equivalents at beginning of the year	160,745
Cash and cash equivalents at end of the year	406,963

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	-
Income tax	35,553

The accompanying notes are an integral part of these financial statements.
-F53-

Auracall Limited
Notes to Financial Statements
As of December 31, 2006
GBP

NOTE 1-	General
Auracall Limited (“the Company") a British company, was incorporated and commenced operational activity on October 2001. The Company is engaged in the provision of low cost call services.

NOTE 2-	Summary of Significant Accounting Policies
The significant accounting policies followed in the preparation of the financial statements are as follows:

	a.	Financial Statements in GBP

The currency of the primary economic environment in which the operations of the Company are conducted is the Great Britain Pound (“GBP”). Therefore, the Company uses the GBP as its functional and reporting currency.

	b.	Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts as assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date, as well as the revenues and expenses reported during the period. Actual results could differ from these estimates.

	c.	Cash and cash equivalents

Cash and cash equivalents consist of cash and demand deposits in banks, and other short-term, highly liquid investments (primarily interest-bearing time deposits) with original maturities of less than three months.

	d.	Property and equipment
Property and equipment are presented at cost, less accumulated depreciation. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets, as follows:

%
		Computers and software	25
		Office equipment	25

Management reviews property and equipment on a periodic basis to determine whether events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.

-F54-

Auracall Limited
Notes to Financial Statements
As of December 31, 2006
GBP

NOTE 2-		Summary of Significant Accounting Policies (continued)

	e.	Impairment of Long-Lived Assets:

The Company's long-lived assets are reviewed for impairment in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets" whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets.
If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value.

	f.	Fair value of financial instruments

The company's financial instruments are principally non-derivative assets and non-derivative liabilities, such as cash and cash equivalents, deposits in banks, other current assets, accounts payable and other current liabilities.
Because of the nature of these financial instruments, fair value generally equals or approximates the amounts presented in these financial statements.

	g.	Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". This statement prescribes the use of the liability method whereby, deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

-F55-

Auracall Limited
Notes to Financial Statements
As of December 31, 2006
GBP

NOTE 2-		Summary of Significant Accounting Policies (continued)

	h.	Recent Pronouncements

In June 2007, the Financial Accounting Standards Board (“FASB”) reached a final consensus on Emerging Issues Task Force (“EITF”) Issue No. 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities" (“EITF 07-3”). EITF Issue No. 07-3, which is effective for the Company in fiscal years beginning July 1, 2008, concludes that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized and that such amounts should be recognized as an expense as the related goods are delivered or the related services are performed. The adoption of EITF 07-3 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”), which is effective for the Company in fiscal years beginning July 1, 2008. This statement permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. We are currently evaluating the impact of adoption of fair value accounting.

In September 2006, the FASB issued SFAS No. 157 (“SFAS No. 157”), “Fair Value Measurements.” SFAS No. 157 is a pervasive pronouncement that defines how the fair value of assets and liabilities should be measured in more than 40 other accounting standards where such measurements are allowed or required. In addition to defining fair value, the statement establishes a framework within GAAP for measuring fair value and expands required disclosures surrounding fair value measurements. While it will change the way companies currently measure fair value, it does not establish any new instances where fair-value measurement is required. SFAS No. 157 defines fair value as an amount that a company would receive if it sold an asset or paid to transfer a liability in a normal transaction between market participants in the same market where the company does business. The provisions of SFAS No. 157 are effective for the Company for fiscal years beginning July 1, 2008. We are currently evaluating the impact of adopting SFAS No. 157.

-F56-

Auracall Limited
Notes to Financial Statements
As of December 31, 2006
GBP

NOTE 2-		Summary of Significant Accounting Policies (continued)

	h.	Recent Pronouncements (continued)

 In September 2006, the SEC staff issued Staff Accounting Bulletin (“SAB”) No. 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. SAB 108 establishes a "dual approach" that requires quantification of financial statement errors based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures. SAB 108 is effective for the Company in fiscal years beginning July 1, 2007. The Company currently believes the adoption of SAB 108 will not have a material impact on its financial position, results of operations and cash flows.

In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”— an interpretation of SFAS No. 109. FIN 48 will require the Company to recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. As used in this Interpretation, the term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold is to be determined based on the facts, circumstances, and information available at the reporting date. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for the Company in fiscal years beginning July 1, 2007. Any differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption will be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings. In addition, the adoption of FIN 48 will result in the reclassification of certain unrecognized tax benefits from current to non-current liabilities in the Company’s statement of financial position. The Company has completed its initial evaluation of the impact of the July 1, 2007 adoption of FIN 48 and determined that such adoption is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

-F57-

Auracall Limited
Notes to Financial Statements
As of December 31, 2006
GBP

		As of December 31, 2006
NOTE 3-	Accounts Receivables
	Trade receivables	258,687
	Related party	82,798
		341,485

NOTE 4-	Other liabilities
	Corporate tax	21,169
	Other taxes and social security costs	74,112
	Shareholders loan	74,000
	Employees and directors	93,606
	Other accrued expenses	2,479
		265,366

NOTE 5-

		For the year Ended December 31, 2006
a.	Marketing and selling expenses
	Salaries and employee benefits	202,877
	Advertising & marketing	254,035
	Sales commissions	1,370,899
		1,827,811
b.	General and administrative expenses
	Management fees	345,500
	Software development expenses	43,430
	Rent & maintenance	18,358
	Traveling	9,656
	Professional fees	29,397
	Office expenses	23,871
	Depreciation	5,116
		475,328
c.	Financial income, net
	Bank charges	3,000
	Financial income	10,896
		7,896

-F58-

Auracall Limited

FINANCIAL STATEMENTS
As of June 30, 2007

-F59-

Auracall Limited

FINANCIAL STATEMENTS

-F60-

Auracall Limited

CONDENSED BALANCE SHEET
(Unaudited)

GBP
As of June 30, 2007
ASSETS

Current assets
Cash and cash equivalents	542,749
Accounts receivable	330,682

Total current assets	873,431

Property and equipment, net	14,751

888,182

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payables	333,712
Other liabilities	110,892

Total current liabilities	444,604

Shareholders' equity
Share capital (ordinary shares of £1 par value. Authorized issued and
outstanding - £1,462)	1,462
Retained earnings	442,116

Total shareholders' equity	443,578

888,182

The accompanying notes are an integral part of these condensed financial statements.
-F61-

Auracall Limited

CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

GBP

For the six months Ended June 30, 2007

Revenues	2.732,082
Cost of revenues	(1,294,279)
1,437,803

Operating expenses:
Marketing and selling expenses	1,068,511
General and administrative expenses	207,252
1,275,763

Operating income	162,040
Financial income, net	10,059

Income before taxes	172,099
Taxes on income	32,699

Net income	139,400

The accompanying notes are an integral part of these condensed financial statements.
-F62-

Auracall Limited

CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY
(Unaudited)

GBP

	Ordinary shares		Retained
	Shares	Amount	earnings	Total

Balance at January 1, 2007	1,462	1,462	302,716	304,178

Changes in 2007:
Net income	-	-	139,400	139,400

Balance at June 30, 2007	1,462	1,462	442,116	443,578
-F63-

Auracall Limited

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

GBP

For the six months Ended June 30, 2007

Cash flows from operating activities
Net income	139,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,116
Change in assets and liabilities:
(Increase) in accounts receivables	(71,995)
Decrease in other receivables	7,923
Increase in trade payables	50,364
(Decrease) in other liabilities	(154,474)
Changes in related party	166,873
Total adjustments	807

Net cash provided by operating activities	140,207

Cash flows from investing activities
Purchase of property and equipment	(1,518)
Net cash (used in) investing activities	(1,518)

Cash flows from financing activities
Repayment of short term bank credits	(2,903)
Net cash (used in) financing activities	(2,903)

Increase in cash and cash equivalents	135,786
Cash and cash equivalents at beginning of the year	406,963
Cash and cash equivalents at end of the year	542,749

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	-
Income tax	-

The accompanying notes are an integral part of these condensed financial statements.

-F64-

Auracall Limited
Notes to Financial Statements
As of June 30, 2007
GBP

NOTE 1-	General
Auracall Limited (“the Company") a British company, was incorporated and commenced operational activity October 2001. The Company is engaged in the provision of low cost call services.

NOTE 2-	Summary of Significant Accounting Policies
The significant accounting policies followed in the preparation of the financial statements are as follows:

	a.	Basis of presentation:

The interim consolidated financial statements included herein have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") have been condensed or omitted. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been made. The results for these interim periods are not necessarily indicative of the results for the entire year. The accompanying financial statements should be read in conjunction with the December 31, 2006 financial statements and the notes thereto.

	b.	Financial Statements in GBP

The currency of the primary economic environment in which the operations of the Company are conducted is the Great Britain Pound (“GBP”). Therefore, the Company uses the GBP as its functional and reporting currency.

	c.	Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts as assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date, as well as the revenues and expenses reported during the period. Actual results could differ from these estimates.

-F65-

NTS COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JULY 31, 2007 AND 2006

-F66-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page

Auditor’s report	C3

Financial statements

Consolidated balance sheets	C4

Consolidated statements of income	C6

Consolidated statements of stockholders’ equity	C7

Consolidated statements of cash flows	C8

Notes to consolidated financial statements	C10

Supplementary information

Consolidated schedules of revenues earned	C23

Consolidated schedules of cost of communication services	C24

Consolidated schedules of selling, general and administrative
expenses	C25

-F67-

INDEPENDENT AUDITOR’S REPORT

The Board of Directors
NTS Communications, Inc. and Subsidiaries
Lubbock, Texas

We have audited the accompanying consolidated balance sheets of NTS Communications, Inc. and subsidiaries as of July 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NTS Communications, Inc., and subsidiaries as of July 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplementary information presented in the accompanying schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements as a whole.

Phillips & Associates, CPA’s
CERTIFIED PUBLIC ACCOUNTANTS
SEPTEMBER 17, 2007

-F68-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JULY 31, 2007 AND 2006
ASSETS

	2007	2006
Current assets
Cash and cash equivalents	$6,635,181	$5,387,759
Accounts receivable - trade	3,041,221	3,039,745
Allowance for bad debts	(202,735)	(216,181)
Other receivables	224,550	221,864
Unbilled revenue	1,399,650	1,776,210
Prepaid expenses	664,082	723,248
Accrued interest	251	142,940
Inventory	508,042	605,811
Deferred tax benefit	1,154,897	237,265

Total current assets	13,425,139	11,918,661

Investments	4,998	639,958

Property, equipment and improvements	100,700,076	97,394,616
Less accumulated depreciation & amortization	(72,327,212)	(68,536,765)
	28,372,864	28,857,851
Property, equipment and improvements in
development	838,345	1,206,023

Total property, equipment and improvements	29,211,209	30,063,874

Other assets
Note receivable – Shareholder Value, Ltd.	-	1,983,192
Goodwill	5,686,997	5,686,997
Less amortization of goodwill	(1,278,809)	(1,278,809)
Deferred tax benefit	-	438,403
Other assets	23,717	29,406

Total other assets	4,431,905	6,859,189

Total assets	$47,073,251	$49,481,682

The accompanying notes are an integral part of these statements.

-F69-

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2007	2006
Current liabilities
Accounts payable – trade and carrier charges	$2,445,915	$3,000,197
Note payable	-	1,155,365
Current maturities of long-term debt	445,397	693,258
Accrued other liabilities	2,131,113	2,187,241
Deferred revenues	898,469	844,591
Customer deposits	50,142	50,047

Total current liabilities	5,971,036	7,930,699

Long-term liabilities
Long-term debt, less current portion	421,432	764,999
Deferred income taxes	1,501,474

Total long-term liabilities	1,922,906	764,999

Total liabilities	7,893,942	8,695,698

Stockholders’ equity
Common stock, no par value, authorized
11,000,000 shares, 1,962,029 shares issued
in 2007 and 2006	4,959,938	4,959,938
Additional paid-in capital	1,814,620	1,814,620
Retained earnings – unrestricted	55,149,546	56,756,221

	61,924,104	63,530,779

Treasury stock at cost, 702,878 shares in 2007
and 2006	(22,744,795)	(22,744,795)

Total stockholders’ equity	39,179,309	40,785,984

Total liabilities and stockholders’ equity	$47,073,251	$49,481,682

The accompanying notes are an integral part of these statements.
-F70-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED JULY 31, 2007 AND 2006
	2007	2006

Revenues earned	$67,421,984	$67,340,912

Cost of communication services	42,348,164	43,579,013

Gross profit	25,073,820	23,761,899

Selling, general and administrative expenses	23,676,789	24,410,455

Income (loss) from operations	1,397,031	(648,556)

Other income (expenses)
Interest income	382,364	401,805
Building lease	779,777	695,140
Other income	63,749	88,182
Gain on sale of assets	23,696	11,031
Gain on sale of investments	410,702	-
Interest expense	(141,750)	(183,779)

Total other income (expenses)	1,518,538	1,012,379

Income from continuing operations
before income taxes	2,915,569	363,823

Income tax provision	1,022,245	140,681

Net income	$1,893,324	$223,142

The accompanying notes are an integral part of these statements.
-F71-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JULY 31, 2007 AND 2006

	Common Stock	Additional Paid-In Capital	Retained Earnings	Treasury Stock	Total Stock-holders' Equity

Balance, July 31, 2005	$4,959,938	$1,814,620	$56,533,079	$(22,744,795)	$40,562,842
Net income			223,142		223,142

Balance, July 31, 2006	4,959,938	1,814,620	56,756,221	(22,744,795)	40,785,984
Dividend			(3,499,999)		(3,499,999)
Net income			1,893,324		1,893,324

Balance, July 31, 2007	$4,959,938	$1,814,620	$55,149,546	$(22,744,795)	$39,179,309

The accompanying notes are an integral part of these statements

-F72-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Cash flows from operating activities:
Net income	$1,893,324	$223,142
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization of fixed assets	6,084,457	6,855,241
Capitalized depreciation	90,210	82,412
Increase (decrease) in deferred taxes	1,022,245	140,681
(Gain) loss on sale or disposal of assets	(23,696)	(11,031)
(Gain) loss on sale of investments	(410,702)	-
(Increase) decrease:
Accounts receivable – trade	(14,922)	(1,492,338)
Other receivables	(2,686)	(160,984)
Unbilled revenue	376,560	2,149,444
Accrued interest	142,689	(42,049)
Prepaid expenses	59,166	(296,548)
Inventory	97,769	(244,568)
Other assets	5,689	6,406
Increase (decrease):
Accounts payable – trade	(554,282)	(361,670)
Customer deposits	95	419
Deferred revenue	53,878	(352,408)
Accrued other liabilities	(56,128)	(244,494)
Accrued settlement	-	(218,487)

Net cash provided (used) by operating activities	8,763,666	6,033,168

Cash flows from investing activities:
Purchase of property, equipment and improvements	(5,238,717)	(10,062,401)
Proceeds from sale of assets	48,730	23,697
Change in partnership investment	1,777	(2,527)
Proceeds from sale of investments	1,043,885	-
Collection of note receivable	1,983,192	-

Net cash provided (used) by investing activities	(2,161,133)	(10,041,231)

The accompanying notes are an integral part of these statements.
-F73-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

	2007	2006

Cash flows from financing activities:
Principal payments on long-term debt	(699,747)	(1,556,745)
Dividends paid	(3,499,999)
Change in line of credit note payable	(1,155,365)	1,155,365

Net cash provided (used) by financing activities	(5,355,111)	(401,380)

Net increase (decrease) in cash	1,247,422	(4,409,443)
Cash/Cash equivalents, beginning of year	5,387,759	9,797,202

Cash/Cash equivalents, end of year	$6,635,181	$5,387,759

Supplementary disclosures of cash flow information:

Cash paid during the year for:
Interest	$141,750	$183,779

Income taxes	$0	$0

Non cash investing and financing activities:

Equipment acquired by issuance of long-term debt	$108,319	$416,820

The accompanying notes are an integral part of these statements.
-F74-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Company

NTS Communications, Inc. (NTS) and its wholly owned subsidiaries provide telecommunication services which are primarily engaged in selling or reselling long distance telephone service and providing local telephone, internet and video services to the general public, both commercial and residential.  These services are mainly provided within the continental United States with a concentration in the Southwestern United States.

NTS Communications, Inc. is a consolidated subsidiary of its majority-owned stockholder Telephone Electronics Corporation.

Principles of consolidation

The financial statements include the consolidated accounts of NTS Communications, Inc. and its four wholly-owned subsidiaries, Garey M. Wallace Company, Inc. dba GMW Company (inactive), NTS Properties, L.C., NTS Management Company, L.L.C., and NTS Construction Company.  All significant intercompany transactions have been eliminated in the consolidated financial statements.

Revenue recognition

Revenues for long distance services are derived primarily from tolls charged to customers and to other long distance carriers.  Deferred revenues result from billing for local service in advance.  Revenues are recognized as telecommunication services are provided.

Allowance for bad debts

An allowance for bad debts for trade accounts receivable is computed on the reserve method and is considered adequate to absorb potential losses.  Trade receivables are charged off when management believes, after considering economic conditions, business conditions and collection efforts, that the collection of the account is doubtful.

Unbilled revenue

Unbilled revenue represents units of service provided by the Company prior to the end of the fiscal year, but not included in accounts receivable due to the timing of routine billing cycles.  Each month’s unbilled revenue is converted to accounts receivable by the end of the following month.

-F75-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventory

Inventories consist primarily of telephone equipment and are stated at cost using the first-in, first-out method.

Cash equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include all temporary cash investments with maturities of three months or less.

Notes Receivable and Allowance for Note Losses

Notes receivable are stated at unpaid principal balances, less an allowance, if deemed necessary, for note losses.  Interest on notes is recognized over the term of the note and is calculated using the simple-interest method on principal amounts outstanding.

Notes are placed on nonaccrual when management believes, after considering economic conditions, business condition, and collection efforts, that the notes are impaired or collection of interest is doubtful.  Uncollectible interest previously accrued is charged off, or an allowance is established by a charge to interest income.  Interest income on nonaccrual notes is recognized only to the extent cash payments are received.

Property, equipment and improvements

Communication systems and other property and equipment are recorded at cost.  Maintenance, repairs and minor renewals are expensed as incurred. Betterments and improvements which substantially increase the useful lives of existing assets are capitalized.  When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss is credited or charged to income.

Depreciation and amortization are calculated using the straight-line method over the estimated service lives of assets.

Long-lived Assets

The Company evaluates long-lived assets for impairment using a discounted cash flows method whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment charged to expense during fiscal years ended July 31, 2007 and 2006.

-F76-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICES, Continued

Goodwill

Goodwill represents the excess cost of companies acquired over the fair value of their identifiable net assets at the date of acquisition.  Goodwill is not amortized pursuant to Financial Accounting Standards No. 142.  The fair value of goodwill is estimated annually by using the expected present value of future cash flows.  There was no impairment charged to expense in 2007 and 2006.

Income taxes

Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of depreciable assets and their financial reporting amounts at each year-end.  Income taxes of future periods are calculated using current tax structure, rates, and credits which have been applied prospectively.  Deferred income tax liability results primarily from the excess of tax over book depreciation and the amortization of section 197 intangibles for book over tax.  Deferred tax asset results primarily from certain accrued expenses recorded per books not tax deductible until paid.

Advertising costs

The Company expenses the costs of advertising as incurred.  Total advertising costs expensed in 2007 and 2006 were $313,409 and $868,313, respectively.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

-F77-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

2.	OTHER RECEIVABLES

	2007		2006

Current portion of employee advances	$		$1,360
Health insurance refund			99,601
Vender credit receivable		9,079	97,554
Miscellaneous receivables		1,670	3,474
Receivable from Shareholder Value Ltd.		26,239	19,875
Sales tax refund receivable		187,562

		$224,550	$221,864

3.	INVESTMENTS

	2007	2006

Shareholder Value Ltd.	$4,998	$6,775
Land		633,183

	$4,998	$639,958

NTS Properties, L.C., a wholly owned subsidiary, is the managing partner with a 1% interest in Shareholder Value, Ltd., a Texas partnership formed to manage nonresidential real estate.

-F78-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

4.	PROPERTY, EQUIPMENT AND IMPROVEMENTS

			Estimated
			Useful
	2007	2006	Lives

Land	$440,608	$440,608
Communications system in service	53,059,478	52,043,496	3-15 years
Building	2,100,779	2,044,684	20 years
Leasehold improvements	1,928,760	1,923,817	5-15 years
Office equipment	1,684,976	1,892,489	5-10 years
Computer hardware/software	9,459,519	11,283,564	5- 7 years
Construction equipment	393,915	383,064	5 years
Vehicles	883,759	911,869	5 years
Data, telephone and video equipment -
fiber network	2,854,657	2,935,684	3-15 years
Capitalized installation charges	3,422,369	3,376,539	5 years
Fiber optic system	24,471,256	20,158,802	18-20 years

Total property, equipment and improvements	$100,700,076	$97,394,616

Total depreciation and amortization expense on property, equipment and improvements for the years ended July 31, 2007 and 2006 was $6,084,457 and $6,855,241, respectively.  Total depreciation expense capitalized for the years ended July 31, 2007 and 2006 was $90,210 and $82,412, respectively.

5.	NOTE PAYABLE

The Company has a $3,500,000 revolving line of credit from City Bank.  The note is secured by an assignment of all accounts receivable, with interest equal to the Wall Street Journal prime, maturing January 2008.  As of July 31, 2007, there were no funds advanced against this line of credit.  At July 31, 2006, the total amount advanced on this line of credit was $1,155,365.

-F79-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

6.	LONG-TERM DEBT
	2007		2006
GE Capital Corporation

Note for the purchase of the CLEC equipment with a face
value of $727,276, with monthly payments of $14,590,
including interest at 7.42% through August, 2006, secured
by the purchased equipment.	$		$14,942

Note for the purchase of equipment with a face
amount of $108,319, with monthly payments of $3,468,
including interest at 9.31% through July, 2010, secured by
the purchased equipment.		105,728

Note for the purchase of a DRM faststart telephone switch
with a face amount of $1,353,202, payable in monthly
installments of $25,518 including interest at 4.970% through
September, 2007, secured by the purchased equipment.		50,727	346,475

Note for the purchase of equipment with a face value of $62,835, with monthly payments of $1,232, including interest at 9.30%
through April, 2011, secured by the purchased equipment.		50,390	59,822

GE Commercial Finance

Note for the purchase of equipment with a face value of $256,219, with monthly payments of $7,568, including interest at 9.30%
through March, 2009, secured by the purchased equipment.		161,615	233,655

City Bank

Note for the purchase of a tractor, backhoe, trailer, and boring machine with a face amount of $126,575, payable in monthly
installments of $2,637, including interest at 4.25% through
May, 2007, secured by the purchased equipment.			26,412

Note for the purchase of vehicles with a face value of $73,471, payable in monthly installments of $1,677, including interest at
4.49% through May, 2009, secured by the purchased equipment.		35,333	53,403

Note for the purchase of equipment with a face amount of
$1,064,230, payable in monthly installments of $17,750,
plus interest at prime through April, 2009, secured by the
purchased equipment.		376,050	584,980

-F80-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

6. LONG-TERM DEBT, Continued
	2007	2006
Note for the purchase of a pickup with a face amount of $16,628 payable in monthly installments of $509, including interest at
6.29% through April, 2009, secured by the purchased pickup.	10,082	15,360

Note for the purchase of a pickup with a face amount of $13,000 payable in monthly installments of $306, including interest at
6.39% through February, 2010, secured by the purchased pickup.
This note was retired prior to maturity.		11,797

Note for the purchase of a dump truck with a face amount of
$18,000 payable in monthly installments of $438, including
interest at 7.75% through February, 2010, secured by the
purchased dump truck.	12,258	16,376

Note for the purchase of a pickup with a face amount of $17,244 payable in monthly installments of $402, including interest at
5.49% through October, 2009, secured by the purchased pickup.	10,167	14,295

Note for the purchase of two pickups with a face amount of
$32,894 payable in monthly installments of $763, including
interest at 5.49% through August, 2009, secured by the
purchased pickups.	17,960	25,230

CitiCapital

Note for the purchase of a trencher and trailer with a face amount of $93,800, payable in monthly installments of $1,849, including interest at 6.75% through April, 2009, secured by the purchased
equipment and guaranty by NTS Communications, Inc.	36,519	55,510

	$866,829	$1,458,257

The aggregate maturities of the long-term debt for the five years ending July 31, are as follows:

2008	$445,397
2009	349,291
2010	56,638
2011	15,503
2012

$866,829

-F81-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

7.      LEASES

Lessee

The Company is obligated under various operating leases for office facilities and equipment rooms that expire at various times through 2013.  Certain leases contain contingent rental provisions keyed to the consumer price index.

Future minimum lease payments under noncancellable operating leases as of July 31, 2007, for each of the next five years in the aggregate are:

July 31,	Amount

2008	$1,386,871
2009	1,285,334
2010	933,293
2011	786,886
2012	771,714
Thereafter	771,714

Total minimum lease payments	$5,935,812

Rent expense for operating leases in fiscal years ending 2007 and 2006, was $1,649,039 and $1,643,743, respectively.

Lessor

NTS Management Company, L.L.C. (a consolidated subsidiary) is the lessor of the Metro Tower building located in Lubbock, Texas. The building was acquired in February, 1997 and has a capitalized amount of $1,661,262 and $1,605,167 with corresponding accumulated depreciation of $825,955 and $711,907 at July 31, 2007 and 2006, respectively.

Minimum future rentals to be received on noncancellable leases as of July 31, 2007, for each of the next five years in the aggregate are:

July 31,	Amount

2008	$281,101
2009	135,200
2010	51,983
2011	17,854
2012	4,000

Total minimum future rentals	$490,138

-F82-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

8.      INCOME TAXES

The following is an analysis reconciling taxable income per books with taxable income per the corporate return.

	2007	2006

Income (loss) from continuing operations
before taxes	$2,915,569	$363,823
50% meals and entertainment	21,923	21,661
Penalties		7,142

Taxable income (loss) – financial	2,937,492	392,626

Increase (decrease) in provision for bad debts	(8,072)	(615,392)
Increase (decrease) in provision for accrued vacation	(84,631)	3,261
Book depreciation greater (lesser) than tax	414,314	958,276
Excess tax gain (loss) on asset disposals		4,196
Book amortization of section 197 intangibles
greater(lesser) than tax amortization	(512,468)	(512,468)
Excess book income over partnership K-1	(230)
Utilization of contribution carryover		(4,101)
Utilization of net operating loss carryover	(2,746,405)	(226,398)

Taxable income (loss)	$0	$0

-F83-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

8.      INCOME TAXES, Continued

	2007	2006

Federal income tax liability at 34%	$0	$0
Increase (decrease) in deferred income taxes	1,022,245	140,681

Income tax provision	$1,022,245	$140,681

All subsidiaries are filed on the consolidated Form 1120 of NTS Communications, Inc.

The following is an analysis of the components of deferred taxes:

	2007			2006
	Current		Long-term	Current		Long-term
Difference in financial and
tax depreciation	$		$7,277,209	$		$7,622,182
Provision for bad debts		(202,735)			(210,807)
Provision for accrued
vacation		(402,400)			(487,030)
Difference in financial and
tax goodwill amortization			(2,861,109)			(3,373,576)
Net operating loss carryforward		(2,791,620)				(5,538,024)

		(3,396,755)	4,416,100		(697,837)	(1,289,418)
		x34%	x34%		x34%	x34%

Deferred tax (benefit)
payable		$(1,154,897)	$1,501,474		$(237,265)	$(438,403)
The net operating loss carryforward will begin to expire in 2024.

9.      EMPLOYEE BENEFIT PLAN

The Company maintains an employees’ savings and retirement plan under Section 401(k) of the Internal Revenue Code.  All full-time employees who have completed six months of service become eligible to participate upon the nearest semi-annual plan entry date.  The Company’s contribution to the plan, as determined by the board of directors, is discretionary and is limited to a portion of the employee’s contribution.  The Company contributed $425,380 and $404,042 during the years ended July 31, 2007 and 2006, respectively.  All contributions were fully funded as of the report date.

-F84-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

10.    RELATED PARTY TRANSACTIONS

Shareholder Value, Ltd., leases office space to NTS Communications, Inc. The partners of Shareholder Value, Ltd., consist of stockholders of NTS Communications, Inc., and NTS Properties, L.C., the managing partner.  NTS Properties, L.C., is a wholly owned subsidiary of NTS Communications, Inc.  Total lease payments made to Shareholder Value, Ltd. for the years ended July 31, 2007 and 2006 was $771,714 for each year.

NTS Communications, Inc. also extended Shareholder Value Ltd., a line of credit in the amount of $2,000,000.  This note matures on October 31, 2014, with interest payments at 6.55% due annually on October 31.  At July 31, 2006, the principle balance outstanding was $1,983,192 with accrued interest of $97,098.  During 2007, this note was collected in its entirety along with all accrued interest.  Total interest received for the years ended July 31, 2007 and 2006 was $125,984 and $129,899, respectively.

NTS Communications, Inc. has provided long distance switching service to companies owned by NTS stockholders and directors, including Telephone Electronics Corporation, a stockholder, owning 63.47% of NTS common stock.  The service is provided at a price equal to that charged to unrelated dealers.

11.	CONCENTRATION OF RISK

The Company customarily grants credit to its customers and generally does not require collateral.  A substantial portion of credit sales is to other long distance service providers.  Accordingly, conditions in the long distance telephone service industry, including actions by regulatory authorities, may significantly influence the ability to collect a substantial portion of its trade accounts receivable.

The Company maintained cash in excess of the federally insured limit of $100,000.  At July 31, 2007 and 2006, uninsured deposits were $7,214,581 and $6,342,595, respectively.

-F85-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 31, 2007 AND 2006
(Continued)

12.	SUBSEQUENT EVENTS

On August 2, 2007, the Company declared a cash dividend of $2.40 per share payable on August 15, 2007, to stockholders of record on July 31, 2007.

In August, 2007, the Company announced that it had entered into a definitive agreement to sell at least 95% of the issued and outstanding shares of its common stock to Xfone, Inc.  The agreement’s expiration date is January 15, 2008 with an option to extend the date to February 15, 2008.  The effective closing date is tentatively set for January 15, 2008.

-F86-

SUPPLEMENTARY INFORMATION

-F87-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF REVENUES EARNED
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Long distance, toll, and operator assistance	$17,166,703	$17,811,076
Private lines	17,080,956	17,492,527
Local service	20,370,117	20,028,633
Data services	6,987,319	6,606,434
Universal service fee	1,224,633	1,095,492
PICC cost recovery	263,570	294,879
Regulatory cost recovery	376,387	25,328
Carrier access billing	1,292,968	1,849,088
Paging	691	2,403
Telephone systems sales & services	1,836,388	1,729,985
Conference calls	48,536	43,099
Video	982,758	480,669
Other credits	(209,042)	(118,701)

	$67,421,984	$67,340,912

-F88-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF COST OF COMMUNICATION SERVICES
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Access and termination	$1,029,596	$1,518,241
Usage	9,473,694	8,838,517
Transport	3,493,832	3,742,851
Private line	8,317,820	8,366,757
Local service access	2,335,553	2,591,832
CLEC local service	9,494,346	10,309,165
Conference calls	20,486	19,722
Universal service fund	1,365,518	1,145,060
PICC fund	89,731	44,234
Amortization of capitalized Installation charges	95,988	188,616
Circuit establishment and maintenance	14,131	22,451
Video services	490,147	236,731
Depreciation and amortization of
telecommunications equipment	4,786,055	5,354,699
Data services	332,208	253,233
Payphone service charge	45,385	67,467
800 access & administration fees	37,528	53,109
Telephone equipment and warranty	886,943	808,522
Operator assistance	38,723	16,883
Paging services	480	923

	$42,348,164	$43,579,013

-F89-

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

Advertising	$313,409	$868,313
Automobile and truck expense	183,470	199,627
Bad debt expense	249,433	257,156
Bank charges	141,723	104,110
Business meals	43,619	42,825
Collection agency fees	16,128	15,803
Commissions	890,198	885,051
Computer expense	540,307	393,124
Contract labor	63,327	80,061
Depreciation	1,202,414	1,311,926
Directors fees	39,000	54,000
Dues and subscriptions	50,311	58,693
Employee benefits	425,380	404,042
Engineering fees	7,120	6,213
Entertainment and promotional	111,327	143,480
Freight	30,029	32,798
Insurance	2,204,707	1,765,040
State infrastructure assessment	293,531	189,272
Internet expenses	11,700	11,700
Legal and accounting	250,741	202,280
Licenses and fees	37,008	35,372
Management fees	26,019	23,921
Miscellaneous	30,488	17,102
Office supplies and expense	192,216	265,199
Postage	271,670	323,393
Rent	1,649,039	1,643,743
Repairs and maintenance	337,756	322,797
Salaries	11,436,642	12,011,601
Taxes – other	472,988	468,461
Taxes – payroll	922,607	973,558
Telephone	188,317	251,100
Travel	185,097	218,712
Training	12,725	26,730
Trust and loan fees		185
Utilities	846,343	803,067

	$23,676,789	$24,410,455

-F90-

Xfone, Inc.
Pro Forma Combined Condensed Balance Sheet and Statements of Operations (Unaudited)

The unaudited pro forma condensed combined financial information reflecting the combination of Xfone, Inc., Auracall Limited ("Auracall") and NTS Communications, Inc. ("NTS") is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of the combined company.

The amounts allocated to acquired assets and liabilities of NTS in the unaudited pro forma financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized upon closing of the acquisition of NTS. Accordingly, the purchase price allocation pro forma adjustments included in the unaudited financial statements are preliminary and have been made for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value. In the opinion of management of the Company, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma financial statements also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as decreased depreciation expense on acquired tangible assets and interest payment on debt. The unaudited pro forma statements do not include the impacts of any revenue, cost or other operating synergies that may result from the merger.

The pro forma combined Balance Sheet reflects the result of combining the consolidated balance sheet of Xfone, Inc and its subsidiaries and Auracall as of June 30, 2007 with the balance sheet of NTS as of July 31, 2007.

The Xfone, Inc. pro forma Statements of Operations for the six months ended June 30, 2007 have been combined with the Auracall Statement of Operations for the six months ended June 30, 2007 and with NTS Statements of Operations for six months ended July 31, 2007.

The pro forma Statements of Operations for the year ended December 31, 2006 is presented in GBP ("£") to conform with Xfone's financial reporting for the same period. The pro forma report was translated to U.S. dollars for convenience.

Xfone, Inc. and Subsidiaries
PRO FORMA BALANCE SHEETS
JUNE 30, 2007
(Unaudited)

	Xfone Inc. June 30		Auracall Limited June 30	NTS Communications July 31	Pro forma adjustments		Pro form Consolidated

CURRENT ASSETS:
Cash	$1,202,086		$1,086,609	$6,635,181	5,411,213	(b)	$3,512,663
Account Receivables, net	8,942,459	(a)	662,041	4,238,136	(467,084)	(c)	13,375,552
Prepaid expenses and other receivables	1,722,420		-	2,043,780			3,766,200
Inventory	-		-	508,042	-		508,042
Total current assets	11,866,965		1,748,650	13,425,139	5,878,297		21,162,457

INVESTMENTS	306,052		-	4,998	(306,052)	(d)	4,998

MINORITY INTEREST	131,919		-	-	-		131,919

LONG TERM LIABILITIES	564,905		-	-	-		564,905

FIXED ASSETS, NET	5,439,965		29,532	29,211,209	3,605,210	(h)	38,285,916

OTHER ASSETS, NET	16,977,759		-	4,431,905	12,216,220	(e)	33,625,884

Total Assets	$35,287,565		$1,778,182	$47,073,251	$9,637,081		$93,776,079

CURRENT LIABILITIES
Short- term bank credit and current portion of notes payables	$2,013,892		$-	$-	$-		$2,013,892
Trade Payables	7,435,942	(a)	668,107	2,445,915	(467,084)	(c)	10,082,880
Other liabilities and accrued income	2,701,835		222,011	3,525,121	(193,527)	(f)	6,255,440
Current maturities of obligations under leases	92,635		-	-	-		92,635

Total current liabilities	12,244,304		890,118	5,971,036	(660,611)		18,444,847

DEFFERED TAXES	182,330		-	1,501,474	(201,597)	(h)	1,482,207

NOTES PAYABLE	1,318,191		-	421,432	42,400,000	(i)	44,139,623

OBLIGATIONS UNDER CAPITAL LEASES	155,694		-	-	-		155,694

SEVERANCE PAY	148,601		-	-			148,601
TOTAL SHAREHOLDERS' EQUITY	21,238,445		888,064	39,179,309	31,900,712	(g)	29,405,106

Total liabilities and shareholders' equity	$35,287,565		$1,778,182	$47,073,251	$9,637,079		$93,776,078

(a).   Balance sheet was reclassified to present the net amount owed to Auracall.
(b).  The net change in cash and cash equivalents resulted from long- term financing less purchase price paid in cash, acquisition costs, financing costs and adjustments to working-capital as per the stock purchase agreement signed between Xfone Inc. and NTS.
(c).  To cancel inter company balances
(d).  To cancel investment in Auracall as of June 30, 2007
(e).  To record the arise of a Goodwill
(f).   To record deferred purchase price
(g).  To eliminate acquired equity and record issuance of common stock for the acquisition financing
(h).  To allocate the cost of an acquired entity to assets acquired and assumed liabilities
(i).   To record long-term debt to finance the acquisition of NTS
(j).    In connection with the acquisition, Auracall has agreed to lend the sum of GBP 850,000 (approximately $1,700,000) to Swiftnet Limited for the sole purposes of and in connection with the acquiring of the 987 ordinary shares of Auracall.

-F91-

Xfone, Inc. and Subsidiaries
PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited)
SIX MONTHS ENDED JUNE 30 2007

	Xfone Inc. June 30	Auracall Limited June 30	NTS Communications July 31		Pro forma adjustments		Pro forma Consolidated

Revenues	$23,153,522	$5,381,990	$34,090,032	(f)	$(5,521,133)	(a)	$57,104,411
Cost of Revenues	(10,323,243)	(2,549,629)	(20,795,520)		6,886,170	(a) (c)	(26,782,222)

Gross profit	12,830,279	2,832,361	13,294,512		1,365,037		30,322,189

Operating expenses:
Research and development	31,796	-	-		-		31,796
Marketing and selling	5,474,506	2,104,884	2,269,282		-		9,848,672
General and administrative	5,846,730	408,270	9,013,147		(344,465)	(c)	14,923,682

Total operating expenses	11,353,032	2,513,154	11,282,429		(344,465)		24,804,150

Operating profit	1,477,247	319,207	2,012,083		1,709,502		5,518,039

Financing income (expenses), net	(306,695)	19,815	149,744		(2,400,000)	(d)	(2,537,136)
Equity in income of affiliated company	112,585	-	6,093		(112,585)	(b)	6,093
Other income (expenses)	-	-	311,436	(f)	-		311,436

Income before minority interest and taxes	1,283,137	339,022	2,479,356		(803,083)		3,298,432

Minority interest	(173,131)	-	-		-		(173,131)

Income before taxes	1,110,006	339,022	2,479,356		(803,083)		3,125,301

Taxes on income	(254,172)	(64,414)	(820,899)		234,769	(e)	(904,716)

Net Income	$855,834	$274,608	$1,658,457		$(568,314)		$2,220,585

Earning per share:
Basic	$0.075						$0.150

Diluted	$0.075						$0.150

 (a).  To eliminate intercompany charges
 (b).  To eliminate equity in income of Auracall for the six months ended June 30, 2007
 (c).  (1) Elimination of NTS's historical depreciation expense.
 (2) Depreciation expense based on estimated fair value and useful lives of NTS's assets.
 (d).  To record interest on a debt
 (e).  To apply the Company’s effective tax rate of 34% to the pretax earnings of the pro forma adjustments
 (f).   Reclassification of Income from rent of office spaces in NTS's building in Lubbock

-F92-

Xfone, Inc. and Subsidiaries
PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited)
YEAR ENDED DECEMBER 31 2006
IN GBP

	Xfone Inc. June 30	Auracall Limited	NTS Communications		Pro forma adjustments		Pro forma Consolidated	Convenient translation to USD

Revenues	£19,353,771	£2,411,508	£33,858,632	(g)	£(245,233)	(a)	£55,378,678	$108,486,830
Cost of Revenues	(11,214,394)	-	(21,476,679)		1,775,579	(a) (d)	(30,915,494)	(60,563,454)

Gross profit	8,139,377	2,411,508	12,381,953		1,530,346		22,463,184	47,923,376

Operating expenses:
Research and development	23,333	-	-		-		23,333	45,709
Marketing and selling	2,520,167	1,827,811	2,638,502		-		6,986,480	13,686,515
General and administrative	5,067,535	475,328	9,620,470		(379,721)	(d)	14,783,612	28,961,096

Total operating expenses	7,611,035	2,303,139	12,258,972		(379,721)		21,793,425	42,693,320

Operating profit	528,342	108,369	122,981		1,910,067		2,669,759	5,230,056

Financing income, net	(276,002)	7,896	93,394		(2,436,644)	(e)	(2,611,356)	(5,115,647)
Equity in income of affiliated company	30,921	-	-		(30,921)	(b)	-	-
Loss from a change in holding in affiliated company	(29,848)	-	-		29,848	(c)	-	-
Other income (expenses)	43,248	-	184,747		-		227,995	446,642
Income before minority interest and taxes	296,661	116,265	401,122		(527,650)		286,398	561,051

Minority interest	41,757	-	-		-		41,757	81,802

Income before taxes	338,418	116,265	401,122		(527,650)		328,155	642,853

Taxes on income	(1,156)	(21,122)	(151,620)		179,036	(f)	5,138	10,066

Net Income	337,262	95,143	249,502		(348,614)		333,293	652,919

Earning per share:
Basic	£0.033						£0.02475	$0.048

Diluted	£0.033						£0.02475	$0.048

(a).  To eliminate intercompany charges
(b).  To eliminate equity in income of Auracall for the year ended December 2006
(c).  To eliminate loss from a change of holding of Auracall
(d)   (1) Elimination of NTS's historical depreciation expense.
(2) Depreciation expense based on estimated fair value and useful lives of NTS's assets.
(e).  To record interest on a debt
(f).   To apply the Company’s effective tax rate of 34% to the pretax earnings of the pro forma adjustments
(g).  Reclassification of Income from rent of office spaces in NTS's building in Lubbock

-F93-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 18, 2006, the Audit Committee of the Company, in accordance with its rotation of independent auditors policy, replaced Chaifetz & Schreiber, P.C. as our independent auditors and appointed Stark Winter Schenkein & Co., LLP (“SWS”), an independent member of BKR International, as independent auditors of the Company. There were no reportable events, disagreements or dissatisfaction with Chaifetz & Schreiber to report as defined in Regulation S-B Item 304(a)(2). Chaifetz & Schreiber P.C. were replaced as part of the Company policy of rotating its lead and reviewing audit partners after five consecutive years. On January 31, 2006, we filed with the U.S. Securities and Exchange Commission an amended current report on Form 8-K disclosing the appointment of SWS as our new auditors. On December 28, 2006, our shareholders approved the appointment of SWS as our Independent Certified Public Accountants for the fiscal year ending December 31, 2006, and the first three quarters of the fiscal year ending December 31, 2007.

On October 25, 2007, the Audit Committee of the Company approved the appointment of SWS as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2007, and the first three quarters of the fiscal year ending December 31, 2008, and a vote will be taken at the upcoming annual meeting of shareholders of the Company on a proposal for approval by the shareholders of appointment for the ensuing year.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes (“NRS”)

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.1.38 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Articles of Incorporation and Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

The Company's Bylaws

Article 7 of our Bylaws provides that subject to the provisions of the Nevada Corporation Law, we shall indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company, if it is determined by the Board that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company.

Indemnification Agreements

Following a March 29, 2006 resolution of the Board of Directors of the Company, the Company has entered into indemnification agreements with its Directors and Officers.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Expenses:	$ Dollar amount
Securities and Exchange Commission Registration Fee	$337.23
EDGARization, Printing and Engraving	$4,000.00
Accounting Fees and Expenses	$5,000.00*
Legal Fees and Expenses	$18,000.00*
Miscellaneous	$12,662.77*
TOTAL	$40,000.00

* Estimate.

RECENT SALES OF UNREGISTERED SECURITIES

On November 24, 2004, the Company's Board of Directors approved a grant of 3,200,000 options under and subject to our 2004 Stock Option Plan to the following Directors: Abraham Keinan, our Chairman of the Board - 1,500,000 options; Guy Nissenson, our President and Chief Executive Officer - 1,500,000 options; Eyal J. Harish, Director - 75,000 options; Shemer S. Schwartz, Director - 75,000 options; Arie Czertok, Former Director - 25,000 options; Aviu Ben-Horrin, Director - 25,000 options. The options were granted according to the following terms: Option exercise price of $3.50; Vesting Date  -  12 months from the date of grant; Expiration Date  -  5 years from the Vesting Date. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Act”). We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On February 1, 2005 and February 3, 2005 we transferred from our compensation fund stock pool a total of 11,400 restricted shares of our common stock to the following employees, agents and subcontractors: Dick Rafael - 1000 shares; Limoy Dror - 300 shares; Goldenberg Aya - 300 shares; Vidal Hilla - 300 shares; Kotliarov Dmitry - 300 shares; Borochoviz Adi - 200 shares; lauenger Omri - 200 shares; Mazzawi Ramez - 200 shares; Amiram Eyal - 200 shares; Boulus Georgina - 200 shares; Shapira Gedalia - 200 shares; Tevet Idan - 250 shares; Nesterov Alexey - 200 shares; Gorojankin Nataliya - 200 shares; Hesseg Doron - 300 shares; Moran Hadar - 200 shares; Bibi Mali - 200 shares; Witzner Keren - 150 shares; Pilosof Monika - 150 shares; Shamy Arik - 200 shares; Yosipov Julia - 200 shares; Sammer Rayan - 200 shares; Tzafrir Idan - 100 shares; Raikin Maria - 100 shares; Gold Hadass - 500 shares; Havens Lindsay - 300 shares; Karsan Khilna - 300 shares; Matsoukis Nick - 500 shares; Kikiras Aggelos - 500 shares; Vranis Dimitris - 300 shares; Geleit Joni - 300 shares; Marcus Bradley - 500 shares; Panchal Bahvin - 300 shares; Dar Zehra - 200 shares; Khan Bilal - 200 shares; Karatzas Paris - 200 shares; Przybylska Monika - 200 shares; Ebert Zvi - 100 shares; Ebert Rivka - 100 shares; Eckhaus Yoval - 200 shares; Meir Nir - 100 shares; Arad Ilan - 100 shares; Morali-Finkelshtien Sigal - 150 shares; Meshulam Gil - 100 shares; Kahagi Moshe - 100 shares; Shitrit Sharon - 100 shares; Peleg Elad - 100 shares; Shkedi Ephraim - 100 shares. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On February 6, 2005, the Company's board of directors approved a grant of 730,000 options under and subject to our 2004 Stock Option Plan to the following past/current employees: Tommy R. Ferguson - 30,000 options; Bradley Marcus - 75,000 options; Aggelos Kikiras - 50,000 options; Nick Matsoukis - 50,000 options; Bosmat Houston - 150,000 options; Rafael Dick - 300,000 options; Alon Reisser - 75,000 options. The options were granted according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years (except for Mr. Ferguson's options which are all vested as of February 6, 2005); Expiration Date - 5.5 years from the Grant Date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On March 7, 2005, we granted 8,419 Warrants A to Dragonfly Capital Partners, LLC, a North Carolina Limited Liability Company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission, in exchange for financial consulting related services. Each Warrant A is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $5.50 per share. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On March 24, 2005, Tommy R. Ferguson's 30,000 options were terminated due to the termination of his employment with the Company.

During May 2005, and in conjunction with the merger that consummated on March 10, 2005, we issued to the following shareholders of WS Telecom, Inc. 663,650 restricted shares of our common stock and 561,216 warrants: Clyde J. Forbus - 33,914 shares and 28,679 warrants; Merrida P. Coxwell - 24,052 shares and 20,340 warrants; Patrick J. & Joan Moore - 7,516 shares and 6,356 warrants; Mike Spooner - 15,033 shares and 12,712 warrants; Brent Spooner - 15,033 shares and 12,712 warrants; John Tracy - 15,033 shares and 12,712 warrants; Steve & Elizabeth Thomas - 7,516 shares and 6,356 warrants; Harry Spooner - 17,816 shares and 15,066 warrants; James H. Rawls - 15,033 shares and 12,712 warrants; Robert D. & Margie K. Reynolds - 7,516 shares and 6,356 warrants; David W. Clark - 7,516 shares and 6,356 warrants; Tamara Manzelli - Taylor - 7,516 shares and 6,356 warrants; David Wender - 36,078 shares and 30,510 warrants; Roger Doolittle - 6,013 shares and 5,085 warrants; Tommy Turk - 491 shares and 417 warrants; Dell Group Holdings, LLC - 13,433 shares and 11,359 warrants; Billy W. Daniel - 1,323 shares and 1,119 warrants; Mark A. Stevens - 2,405 shares and 2,034 warrants; Dennis L. & Linda C. Graham - 1,443 shares and 1,220 warrants; Charles E. Morgan - 6,013 shares and 5,085 warrants; Ronald E. Parsons, Jr. - 8,533 shares and 7,216 warrants; Trustmark National Bank As Escrow Agent for: Ronald E. Parsons, Jr. - 37,819 shares and 31,982 warrant; Ted Carter - 876 shares and 741 warrants; Dolly Carter - 876 shares and 741 warrants; James Carty - 438 shares and 370 warrants; Jonathan McKinley - 1,205 shares and 1,019 warrants; F. Kirk Nelson - 438 shares and 370 warrants; Ed Redding - 876 shares and 741 warrants; Mike Rivers - 66 shares and 56 warrants; Patrick G. Ryan - 1,094 shares and 925 warrants; G. Wade Spooner - 66,338 shares and 56,099 warrants; Trustmark National Bank As Escrow Agent for: G. Wade Spooner - 294,006 shares and 248,626 warrants; John A. Bellan - 2,370 shares and 2,004 warrants; Ken Collette - 2,844 shares and 2,405 warrants; Steve McKinney - 5,178 shares and 4,379 warrants. The warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.63 per share, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act and Regulation D promulgated thereunder. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) there were less than 35 non-accredited purchasers; (iii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iv) the investors were provided with a Proxy Statement containing the information required by Rule 502 of Regulation D which enabled them to evaluate the merits of their investment.

A March 10, 2005 Employment Agreement between Xfone USA, Inc. and Wade Spooner, its President and Chief Executive Officer, provides, among others, that Mr. Spooner will be granted and issued options for 600,000 shares of our restricted common stock, of which: (a) 100,000 will be attributable to Employment Year 1; (b) 200,000 will be attributable to Employment Year 2; and (c) 300,000 of which shall be attributable to Employment Year 3. The options will vest as follows: (a) options for 100,000 shares of the our restricted common Stock will vest 3 years from the grant date; (b) options for 200,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 300,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five (5) years term from the vesting date, at an exercise price of $4.62 per share.

A March 10, 2005 Employment Agreement between Xfone USA, Inc. and Ted Parsons, its Executive Vice President and Chief Marketing Officer, provides, among others, that Mr. Parsons will be granted and issued options for 300,000 shares of our restricted common stock, of which: (a) 50,000 will be attributable to Employment Year 1; (b) 100,000 will be attributable to Employment Year 2; and (c) 150,000 of which shall be attributable to Employment Year 3. The options will vest as follows: (a) options for 50,000 shares of the Our restricted common Stock will vest 3 years from the grant date; (b) options for 100,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 150,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five (5) years term from the vesting date, at an exercise price of $4.62 per share.

On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons, under our 2004 Stock Option Plan, pursuant to the terms described in the March 10, 2005 employment agreements. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On June 8, 2005, the Company's Board of Directors approved a grant of 300,000 options under and subject to our 2004 Stock Option Plan to Alon Mualem, the Company's Treasurer and Chief Financial Officer. The options were granted according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date - 5.5 years from the grant date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On July 25, 2005, we issued to Simon Langbart 3,150 restricted shares of our common stock as consideration for consultancy services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On September 28, 2005, we sold to Laurus Master Fund Ltd. in return for $2,000,000 a Secured Convertible Term Note for 574,713 shares of common stock, and 157,500 warrants which are exercisable at $3.80 per share. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On October 31, 2005, we sold 285,000 restricted shares of common stock, 71,250 warrants exercisable at $3.00 per share, and 71,250 warrants exercisable at $3.25 per share to Crestview Capital Master, LLC. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On October 31, 2005, we sold 131,162 restricted shares of common stock, 32,791 warrants exercisable at $3.00 per share, and 32,790 warrants exercisable at $3.25 per share to Burlingame Equity Investors, LP. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On October 31, 2005, we sold 16,906 restricted shares of common stock, 4,227 warrants exercisable at $3.00 per share, and 4,226 warrants exercisable at $3.25 per share to Burlingame Equity Investors II, LP. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On October 31, 2005, we sold 51,932 restricted shares of common stock, 12,983 warrants exercisable at $3.00 per share, and 12,983 warrants exercisable at $3.25 per share to Burlingame Equity Investors (offshore) Ltd. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On October 31, 2005, we sold 400,000 restricted shares of common stock, 100,000 warrants exercisable at $3.00 per share, and 100,000 warrants exercisable at $3.25 per share to Mercantile Discount-Provident Funds. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On November 16, 2005, we issued 245,000 warrants to Oberon Securities, LLC. The warrants are exercisable at $3.15 per share for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On November 16, 2005, we issued 10,370 warrants to Yitzhak Rosenbaum. The warrants are exercisable at $3.50 per share for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On November 16, 2005, we issued 32,500 warrants exercisable at $5.10 per share and 32,500 warrants exercisable at $6.80 per share to Elite Financial Communications Group, LLC. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On December 29, 2005, we have been notified by Campbeltown Business Limited that it decided to exercise its 500,000 options. Pursuant to the exercise of the options and in return for $200,000 we issued to Campbeltown Business 500,000 restricted shares of common stock.

On December 29, 2005, our Board of Directors entered into an oral Stock Purchase Agreement with Mr. Abraham Keinan, our Chairman of the Board pursuant to which we repurchased 100,000 restricted shares of our common stock at a price of $2.50 per share (market price at that day was $2.75 per share). The 100,000 shares were returned to us for cancellation. The Agreement was approved by a majority of the non-interested members of our Board of Directors.

On March 8, 2006, Nick Matsoukis' 50,000 options were terminated due to his resignation.

On March 28, 2006, we issued to Gersten Savage, LLP 755 restricted shares of our common stock as consideration for legal services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On March 28, 2006, we issued to Oberon Securities, LLC 30,144 shares of our common stock pursuant to that certain Letter Agreement dated November 15, 2005, between the Company and Oberon Securities. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On March 31, 2006, and in conjunction with a Letter Agreement dated October 10, 2005 with MCG Capital Corporation, a major creditor of I-55 Internet Services, we issued to MCG Capital 667,998 shares of our common stock, valued at fair value of $2,010,006, in return for retiring its loan with I-55 Internet Services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificate representing the shares was marked with a restrictive legend; and (iii) the investor was provided with a Proxy Statement which enabled him to evaluate the merits of his investment.

On April 6, 2006, we sold 80,000 restricted shares of our common stock, 20,000 warrants exercisable at $3.00 per share, and 20,000 warrants exercisable at $3.25 per share to Mercantile Discount-Provident Funds. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On April 6, 2006, we sold 90,000 restricted shares of our common stock, 22,500 warrants exercisable at $3.00 per share, and 22,500 warrants exercisable at $3.25 per share to Hadar Insurance Company Ltd. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On April 6, 2006, we sold 110,000 restricted shares of our common stock, 27,500 warrants exercisable at $3.00 per share, and 27,500 warrants exercisable at $3.25 per share to the Israeli Phoenix Assurance Company Ltd. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On April 6, 2006, we sold 44,000 restricted shares of our common stock, 11,000 warrants exercisable at $3.00 per share, and 11,000 warrants exercisable at $3.25 per share to Gaon Gemel Ltd. The warrants are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

During May 2006, and in conjunction with a January 10, 2006 Asset Purchase Agreement by and among Xfone USA, Inc. and Canufly.net, Inc., we issued to the following shareholders of Canufly.net 33,768 restricted shares of our common stock and 24,053 warrants, exercisable at $2.98 per share for a period of five years: J. Michael Nassour - 7,734 shares and 5,509 warrants; Ann S. Nassour - 1,933 shares and 1,377 warrants; John A. Nassour - 1,933 shares and 1,377 warrants; Mike A. Gatti - 1,547 shares 1,102 warrants; Clara Booth Pinkston - 1,289 shares and 918 warrants; Robert Portwood - 1,933 shares and 1,377 warrants; Beverly Roggenkamp - 644 shares and 459 warrants; Ashley Zweifel - 644 shares and 459 warrants; Larry Roggenkamp - 644 shares and 459 warrants; Becky & Grey Cobb - 1,289 shares and 918 warrants; Sharon E. & Norman R. Francingues, Jr. - 1,289 shares and 918 warrants; Salena & Mickey Greenlee - 1,289 shares and 918 warrants; Dawn & Clifton Burroughs, Jr. - 1,289 shares and 918 warrants; Mynette & Harry Gibson - 1,289 shares and 918 warrants; Jimmy Boyd - 644 shares and 459 warrants; Tracey Boyd - 644 shares and 459 warrants; Wayne M. Pitre - 1,289 shares and 918 warrants; Nancy H. & Robert C. Clingan, JTWROS - 1,289 shares and 918 warrants; Dana Allen - 1,289 shares and 918 warrants; Betty Joe & Hugh A. Allen, Sr. JTWROS - 1,289 shares and 918 warrants; Anthony Bruce McCall - 1,289 shares and 918 warrants; Travis Wayne Vance - 1,289 shares and 918 warrants. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; and (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend.

On May 10, 2006, we issued in exchange for services 25,000 warrants exercisable at $4.00 per share, 25,000 warrants exercisable at $4.50 per share, 25,000 warrants exercisable at $5.00 per share, and 25,000 warrants exercisable at $5.50 per share to Elite Financial Communications Group, LLC. The term of the warrants shall expire at the later of: (i) 36 months from the day of grant; (ii) 6 months after the underlying shares are effective. In the event we elect early termination of our agreement with Elite Financial Communications Group, then any warrants that have not yet reached their vesting date will be deemed null and void. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

During May 2006, and in conjunction with the merger that consummated on March 31, 2006, we issued to the following shareholders of I-55 Internet Services, Inc. 789,863 restricted shares of our common stock valued at $2,380,178 and 603,939 warrants valued at $1,284,722, based on the Black Scholes option-pricing model: Brian Acosta - 53,008 shares and 40,531 warrants; Trustmark National Bank as Escrow Agent for Brian Acosta - 53,008 shares and 40,530 warrants; Hunter McAllister - 26,504 shares and 20,265 warrants; Trustmark National Bank as Escrow Agent for Hunter McAllister - 26,504 shares and 20,265 warrants; Terry Cooper - 79,512 shares and 60,796 warrants; Trustmark National Bank as Escrow Agent for Terry Cooper - 79,511 shares and 60,795 warrants; Brian Harper - 79,512 shares and 60,796 warrants; Trustmark National Bank as Escrow Agent for Brian Harper - 79,511 shares and 60,795 warrants; Danny Acosta - 6,626 shares and 5,067 warrants; Trustmark National Bank as Escrow Agent for Danny Acosta - 6,626 shares and 5,066 warrants; Jason Hunt - 1,325 shares and 1,014 warrants; Trustmark National Bank as Escrow Agent for Jason Hunt - 1,325 shares and 1,013 warrants; Kevin Hunt - 1,325 shares and 1,014 warrants; Trustmark National Bank as Escrow Agent for Kevin Hunt - 1,325 shares and 1,013 warrants; C.R. Miller, JR. - 14,842 shares and 11, 349 warrants; Trustmark National Bank as Escrow Agent for C.R. Miller, JR. - 14,842 shares and 11, 348 warrants; Wayne Cooper - 26,504 shares and 20,265 warrants; Trustmark National Bank as Escrow Agent for Wayne Cooper - 26,504 shares and 20,265 warrants; Chad Soileau - 2,651 shares and 2,027 warrants; Trustmark National Bank as Escrow Agent for Chad Soileau - 2,650 shares and 2,026 warrants; Dennis Moss - 1,325 shares and 1,014 warrants; Trustmark National Bank as Escrow Agent for Dennis Moss - 1,325 shares and 1,013 warrants; Randy Moss - 1,325 shares and 1,014 warrants; Trustmark National Bank as Escrow Agent for Randy Moss - 1,325 shares and 1,013 warrants; MCG Capital Corporation - 100,474 shares and 76,823 warrants; Trustmark National Bank as Escrow Agent for MCG Capital Corporation - 100,474 shares and 76,822 warrants. The warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.31 per share, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act and Regulation D promulgated thereunder. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) there were less than 35 non-accredited purchasers; (iii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iv) the investors were provided with a Proxy Statement containing the information required by Rule 502 of Regulation D which enabled them to evaluate the merits of their investment.

During May 2006, and in conjunction with the merger that consummated on March 31, 2006, we issued to the sole shareholder of I-55 Telecommunications, IncLLC. 223,702 restricted shares of our common stock valued at $671,687 and 79,029 warrants valued at $166,667, based on the Black Scholes option-pricing model. The shares and warrants were issued as follows: Randall Wade James Tricou - 111,851 shares and 39,515 warrants; Trustmark National Bank as Escrow Agent for Randall Wade James Tricou - 111,851 shares and 39,514 warrants. The warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.38 per share, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act and Regulation D promulgated thereunder. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) there were less than 35 non-accredited purchasers; (iii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iv) the investors were provided with a Proxy Statement containing the information required by Rule 502 of Regulation D which enabled them to evaluate the merits of their investment.

During May 2006, and in conjunction with Agreements to Purchase Promissory Notes dated October 31, 2005 / February 3, 2006 with certain creditors of I-55 Telecommunications, LLC, we issued to the following creditors of I-55 Telecommunications 163,933 restricted shares of our common stock and 81,968 warrants at a total value of $492,220, in return for retiring their individual loans with I-55 Telecommunications: Randall Wade James Tricou - 84,359 shares and 42,180 warrants; Rene Tricou - Tricou Construction - 25,986 shares and 12,993 warrants; Rene Tricou - Bon Aire Estates - 20,019 shares and 10,010 warrants; Rene Tricou - Bon Aire Utility - 7,997 shares and 3,999 warrants; Danny Acosta - 25,572 shares and 12,786 warrants. The warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.38 per share, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; and (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend.

On May 30, 2006, we issued 2,736 restricted shares of our common stock to Elite Financial Communications Group, LLC in exchange for services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificate representing the shares was marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On June 28, 2006, we cancelled 5,000 restricted shares of our common stock which were issued in 2000 to Ofer Weisglass. The shares were issued to Mr. Weisglass in return for services; however Mr. Weisglass failed to provide the services to the Company.

On July 3 2006, we issued to Preiskel & Co LLP 5,236 restricted shares of our common stock as consideration for legal services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On July 5, 2006, and in conjunction with the acquisition that was completed on July 3, 2006, we issued to the shareholders of Equitalk.co.uk Limited a total of 402,192 restricted shares of our common stock and a total of 281,872 warrants exercisable at $3.025 per share for a period of five years. The shares and warrants were issued as follows: Abel-Smith David - 7,685 shares and 5,386 warrants; Aird James - 1,443 shares and 1,011 warrants; Aird Lady M - 2,407 shares and 1,687 warrants; Aird Rebecca - 965 shares and 676 warrants; Aird Sir John - 16,010 shares and 11,221 warrants; Barrett Norma - 4,792 shares and 3,358 warrants; Bell Group Pension Scheme - 8,387 shares and 5,878 warrants; Burton Jennifer Susan - 4,792 shares and 3,358 warrants; Burton John Mark - 31,673 shares and 22,198 warrants; Cantay Investments Limited - 3,842 shares and 2,693 warrants; Cary John Lucius Arthur - 15 shares and 11 warrants; Cronk Angela - 8,017 shares and 5,618 warrants; Cronk JJT - 2,508 shares and 1,757 warrants; Cronk Michael AJ - 27,785 shares and 19,472 warrants; Dennis Arthur Jeremy Dyke - 2,893 shares and 2,028 warrants; Dennis Henry Dyke - 2,893 shares and 2,028 warrants; Fast Guides Limited - 10,980 shares and 7,695 warrants; Guerin Charles & Jennifer - 208 shares and 146 warrants; Hillyard Pamela - 201 shares and 141 warrants; Jackson John BH - 2,809 shares and 1,968 warrants; Larpent Newton Holdings Limited - 3,194 shares and 2,239 warrants; Meiklejohn Simon Donald - 8,719 shares and 6,110 warrants; Mint House Nominees Limited - 5,293 shares and 3,710 warrants; Nowshadi Farshid & Maria - 46 shares and 32 warrants; Omnicom Limited - 3,356 shares and 2,352 warrants; Oxford Technology 2 Venture Capital Trust plc - 80,715 shares and 56,568 warrants; Oxford Technology 3 Venture Capital Trust plc - 53,972 shares and 37,826 warrants; Oxford Technology Venture Capital Trust plc - 21,072 shares and 14,768 warrants; Phelps Roland - 1,543 shares and 1,081 warrants; Price John Duncan - 4,197 shares and 2,942 warrants; Price Jonathan - 6,828 shares and 4,786 warrants; Price Rachel - 6,828 shares and 4,786 warrants; QTP (General Partner) Limited - 3,989 shares and 2,796 warrants; Ruane James Joseph - 31,450 shares and 22,041 warrants; Gill Carol - 478 shares and 335 warrants; Vessey Richard - 30,207 shares and 21,170 warrants. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; and (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend.

On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Wade Spooner, its President and Chief Executive Officer, we issued to Mr. Spooner an “Acquisition Bonus” of 32,390 warrants. We were advised by AMEX that the approval of the shareholders of the Company is required in order to allow the issuance and listing of the shares underlying said warrants. Subject to obtaining the required approvals, the warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.285, and have a term of five years. These warrants do not necessarily constitute the entire Aggregate Transaction Consideration as defined in the Employment Agreement. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificate representing the warrants was marked with a restrictive legend.

On July 11, 2006, and in conjunction with a March 10, 2005 Employment Agreement between Xfone USA, Inc. and Ted Parsons, its Vice President and Chief Marketing Officer, we issued to Mr. Parsons an “Acquisition Bonus” of 16,195 warrants. We were advised by AMEX that the approval of the shareholders of the Company is required in order to allow the issuance and listing of the shares underlying said warrants. Subject to obtaining the required approvals, the warrants are exercisable on a one to one basis into restricted shares of our common stock at an exercise price of $3.285, and have a term of five years. These warrants do not necessarily constitute the entire Aggregate Transaction Consideration as defined in the Employment Agreement. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificate representing the warrants was marked with a restrictive legend.

On July 11, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between the Company and Oberon Securities, LLC, we issued to Oberon Securities 243,100 warrants at an exercise price of $2.86 and 37,200 warrants at an exercise price of $3.34. The warrants are exercisable on a one to one basis into restricted shares of our common stock, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On July 11, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement we issued an aggregate of 172,415 warrants as follows: Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd. - 27,974 warrants; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd. - 26,121 warrants; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd. - 21,552 warrants; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd. - 517 warrants; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd. - A - 27,974 warrants; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd. - 29,828 warrants; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd. - B - 21,552 warrants; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd. - 862 warrants; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd. - 12,069 warrants; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees - 3,707 warrants; Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. - 259 warrants. The warrants are exercisable on a one to one basis into restricted shares of our common stock, at an exercise price of $3.40, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On July 11, 2006, and in conjunction with a July 3, 2006 Service Agreement between the Company, Swiftnet Limited and John Mark Burton, the Managing Director of our UK based subsidiaries, Swiftnet Limited and Equitalk.co.uk Limited, the Company's Board of Directors approved the grant of 300,000 options, under and subject to our 2004 Stock Option Plan, to Mr. Burton. The options are exercisable on a one to one basis into restricted shares of our common stock, at an exercise price of $3.50, and have a term of ten years. The vesting of the options will be over a period of 4 years as follows: 75,000 options are vested on July 3, 2007. Thereafter, 18,750 options are vested every 3 months for the following 3 years. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On August 17, 2006, Arie Czertok's 25,000 options were terminated due to his resignation.

On September 5, 2006, and in conjunction with a June 19, 2006 Securities Purchase Agreement we issued an aggregate of 344,825 restricted shares of common stock as follows: Central Fund for the Payment of Severance Pay of the First International Bank of Israel Ltd. - 55,948 shares; Meiron Provident Fund for Self Employed Persons of the First International Bank of Israel Ltd. - 52,241 shares; Atidoth Provident and Compensation Fund of the First International Bank of Israel Ltd. - 43,103 shares; Tohelet Provident and Compensation Fund of the first International Bank of Israel Ltd. - 1,034 shares; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd. - A - 55,948 shares; Keren Hashefa Provident and Compensation Fund of the First International Bank of Israel Ltd. - 59,655 shares; Mishtalem Funds for Continuing Education of the First International Bank of Israel Ltd. - B - 43,103 shares; Hamelacha Provident and Compensation Fund of the First International Bank of Israel Ltd. - 1,724 shares; Teuza Provident and Compensation Fund of the First International Bank of Israel Ltd. - 24,138 shares; Kidma Provident Funds Management Company Ltd. for Menifa Provident Fund for Bank of Israel Employees - 7,414 shares; Security Pension Fund for Artisans Industrialists and Self Employed Persons Ltd. - 517 shares. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On September 19, 2006, and in conjunction with a Letter Agreement dated June 15, 2006 between the Company and Oberon Securities, LLC, we issued to Oberon Securities 90,000 restricted shares of common stock. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On September 19, 2006, and pursuant to the Service Agreement dated December 6, 2005, that was terminated on August 28, 2006, we cancelled 64,360 of the 100,000 warrants which were issued to Elite Financial Communications Group, LLC on May 10, 2006.

On October 30, 2006, the Company's Board of Directors approved a grant of 25,000 options to Itzhak Almog under and subject to the Company's 2004 Stock Option Plan. The options were granted according to the following terms: Date of Grant - October 30, 2006; Option exercise price - $3.50; Vesting Date - 12 months from the Date of Grant; Expiration Date - 5 years from the Vesting Date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter.

On November 1, 2006, we issued 6,994 restricted shares of our common stock to Elite Financial Communications Group, LLC in exchange for services. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificate representing the shares was marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On November 20, 2006, we issued in exchange for services 36,000 warrants exercisable at $3.50 per share, 36,000 warrants exercisable at $4.00 per share, and 36,000 warrants exercisable at $4.50 per share to Institutional Marketing Services, Inc. The warrants have a term of five years. In the event we elect early termination of our agreement with Institutional Marketing Services, then any warrants that have not yet reached their vesting date will be cancelled. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment.

On November 27, 2006, we issued in exchange for services 117,676 warrants exercisable at $3.50 per share to Crestview Capital Master, LLC. The warrants have a term of five years and shall vest as follows: 29,419 warrants immediately, 29,419 warrants on February 10, 2007, 29,419 warrants on May 10, 2007, and 29,419 warrants on August 10, 2007. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment; and (iv) the investor had a preexisting relationship with the Company's President and Chief Executive Officer, Mr. Guy Nissenson.

On December 26, 2006, and in conjunction with a December 25, 2006 oral stock purchase agreement, the Company repurchased from Abraham Keinan, its Chairman of the Board, 100,000 restricted shares of its common stock at a price of $2.70 per share (market price at that day was $2.80 per share). The 100,000 shares were returned to the Company for cancellation. The Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by the Company's Audit Committee.

On January 16, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement we issued an aggregate of 172,414 warrants to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. The warrants are exercisable on a one to one basis into restricted shares of our common stock, at an exercise price of $3.40, and have a term of five years. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Act”). We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the certificates representing the warrants were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment. The shares of common stock underlying the aforementioned 172,414 warrants are covered by this Registration Statement.

On February 1, 2007, and in conjunction with a December 24, 2006 Securities Purchase Agreement we issued an aggregate of 344,828 restricted shares of our common stock, at a purchase price of $2.90 per share, to Halman-Aldubi Provident Funds Ltd. and Halman-Aldubi Pension Funds Ltd. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; (ii) the shares issued were restricted as to transfer and the certificates representing the shares were marked with a restrictive legend; and (iii) the investor represented that he was sophisticated enough to evaluate the merits of his investment. The aforementioned 344,828 restricted shares of our common stock are covered by this Registration Statement.

On March 1, 2007, 187,500 of Alon Mualem's options were terminated due to his resignation.

On March 20, 2007, following the closing in 2006 and due to the satisfaction of certain earnout provisions in the Asset Purchase Agreement by and among Xfone USA, Inc. and Canufly.net, Inc., we issued to the following shareholders of Canufly.net an aggregate of 20,026 additional restricted shares of our common stock and 14,364 warrants exercisable at $2.98 per share for a period of five years: J. Michael Nassour - 2,529 shares and 1,825 warrants; Ann S. Nassour - 1,148 shares and 823 warrants; John A. Nassour - 1,148 shares and 823 warrants; Mike A. Gatti - 917 shares 658 warrants; Clara Booth Pinkston - 2,817 shares and 2,014 warrants; Robert Portwood - 1,148 shares and 823 warrants; Beverly Roggenkamp - 383 shares and 274 warrants; Ashley Zweifel - 383 shares and 274 warrants; Larry Roggenkamp - 383 shares and 274 warrants; Becky & Grey Cobb - 764 shares and 548 warrants; Sharon E. & Norman R. Francingues, Jr. - 764 shares and 548 warrants; Salena & Mickey Greenlee - 764 shares and 548 warrants; Dawn & Clifton Burroughs, Jr. - 764 shares and 548 warrants; Mynette & Harry Gibson - 764 shares and 548 warrants; Jimmy Boyd - 383 shares and 274 warrants; Tracey Boyd - 383 shares and 274 warrants; Wayne M. Pitre - 764 shares and 548 warrants; Nancy H. & Robert C. Clingan, JTWROS - 764 shares and 548 warrants; Dana Allen - 764 shares and 548 warrants; Betty Joe & Hugh A. Allen, Sr. JTWROS - 764 shares and 548 warrants; Anthony Bruce McCall - 764 shares and 548 warrants; Travis Wayne Vance - 764 shares and 548 warrants. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because: (i) the offer and sale of the securities did not involve a public offering or an underwriter; and (ii) the shares issued were restricted as to transfer and the certificates representing the securities were marked with a restrictive legend.

On June 1, 2007, 106,200 of Alon Mualem's options were terminated due to his resignation.

On June 5, 2007, the Company's Board of Directors approved a grant of 20,000 options, under and subject to the Company's 2004 Stock Option Plan, to Israel Singer, an Independent Director and a member of the Audit Committee of the Company. The options were granted under the following terms: Date of Grant  -  June 5, 2007; Exercise Price  -  $3.50 per share; Vesting Date  - 12 months from the Date of Grant; Expiration Date  -  5 years from the Vesting Date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter. The shares of common stock underlying the aforementioned 20,000 options are covered by this Registration Statement.

On June 5, 2007, the Company's Board of Directors approved a grant of 20,000 options, under and subject to the Company's 2004 Stock Option Plan, to Morris Mansour, an Independent Director of the Company. The options were granted under the following terms: Date of Grant  -  June 5, 2007; Exercise Price  -  $3.50 per share; Vesting Date  -  12 months from the Date of Grant; Expiration Date  -  5 years from the Vesting Date. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter. The shares of common stock underlying the aforementioned 20,000 options are covered by this Registration Statement.

On June 5, 2007, the Company's Board of Directors approved a grant under the Company's 2004 Stock Option Plan of 200,000 options to Brian Acosta, the Chief Technical Officer of our subsidiary, Xfone USA. The options are granted under the following terms: Date of Grant  -  June 5, 2007; Exercise Price  -  $3.146 per share; Vesting Date  -  (a) 25,000 options on March 31, 2009; (b) 50,000 options on March 31, 2010; and (c) 125,000 options on March 31, 2011; Expiration Date  -  5 years from the Vesting Date; Termination  -  in the event of termination of employment prior to the completion of Mr. Acosta's second year of employment with Xfone USA, then 175,000 of the aforementioned options shall automatically terminate; in the event of termination of employment during Mr. Acosta's third year of employment with Xfone USA, then 125,000 of the aforementioned options shall automatically terminate. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter. The shares of common stock underlying the aforementioned 200,000 options are covered by this Registration Statement.

On June 5, 2007, the Company's Board of Directors approved a grant under the Company's 2004 Stock Option Plan of 200,000 options to Hunter McAllister, the Vice President Business Development of our subsidiary, Xfone USA. The options are granted under the following terms: Date of Grant  -  June 5, 2007; Exercise Price  -  $3.146 per share; Vesting Date  -  (a) 25,000 options on March 31, 2009; (b) 50,000 options on March 31, 2010; and (c) 125,000 options on March 31, 2011; Expiration Date  -  5 years from the Vesting Date; Termination  -  in the event of termination of employment prior to the completion of Mr. McAllister's second year of employment with Xfone USA, then 175,000 of the aforementioned options shall automatically terminate; in the event of termination of employment during Mr. McAllister's third year of employment with Xfone USA, then 125,000 of the aforementioned options shall automatically terminate. We relied upon the exemption from registration provided by Section 4(2) of the Act. We believed that the exemption was available because the offer and sale of the securities did not involve a public offering or an underwriter. The shares of common stock underlying the aforementioned 200,000 options are covered by this Registration Statement.

On June 21, 2007, 32,812 of Brad Marcus' options were terminated due to his resignation.

On September 21, 2007, the remaining 42,188 of Brad Marcus' options were terminated due to his resignation.

On October 31, 2007, the Company canceled 7,043 shares of its common stock, and 4,838 warrants which were returned to it by Trustmark National Bank, acting as escrow agent in conjunction with the consummation of the Company’s acquisition of I-55 Telecommunications, Inc. on March 31, 2006. The 7,043 shares and 4,838 warrants were being held in escrow, and were released and returned to the Company for cancellation after determination by the Company of a breach of the representations and warranties in the Agreement and Plan of Merger by I-55 Telecommunications, notification by the Company that it had suffered a loss pursuant to the terms of the Escrow Agreement entered into in connection with the acquisition, and upon expiration of the response time allotted with no response from the other parties or their counsel, in accordance with the terms of the Escrow Agreement.

EXHIBITS

(a) Exhibits and Index of Exhibits

Exhibit Number / Description
2.	Agreement and plan of reorganization dated September 20, 2000, between the Company and Swiftnet Limited. (1)
3.1	Articles of Incorporation of the Company. (1)
3.2a	Bylaws of the Company. (1)
3.2b	Amended Bylaws of the Company. (4)
3.3	Memorandum of Association of Swiftnet Limited. (1)
3.4	Articles of Association of Swiftnet Limited. (1)
3.6	Bylaws of Xfone USA, Inc. (7)
3.8	Amended and Restated Bylaws of the Company dated March 12, 2006. (22)
3.9	Reamended and Restated Bylaws of the Company dated February 5, 2007. (32)
3.10	Reamended and Restated Bylaws of the Company dated October 25, 2007. (41)
4	Specimen Stock Certificate. (1)
5	Opinion of Gersten Savage LLP. (36)
10.1	Agreement dated May 11, 2000, between Swiftnet Limited and Guy Nissenson. (1)
10.2	Employment Agreement dated January 1, 2000 with Bosmat Houston. (1)
10.3	Loan Agreement dated August 5, 2000, with Swiftnet Limited, Guy Nissenson, and Nissim Levy (1)
10.4	Promissory Note dated September 29, 2000, between the Company and Abraham Keinan. (1)
10.5	Stock Purchase Agreement dated June 19, 2000, between Swiftnet Limited, Abraham Keinan, and Campbeltown Business Ltd. (1)
10.6	Consulting Agreement dated May 11, 2000 between Swiftnet Limited and Campbeltown Business Ltd. (1)
10.7	Agreement dated July 30, 2001, with Campbeltown Business Ltd. (1)
10.8	Contract dated June 20, 1998, with WorldCom International Ltd. (1)
10.9	Contract dated April 11, 2000, with VoiceNet Inc. (1)
10.10	Contract dated April 25, 2000, with InTouchUK.com Ltd. (1)
10.11	Letter of Understanding dated July 30, 2001, from Campbeltown Business Ltd. to the Company (2)
10.12	Agreement dated April 6, 2000, between Adar International, Inc./Mr. Sidney J. Golub and Swiftnet Limited. (2)
10.13	Lease Agreement dated December 4, 1991, between Elmtree Investments Ltd. and Swiftnet Limited. (2)
10.14	Lease Agreement dated October 8, 2001, between Postwick Property Holdings Limited and Swiftnet Limited.(2)
10.15	Agreement dated September 30, 2002, between the Company, Swiftnet Limited., and Nir Davison. (5)
10.16
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Platinum Partners Value Arbitrage Fund LP, Countrywide Partners LLC and WEC Partners LLC. (6)

10.17
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Simon Langbart, Robert Langbart, Arik Ecker, Zwi Ecker, Michael Derman, Errol Derman,Yuval Haim Sobel, Zvi Sobel, Tenram Investment Ltd., Michael Zinn, Michael Weiss. (6)

10.18
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Southridge Partners LP and Southshore Capital Fund Ltd. (6)

10.19	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Crestview Capital Master LLC. (6)
10.20
As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B and Registration Rights Agreement of Selling Shareholders Adam Breslawsky, Oded Levy, Michael Epstein, Steven Frank, Joshua Lobel, Joshua Kazan and The Oberon Group LLC. (6)

10.21	Newco (Auracall Limited) Formation Agreement. (6)
10.22	Agreement with ITXC Corporation. (6)
10.23	Agreement with Teleglobe International. (6)
10.23.1	Amendment to Agreement with Teleglobe International. (6)
10.24	Agreement with British Telecommunications. (6)
10.25	Agreement with Easyair Limited (OpenAir). (6)
10.26	Agreement with Worldnet. (6)
10.27	Agreement with Portfolio PR. (6)
10.28	Agreement with Stern and Company. (6)
10.29	Letter to the Company dated December 31, 2003, from Abraham Keinan. (6)
10.30	Agreement between Swiftnet Limited and Dan Kirschner. (8)
10.31	Agreement and Plan of Merger. (7)
10.32	Escrow Agreement. (7)
10.33	Release Agreement. (7)
10.34	Employment Agreement date March 10, 2005, between Xfone USA, Inc. and Wade Spooner. (7)
10.35	Employment Agreement date March 10, 2005, between Xfone USA, Inc. and Ted Parsons. (7)
10.36	First Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.) (11)
10.37	Finders Agreement with The Oberon Group, LLC. (11)
10.38	Agreement with The Oberon Group, LLC. (11)
10.39	Management Agreement between WS Telecom, Inc. and Xfone USA, Inc. (8)
10.40	Engagement Letter to Tommy R. Ferguson, Confidentiality Agreement, and Executive Inventions Agreement dated August 19, 2004 (11)
10.41	Voting Agreement dated September 28, 2004. (11)
10.42	Novation Agreement executed September 27, 2004. (11)
10.43	Novation Agreement executed September 28, 2004. (11)
10.44	Investment Agreement dated August 26, 2004, with Ilan Shoshani. (12)
10.44.1	Addendum and Clarification to the Investment Agreement with Ilan Shoshani dated September 13, 2004. (12)
10.45	Agreement dated November 16, 2004, with Elite Financial Communications Group. (13)
10.46	Financial Services and Business Development Consulting Agreement dated November 18, 2004, with Dionysos Investments (1999) Ltd. (13)
10.47	Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. dated August 18, 2005. (14)
10.48	Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC dated August 26, 2005 (15)
10.49	Securities Purchase Agreement, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.50
Secured Convertible Term Note, dated September 27, 2005, by the Company in favor of Laurus Master Fund, Ltd.; Adjustment Provision Waiver Agreement, dated September 27, 2005, by and between the Company and Laurus Fund, Ltd. (16)

10.51	Common Stock Purchase Warrant, dated September 27, 2005, by the Company in favor of Laurus Master Fund, Ltd. (16)
10.52	Registration Rights Agreement, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.53	Master Security Agreement, dated September 27, 2005, by and between the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc., and Laurus Master Fund, Ltd. (16)
10.54	Stock Pledge Agreement, dated September 27, 2005, by and between the Company, Xfone USA, Inc., and Laurus Master Fund, Ltd. (16)
10.55	Subsidiary Guarantee dated September 27, 2005, by Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. in favor of Laurus Master Fund, Ltd. (16)
10.56	Funds Escrow Agreement, dated September 27, 2005, by and between the Company, Laurus Master Fund, Ltd. and Loeb & Loeb LLP; Disbursement Letter, dated September 27, 2005 (16)
10.57	Incremental Funding Side Letter, dated September 27, 2005, by and between the Company and Laurus Master Fund, Ltd. (16)
10.58
Securities Purchase Agreement, dated September 28, 2005, by and between the Company and Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.59
Registration Rights Agreement, dated September 28, 2005, by and between the Company and Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds. (16)

10.60
Common Stock Purchase Warrant, dated September 28, 2005, by the Company in favor of the Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount - Provident Funds.(16)

10.61	Escrow Agreement, dated September 28, 2005, by and between the Company, the Purchasers and Feldman Weinstein LLP (16)
10.62	Management Agreement dated October 11, 2005. (17)
10.63	First Amendment to Agreement and Plan of Merger (to acquire I-55 Internet Services, Inc.), dated October 10, 2005. (17)
10.64	Letter Agreement with MCG Capital Corporation dated October 10, 2005. (17)
10.65
Securities Purchase Agreement, dated November 23, 2005, between the Company and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Isreali Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.66
Registration Rights Agreement, dated November 23, 2005, between the Company and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Isreali Phoenix Assurance Company Ltd. and Gaon Gemel Ltd.  (18)

10.67
Common Stock Purchase Warrant, dated November 23, 2005, by the Company in favor of Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Isreali Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.68
Escrow Agreement, dated November 23, 2005, between the Company, the Escrow Agent, and Mercantile Discount - Provident Funds, Hadar Insurance Company Ltd., The Isreali Phoenix Assurance Company Ltd. and Gaon Gemel Ltd. (18)

10.69	Management Agreement with I-55 Telecommunications, LLC dated October 12, 2005. (19)
10.70	Agreement - General Terms and Conditions with EBI Comm, Inc., dated January 1, 2006. (21)
10.71	Asset Purchase Agreement with Canufly.net, Inc., dated January 10, 2006. (21)
10.72	Stock Purchase Agreement dated May 10, 2006, by and among the Company, Story Telecom, Inc., Story Telecom Limited, Story Telecom (Ireland) Limited, Nir Davison, and Trecastle Holdings Limited. (23)
10.73	Agreement dated May 25, 2006, by and among the Company and the shareholders of Equitalk.co.uk Limited. (24)
10.74	Securities Purchase Agreement, dated June 19, 2006, by and between the Company and the Purchasers. (25)
10.75	Registration Rights Agreement, dated June 19, 2006, by and between the Company and the Purchasers. (25)
10.76	Common Stock Purchase Warrant, dated June 19, 2006, by the Company in favor of the Purchasers. (25)
10.77	Escrow Agreement, dated June 19, 2006, by and between the Company, the Escrow Agent, and the Purchasers. (25)
10.78	Form of Indemnification Agreement between the Company and its Directors and Officers. (27)
10.79	Agreement to Purchase Promissory Note dated October 31, 2005, with Randall Wade James Tricou. (27)
10.80	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Tricou Construction. (27)
10.81	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Estates. (27)
10.82	Agreement to Purchase Promissory Note dated October 31, 2005, with Rene Tricou - Bon Aire Utility. (27)
10.83	Agreement to Purchase Promissory Note dated February 3, 2006, with Danny Acosta. (27)
10.84	Letter Agreement dated November 15, 2005, with Oberon Securities, LLC. (27)
10.85	Letter Agreement dated June 15, 2006, with Oberon Securities, LLC. (27)
10.86	Second Amendment to Agreement and Plan of Merger (to acquire WS Telecom, Inc.), dated June 28, 2006. (27)
10.87	General Contract for Services dated January 1, 2005, by and between the Company and Swiftnet Limited. (27)
10.88	Service Agreement dated December 6, 2005, by and between the Company and Elite Financial Communications Group, LLC. (27)
10.89	Agreement for Market Making in Securities dated July 31, 2006, by and between the Company and Excellence Nessuah Stock Exchange Services Ltd. (27)
10.90	Shareholders Loan Agreement, dated September 27, 2006, by and between Auracall Limited, Swiftnet Limited, and Dan Kirschner. (28)
10.91	Service Agreement, dated November 7, 2006, by and between the Company and Institutional Marketing Services, Inc. (28)
10.92	Consultancy Agreement, dated November 20, 2006, by and between the Company and Crestview Capital Partners, LLP. (29)
10.93	Agreement dated December 24, 2006, by and between the Company, Halman-Aldubi Provident Funds Ltd., and Halman-Aldubi Pension Funds Ltd. [translation from Hebrew] (31)
10.94	First Amendment to Financial Services and Business Development Consulting Agreement dated February 8, 2007, by and between the Company and Dionysos Investments (1999) Ltd. (33)
10.95	Agreement dated February 8, 2007, by and between the Company, Swiftnet Limited, Campbeltown Business, Ltd., and Mr. Abraham Keinan. (33)
10.96	First amendment to General Contract for Services, dated March 14, 2007, by and between the Company and Swiftnet Limited. (34)
10.97	Employment Agreement, dated March 28, 2007, between Swiftnet Limited and Abraham Keinan. (34)
10.98	Consulting Agreement, dated March 28, 2007, between the Company and Abraham Keinan. (34)
10.99	Employment Agreement, dated March 28, 2007, between Swiftnet Limited and Guy Nissenson. (34)
10.100	Consulting Agreement, dated March 28, 2007, between the Company and Guy Nissenson. (34)
10.101	Settlement Agreement and Release dated May 31, 2007, by and among Embarq Logistics, Inc, Xfone USA, Inc. and the Company. (35)
10.102	Promissory Note dated May 31, 2007, by Xfone USA, Inc. (35)
10.103	Parent Guarantee dated as of May 31, 2007 by the Company in favor of Embarq Logistics, Inc. (35)
10.104	Share Purchase Agreement dated August 15, 2007, by and between Dan Kirschner, as Seller, Swiftnet Limited, as Buyer, and the Company. (37)
10.105	Inter-Company Loan Agreement dated August 15, 2007, by and between Auracall Limited, as Lender, and Swiftnet Limited, as Borrower. (37)
10.106	Stock Purchase Agreement dated August 22, 2007, by and among the Company, NTS Communications, Inc., and the Shareholders of NTS Communications, Inc. (38)
10.107	Letter of Joint Venture dated June 15, 2007, by and among the Company and NTS Holdings, Inc. (38)
10.107.1	Form of Free Cash Flow Participation Agreement to be entered into between the Company and NTS Holdings, Inc. upon consummation of the acquisition. (38)
10.107.2	Form of Employment Agreement to be entered into between NTS Communications, Inc. and BarbaraBaldwin upon consummation of the acquisition. (38)
10.107.3	Form of Employment Agreement to be entered into between NTS Communications, Inc. and JerryHoover upon consummation of the acquisition. (38)
10.107.4	Form of Employment Agreement to be entered into between NTS Communications, Inc. and BradWorthington upon consummation of the acquisition. (38)
10.108	Employment Contract, including Appendix A, entered into with Roni Haliva on August 26, 2007[Translation from Hebrew]. (39)
10.109	Form of Subscription Agreement dated October 23, 2007. (40)
10.110	Form of Subscription Agreement entered into as of November 4, 2007. (41)
16.1	Letter dated January 31, 2006 from Chaifetz & Schreiber, P.C to the Securities and Exchange Commission (20)
21.1	List of Subsidiaries (Amended) (26)
23	Consent of Stark, Winter, Scheinkein & Co., LLP
23.1	Consent of Chaifetz & Schreiber, P.C. (22.1) (30)
23.2	Consent of Gersten Savage LLP - incorporated in the legal opinion filed as Exhibit 5.
23.3	Consent of Postlethwaite & Netterville, APAC dated February 7, 2006. (21.1)
23.4	Consent of Postlethwaite & Netterville, APAC dated February 7, 2006. (21.1)
23.5	Consent of BKR Yarel + Partners C.P.A. (Isr.) dated November 7, 2007
23.6	Consent of Phillips & Associates, CPA’s dated November 7, 2007

(1)	Denotes previously filed exhibits: filed on August 10, 2001 with Xfone, Inc.'s SB-2 registration statement.
(2)	Denotes previously filed exhibits: filed on October 16, 2001 with Xfone, Inc.'s SB-2/Amendment 1 registration statement.
(4)	Denotes previously filed exhibit: filed on December 5, 2002 with Xfone, Inc.'s Form 8-K.
(5)	Denotes previously filed exhibit: filed on March 3, 2003 with Xfone, Inc.'s SB-2/Post Effective Amendment 2 registration statement.
(6)	Denotes previously filed exhibit: filed on April 15, 2004 with Xfone's, Inc.SB-2 Amendment 1 Registration Statement.
(7)	Denotes previously filed exhibit: filed on June 1, 2004 with Xfone, Inc.'s Form 8-K.
(8)	Denotes previously filed exhibit: filed on June 7, 2004 with Xfone, Inc.'s SB-2/Amendment 2 Registration Statement.
(9)	Denotes previously filed exhibit: filed on August 11, 2004 with Xfone's, Inc. SB-2 Amendment 3 Registration Statement.
(10)	Denotes previously filed exhibit: filed on September 13, 2004 with Xfone's, Inc.SB-2 Amendment 4 Registration Statement.
(11)	Denotes previously filed exhibits: filed on October 4, 2004 with Xfone, Inc.'s Form 8-K
(12)	Denotes previously filed exhibits: filed on November 29, 2004 with Xfone, Inc.'s Form 8-K.
(13)	Denotes previously filed exhibits; filed on March 31, 2005 with Xfone, Inc.'s Form 10-KSB.
(14)	Denotes previously filed exhibit: filed on August 22, 2005 with Xfone, Inc.'s Form 8-K.
(15)	Denotes previously filed exhibit: filed on August 31, 2005 with Xfone, Inc.'s Form 8-K.
(16)	Denotes previously filed exhibits: filed on October 3, 2005 with Xfone, Inc.'s Form 8-K.
(17)	Denotes previously filed exhibits: filed on October 11, 2005 with Xfone, Inc.'s Form 8-K/A #1.
(18)	Denotes previously filed exhibits: filed on November 29, 2005 with Xfone, Inc.'s Form 8-K.
(19)	Denotes previously filed exhibit: filed on January 23, 2006 with Xfone, Inc.'s Form 8-K/A #3.
(20)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.'s Form 8-K/A #1.
(21)	Denotes previously filed exhibit: filed on January 31, 2006 with Xfone, Inc.'s Form 8-K.
(21.1)	Denotes previously filed exhibits: filed on February 7, 2006 with Xfone, Inc.'s Form SB-2 Amendment 3.
(22)	Denotes previously filed exhibit: filed on March 15, 2006 with Xfone, Inc.'s Form 8-K.
(22.1)	Denotes previously filed exhibit: filed on March 31, 2006 with Xfone, Inc.'s Form 10-KSB.
(23)	Denotes previously filed exhibit: filed on May 16, 2006 with Xfone, Inc.'s Form 8-K.
(24)	Denotes previously filed exhibit: filed on May 30, 2006 with Xfone, Inc.'s Form 8-K.
(25)	Denotes previously filed exhibits: filed on June 20, 2006 with Xfone, Inc.'s Form 8-K.
(26)	Denotes previously filed exhibits: filed on July 5, 2006 with Xfone, Inc.'s Form 8-K.
(27)	Denotes previously filed exhibits: filed on July 31, 2006 with Xfone, Inc.'s Form 8-K.
(28)	Denotes previously filed exhibits: filed on November 14, 2006 with Xfone, Inc.'s Form 10-QSB.
(29)	Denotes previously filed exhibit: filed on November 22, 2006 with Xfone, Inc.'s Form 8-K.
(30)	Denotes previously filed exhibits: filed on November 30, 2006 with Xfone, Inc.'s Form SB-2.
(31)	Denotes previously filed exhibit: filed on December 28, 2006 with Xfone, Inc.'s Form 8-K.
(32)	Denotes previously filed exhibit: filed on February 5, 2007 with Xfone, Inc.'s Form 8-K.
(33)	Denotes previously filed exhibits: filed on February 8, 2007 with Xfone, Inc.'s Form 8-K.
(34)	Denotes previously filed exhibits; filed on March 30, 2007 with Xfone, Inc.'s Form 10-KSB.
(35)	Denotes previously filed exhibits: filed on May 31, 2007 with Xfone, Inc.'s Form 8-K.
(36)	Denotes previously filed exhibit: filed on June 8, 2007 with Xfone, Inc.'s Form SB-2.
(37)	Denotes previously filed exhibits: filed on August 15, 2007 with Xfone, Inc.’s Form 8-K
(38)	Denotes previously filed exhibits: filed on August 22, 2007 with Xfone, Inc.’s Form 8-K
(39)	Denotes previously filed exhibit: filed on August 27, 2007 with Xfone, Inc.’s Form 8-K
(40)	Denotes previously filed exhibit: filed on October 23, 2007 with Xfone, Inc.’s Form 8-K
(41)	Denotes previously filed exhibit: filed on October 25, 2007 with Xfone, Inc.’s Form 8-K
(42)	Denotes previously filed exhibit: filed on November 5, 2007 with Xfone, Inc.’s Form 8-K

UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, U.S.A, on November 7, 2007.

XFONE, INC.

By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer, and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abraham Keinan	Chairman of the Board	November 7, 2007
Abraham Keinan

/s/Guy Nissenson	President, Chief Executive Officer, and Director	November 7, 2007
Guy Nissenson

/s/ Itzhak Almog	Director and Chairman of the Audit Committee	November 7, 2007
Itzhak Almog

/s/Eyal J. Harish	Director	November 7, 2007
Eyal J. Harish

/s/ Israel Singer	Director and member of the Audit Committee	November 7, 2007
Israel Singer

/s/ Niv Krikov	Treasurer, Chief Financial Officer, and Principal Accounting Officer	November 7, 2007
Niv Krikov